UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CenterPoint Energy, Inc.

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      Always There.®

CenterPoint Energy, Inc.

Notice of Annual Meeting of Shareholders

to be held on April 22, 2022

and Proxy Statement

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Welcome to the CenterPoint Energy Annual Shareholder Meeting

March 11, 2022

Dear Fellow Shareholders:

We are pleased to invite you to attend our annual shareholder meeting to be held on April 22, 2022, at 9:00 a.m. central time in our auditorium located at 1111 Louisiana Street in Houston, Texas.

As explained in the enclosed proxy statement, at this year’s meeting you will be asked to vote (i) for the election of nine directors, (ii) for the ratification of the appointment of CenterPoint Energy’s independent registered public accounting firm, (iii) for the approval, on an advisory basis, of CenterPoint Energy’s executive compensation and (iv) for the adoption of the CenterPoint Energy, Inc. 2022 Long Term Incentive Plan, and to consider any other business that may properly come before the meeting.

Your vote is very important to us – participate in the future of CenterPoint Energy and exercise your shareholder right by voting your shares right away.

Only holders of record of CenterPoint Energy common stock at the close of business on February 25, 2022 or their proxy holders, may vote at the meeting. Attendance at the meeting is limited to holders of our common stock or their proxy holders and CenterPoint Energy guests. Only holders of our common stock or their valid proxy holders may address the meeting.

Please review the proxy card for instructions on how you can vote your shares of CenterPoint Energy common stock over the internet, by telephone or by mail. It is important that all holders of CenterPoint Energy common stock, regardless of the number of shares owned, participate in the affairs of the Company. At CenterPoint Energy’s 2021 Annual Shareholder Meeting, approximately 86 percent of the Company’s outstanding shares of common stock was represented in person or by proxy.

Thank you for your continued investment in CenterPoint Energy.

Sincerely,

Martin H. Nesbitt Independent Chair of the Board	David J. Lesar President and Chief Executive Officer

2022 Proxy Statement

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2022 Proxy Statement

Table of Contents (continued)

CenterPoint Energy

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Notice of Annual Meeting of Shareholders

Dear Shareholders:

You are cordially invited to attend the 2022 annual meeting of shareholders of CenterPoint Energy, Inc. This is your notice for the meeting.

TIME AND DATE

9:00 a.m. Central Time on April 22, 2022.

PLACE

The CenterPoint Energy auditorium at 1111 Louisiana, Houston, Texas.

ITEMS OF BUSINESS

•	elect the nine nominees named in the proxy statement as directors to hold office until the 2023 annual meeting;
•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022;
•	conduct an advisory vote on executive compensation;
•	approve the adoption of the CenterPoint Energy, Inc. 2022 Long Term Incentive Plan; and
•	conduct other business if properly raised.

RECORD DATE

Holders of record of CenterPoint Energy common stock at the close of business on February 25, 2022 are entitled to vote.

PROXY VOTING

Each share of CenterPoint Energy common stock entitles the holder to one vote on each matter to be voted on at the meeting. You may vote either by attending the meeting or by proxy. For specific voting information, please see “Frequently Asked Questions About Voting” beginning on page 1 of the proxy statement that follows. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.

Sincerely,

Vincent A. Mercaldi

Corporate Secretary

Dated and first mailed

to shareholders

on or about March 11, 2022

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 22, 2022

The proxy statement and annual report to shareholders are available at:

https://materials.proxyvote.com/15189t

2022 Proxy Statement

CENTERPOINT ENERGY, INC.

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

For deliveries by U.S. Postal Service:

P.O. Box 4567

Houston, Texas 77210-4567

Proxy Statement

FREQUENTLY ASKED QUESTIONS ABOUT VOTING

On what am I voting?

Item Description	More Information	Board Recommendation	Broker non-votes	Abstentions	Votes required for approval
Item 1: Election of directors	Page 4	FOR each nominee	Do not count	Do not count	Shares voted for must exceed shares voted against
Item 2: Ratification of appointment of the independent registered public accounting firm	Page 76	FOR	None expected	Do not count	Shares voted for must exceed shares voted against
Item 3: Advisory vote on executive compensation	Page 77	FOR	Do not count	Do not count	Shares voted for must exceed shares voted against
Item 4: Approval of the CenterPoint Energy, Inc. 2022 Long Term Incentive Plan	Page 82	FOR	Do not count	Do not count	Shares voted for must exceed shares voted against

Who may vote?

Holders of our common stock recorded in our stock register at the close of business on February 25, 2022 may vote at the meeting. As of that date, there were 629,432,406 shares of our common stock outstanding.

How many votes do I have?

You have one vote for each share of our common stock you owned as of the record date for the meeting.

How do I vote?

Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares of our common stock at the meeting in the manner you indicated on your proxy card. You may also provide your proxy using the Internet or telephone procedures described on the proxy card.

You may vote for or against each director nominee under Item 1 (election of directors) and the proposals under Item 2 (ratification of appointment of the independent registered public accounting firm), Item 3 (advisory vote on executive compensation) and Item 4 (approval of the CenterPoint Energy, Inc. 2022 Long Term Incentive Plan), or you may abstain from voting on these items. If you give us your proxy but do not specify how to vote, we will vote your shares of our common stock in accordance with the Board’s recommendations.

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2022 Proxy Statement

Frequently Asked Questions About Voting (continued)

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board and, with respect to the ratification of the appointment of the independent registered public accounting firm, the Audit Committee, recommends a vote as follows:

•	FOR the election of the nine nominees named in this proxy statement as directors;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement; and

•	FOR the approval of the CenterPoint Energy, Inc. 2022 Long Term Incentive Plan as disclosed in this proxy statement.

If any other matters properly come before the meeting, we will vote the shares of common stock in accordance with our best judgment and discretion.

What if I change my mind after I have voted?

You may revoke your proxy before it is voted by:

•	submitting a new proxy card with a later date;

•	voting in person at the meeting; or

•	giving written notice to Mr. Vincent A. Mercaldi, Corporate Secretary, at CenterPoint Energy’s address shown above.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares of our common stock in your own name or in the name of a bank or brokerage firm. If you hold your shares of our common stock directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting.

Brokerage firms generally have the authority to vote their customers’ unvoted shares of common stock on certain “routine” matters as determined by the New York Stock Exchange. If your shares of our common stock are held in the name of a broker, bank or other nominee, such nominee can vote your shares for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules. However, no other items are considered “routine” and may not be voted on by your nominee without your instruction.

For all items other than ratification of the appointment of our independent registered public accounting firm, brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares because the New York Stock Exchange precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner as to how to vote. Brokers cannot vote on Item 1 (election of directors), Item 3 (advisory vote on executive compensation) or Item 4 (approval of the CenterPoint Energy, Inc. 2022 Long Term Incentive Plan) without instructions from the beneficial owners. If you do not instruct your broker how to vote with respect to Item 1, Item 3 or Item 4, your broker will not vote for you with respect to those items.

Do I need a ticket to attend the meeting?

To be admitted to the meeting, you must provide proof of ownership of our common stock and proof of identification. If you plan to attend the meeting and your shares of common stock are held by banks, brokers, stock plans or other holders of record (in “street name”), you will need to provide proof of ownership. Examples of proof of

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2022 Proxy Statement

Frequently Asked Questions About Voting (continued)

ownership include a recent brokerage statement or letter from your broker or bank. All holders of our common stock will be required to present valid picture identification, such as a driver’s license, before being admitted to the meeting.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. This means at least a majority of the shares of our common stock outstanding as of the record date must be represented at the meeting, either by proxy or in person. Shares of our common stock owned by CenterPoint Energy are not voted and do not count for this purpose.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.

What vote is required to approve each of the proposals?

Under our third amended and restated bylaws (bylaws), directors are elected by a majority of the votes cast at the meeting. Under our bylaws, this means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not affect the outcome of the vote. For additional information on the election of directors, see “Item 1: Election of Directors—Majority Voting in Director Elections.”

Each of the ratification of the appointment of independent registered public accounting firm in Item 2, the approval of the resolution included in Item 3 regarding the advisory vote on executive compensation and the approval of the CenterPoint Energy, Inc. 2022 Long Term Incentive Plan in Item 4 requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the matter and voted for or against the item. Abstentions and broker non-votes (none of which are expected for Item 2) will not affect the outcome of the vote on these items.

Who conducts the proxy solicitation and how much will it cost?

CenterPoint Energy is requesting your proxy for the annual shareholder meeting and will pay all the costs of requesting shareholder proxies, including a fee of $15,000 plus expenses to Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, who will help us solicit proxies. We can request proxies through the mail, in person, or by telephone, fax or Internet. We can use directors, officers and other employees of CenterPoint Energy to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

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2022 Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

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2022 Proxy Statement

Item 1: Election of Directors (continued)

Executive Summary

Overview. In this section, we introduce the nine nominees for election to our Board of Directors. These nominees bring relevant expertise and skills and represent a diverse mix of professional experience, backgrounds and perspectives appropriate to oversee our Company’s businesses and operations. In addition, we describe our corporate governance practices and policies. Strong corporate governance is a priority for the Company and the Board of Directors, is in the best interests of our shareholders and is critical to the Company’s long-term success. We have implemented corporate governance and business conduct policies and procedures designed to help us operate effectively with accountability, integrity and transparency, some of which are reflected below.

Nominees for Directors

Each of our directors will be elected at this year’s meeting to a one-year term expiring at the annual meeting of shareholders in 2023.

If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

Unless otherwise indicated or the context otherwise requires, when we refer to periods prior to September 1, 2002, CenterPoint Energy should be understood to mean or include the public companies that were its predecessors.

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2022 Proxy Statement

Item 1: Election of Directors (continued)

Board Composition Highlights

Our Board of Directors believes that having a diverse mix of directors with complementary qualifications, skills and expertise is essential to effectively discharging its oversight responsibility while advancing the Company’s long-term business strategy. Accordingly, the Board of Directors is focused on striking an appropriate balance between retaining directors with a deep knowledge of the Company and adding new directors with a fresh perspective, among other factors that are set forth below with respect to the nominees for election this year.

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2022 Proxy Statement

Item 1: Election of Directors (continued)

Our Board of Directors collectively represents the following backgrounds, key skills and competencies:

Board of Directors Backgrounds, Key Skills and Competencies
Regulated Electric / Natural Gas Distribution Utility Experience	✓
Public Company Board Service	✓
Current or Recent Public Company Senior Executive Officer	✓
Legal and Regulatory Experience	✓
Strategic Planning / Mergers and Acquisitions Experience	✓
Corporate Governance Experience	✓
Accounting, Banking and Financial Literacy	✓
Risk Management Experience	✓
Human Capital Management Experience	✓
Business Operations Experience	✓
Natural Gas / Oil Midstream Experience	✓
Executive Compensation Experience	✓
Technology Experience	✓
Communications / Crisis Management	✓
Construction / Capital Projects	✓
Community Relationships / Non-Profit or Charitable Board Service	✓

Listed below are the biographies of each director nominee. The biographies include information regarding each individual’s service as a director of the Company, business experience, director positions at public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Governance, Environmental and Sustainability Committee and the Board to determine that the person should serve as a director for the Company.

The nine nominees for election at the annual meeting are listed below.

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2022 Proxy Statement

Item 1: Election of Directors (continued)

WENDY MONTOYA CLOONAN

Wendy Montoya Cloonan, age 42, has been a director since February 2021. Ms. Cloonan is sole shareholder of The Law Office of Wendy Montoya Cloonan, PLLC, since August 2019, which specializes in the areas of public finance and public law. Before founding her own firm, Ms. Cloonan worked at the Houston Endowment, Inc., a private foundation that partners with other organizations in the non-profit, public and private sectors to improve quality of life for the residents of greater Houston, from February 2015 to July 2019 where she served as Senior Program Officer in Education, Assistant General Counsel and Director of Legal. Prior to joining Houston Endowment, Inc., Ms. Cloonan served as an attorney at Hunton Andrews Kurth LLP (formerly, Andrews Kurth LLP), Schwartz, Page & Harding, L.L.P. and Vinson & Elkins LLP. Ms. Cloonan has served as a commissioner of the Port of Houston Authority since 2019 and on the Board of directors of the Houston Downtown Management District since 2015. She also currently serves on the Boards of the Harris County Hospital District Foundation since 2021, The Young Center since 2020, and ALMAAHH since 2022. She earned a B.A. degree from Yale University, a Master in Public Policy from the John F. Kennedy School of Government at Harvard University, and a J.D. with Honors from The University of Texas School of Law.

The Board determined that Ms. Cloonan should be nominated for election as a director due to her project finance experience and legal expertise, as well as her strong ties to the Houston community, including through her role as a commissioner of the Port of Houston Authority and by her significant non-profit involvement.

Independent Director Nominee Committees: Compensation, Governance, Environmental and Sustainability

EARL M. CUMMINGS

Earl M. Cummings, age 57, has been a director since July 2020. Since 2012, Mr. Cummings has served as Managing Partner of MCM Houston Properties, LLC, a real estate fund that invests in single family residential properties in Houston, Texas. In his role as Managing Partner, he is responsible for overall capital raising, investment, acquisition, and business strategies of the fund and its assets. Mr. Cummings also serves as Chief Executive Officer of The BTS Team, which began as an information technology and staffing firm providing solutions and services across various regions and evolved into a company that also invested financial resources in various industries to create value for shareholders and other stakeholders, and he previously served as its Chief Information Officer and Chairman of its Board. He also served as Chief Executive Officer of BestAssets, Inc., a private company providing real estate portfolio management and related services. Since February 2022, Mr. Cummings also serves on the Board of Directors of Halliburton Company. Active across communities and in non-profit board service, Mr. Cummings has served on the Boards of the University of Houston Board of Visitors, C-STEM Robotics (where he was founding Chairman of the Executive Board for C-STEM), Yellowstone Academy and has also served on the Advisory Boards for KIPP Academy and Texas Southern University School of Business.

The Board determined that Mr. Cummings should be nominated for election as a director due to his executive management experience with various enterprises focusing on technology and real estate and his financial and business development expertise.

Independent Director Nominee Committees: Audit, Compensation, Governance, Environmental and Sustainability (Chair)

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2022 Proxy Statement

Item 1: Election of Directors (continued)

CHRISTOPHER H. FRANKLIN

Christopher H. Franklin, age 57, is a director nominee for the Board of Directors. Since 1992, Mr. Franklin has served in various roles at Essential Utilities, Inc. (f.k.a. AquaAmerica, Inc.), a public company providing regulated utilities, including water, wasterwater and natural gas, to customers in 10 states. Since 2015, Mr. Franklin has served as Chairman, President and Chief Executive Officer of Essential Utilities, Inc. In addition to his current service on the Board of Directors of Essential Utilities, Inc. since 2015, he previously served on the Board of Directors of ITC Holdings from 2011-2016. Mr. Franklin is active in the Pennsylvania community where he serves on a number of nonprofit and higher education boards, including the University of Pennsylvania Board of Trustees and the Franklin Institute of Philadelphia. Mr. Franklin earned his B.S. from West Chester University and his M.B.A. from Villanova University.

The Board determined that Mr. Franklin should be nominated for election as a director due to his executive management experience, particularly with public regulated utilities, and his strategic and leadership skills as chief executive officer of a utilities company. The Board also values his service on the board of directors of another public company, and his construction and capital projects experience.

Independent Director Nominee

DAVID J. LESAR

David J. Lesar, age 68, has been a director since May 2020 and President and Chief Executive Officer of CenterPoint Energy since July 2020. He served as interim Chief Executive Officer of Health Care Service Corporation, the largest privately held health insurer in the United States, from July 2019 through June 1, 2020 and a director from 2018 to July 2020. Prior to joining Health Care Service Corporation, Mr. Lesar served as the Chairman of the Board and Chief Executive Officer of Halliburton Company from 2000 to 2017 and as its Executive Chairman of the Board from June 2017 until December 2018. Mr. Lesar joined Halliburton in 1993 and served in a variety of other roles, including executive vice president of Finance and Administration for Halliburton Energy Services, a Halliburton business unit, Chief Financial Officer of Halliburton from 1995 through May 1997 and President and Chief Operating Officer from May 1997 through August 2000. He has also served on the Board of Directors of several companies, most recently Agrium, Inc. as well as Lyondell Chemical Co., Southern Co., Cordant Technologies and Mirant Corp.

The Board determined that Mr. Lesar should be nominated for election as a director due to his extensive public company experience from his tenure as chief executive officer of several companies as well as his energy industry and financial expertise. The Board also values his executive and leadership development skills, and construction and capital projects experience.

Non-Independent Director Nominee Chief Executive Officer Committees: None

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2022 Proxy Statement

Item 1: Election of Directors (continued)

RAQUELLE W. LEWIS

Raquelle W. Lewis, age 51, has been a director since September 2021. She has served as Director, Southeast Texas Communications and Public Information Offices for the Texas Department of Transportation (TxDOT), a state government organization that constructs and maintains highway, aviation, rail and public transportation systems, since 2017. In this position, Ms. Lewis is responsible for overseeing the communication efforts of TxDOT and serving as TxDOT’s principal liaison to the media, elected officials and the general public in southeast Texas, including Houston. Ms. Lewis also serves as chief spokesperson for TxDOT during severe weather events and other emergencies in Houston and the surrounding areas, including supporting strategic planning and crisis and risk management efforts. Additionally, she is responsible for communications and community outreach, strategy and implementation for various infrastructure projects in southeast Texas. Ms. Lewis joined TxDOT in 2008 and served in various other roles, including as Special Advisor to the TxDOT Executive Director and the Executive Administration. Prior to her service at TxDOT, Ms. Lewis spent 10 years at Parsons Brinkerhoff, Inc., a multinational engineering and design firm that specializes in strategic consulting, planning, engineering, construction management, energy, infrastructure and community planning, serving in various positions, including Supervising Planner/Program Manager. Ms. Lewis has also held various positions, including Director of Information & Technology Transfer, at Texas Southern University Center for Transportation Training & Research. She is also a member of WTS International, National Association for the Advancement of Colored People (NAACP) – Houston Branch and Leadership Women, Inc.

The Board determined that Ms. Lewis should be nominated for election as a director due to her experience with private and public infrastructure projects, including her construction and capital projects experience, and extensive background in communications, crisis management and community outreach.

Independent Director Nominee Committees: Compensation, Governance, Environmental and Sustainability

MARTIN H. NESBITT

Martin H. Nesbitt, age 59, has been a director since April 2018 and has been Independent Chair of the Board since July 2021. Since 2013, Mr. Nesbitt has served as Co-Chief Executive Officer of The Vistria Group, LLC, a Chicago-based investment firm focused on the education, healthcare and financial services industries. Prior to co-founding Vistria, Mr. Nesbitt served as Chief Executive Officer of PRG Parking Management (known as The Parking Spot), an owner and operator of off-airport parking facilities, from 1996 to 2012. Prior to The Parking Spot, Mr. Nesbitt also served as officer of the Pritzker Realty Group, L.P. and as Vice President and Investment Manager at LaSalle Partners, with a variety of responsibilities including investment management for regional retail properties. Mr. Nesbitt has served on the Boards of Directors of American Airlines Group, Inc. since 2015 and Chewy, Inc. since 2020. He also previously served on the Board of Directors of Jones Lang LaSalle and Norfolk Southern Corporation. He is a Trustee of Chicago’s Museum of Contemporary Art and serves as Chairman of the Barack Obama Foundation.

The Board determined that Mr. Nesbitt should be nominated for election as a director due to his extensive financial, strategic and operational experience as chief executive officer and founder of various companies. The Board also values his expertise in executive leadership and his public company board experience.

Independent Director Nominee Independent Chair of the Board Committees: None

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2022 Proxy Statement

Item 1: Election of Directors (continued)

THEODORE F. POUND

Theodore F. Pound, age 67, has been a director since April 2015. Mr. Pound is a private investor and attorney. He served as Vice President, General Counsel and Corporate Secretary of Select Energy Services, LLC, a private company providing water solutions and well-site services to energy producers, from January 2013 to January 2016. He previously served as Vice President, General Counsel and Secretary of Allis-Chalmers Energy, Inc., a publicly traded oilfield services company, from September 2004 to March 2011, when it was acquired by Seawall Limited. Mr. Pound has practiced law in Texas for nearly 40 years, primarily in the areas of mergers and acquisitions, corporate finance, securities, compliance and governance.

The Board determined that Mr. Pound should be nominated for election as a director due to his extensive legal, compliance and corporate governance expertise and his nearly 40 years of experience in advising public and private companies.

Independent Director Nominee Committees: Compensation (Chair), Audit

PHILLIP R. SMITH

Phillip R. Smith, age 70, has been a director since March 2014. Since December 2019, Mr. Smith has been President and Chief Executive Officer of Marathon-Sparta Holdings, Inc., a private company involved in non-healthcare related employee benefits programs and affiliated through common ownership with Torch Energy Advisors, Inc., a private energy company with interests in oil, gas and renewable energy, where he served as President and Chief Executive Officer from January 2013 through December 2019. Prior to joining Torch, Mr. Smith was a partner with KPMG LLP from 2002 to 2012. Since October 2021, Mr. Smith also serves on the Board of Directors of Health Care Service Corporation. Mr. Smith also served on the Board of Directors and as audit committee chair for Oilstone Energy Services, Inc., a position he held from October 2014 to June 2016.

The Board determined that Mr. Smith should be nominated for election as a director due to his over 40 years of business, financial and accounting experience, including a 25-year partner career with international accounting firms managing engagements of large and complex multi-national companies with extensive audit committee and board interaction.

Independent Director Nominee Committees: Audit (Chair), Governance, Environmental and Sustainability

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Item 1: Election of Directors (continued)

BARRY T. SMITHERMAN

Barry T. Smitherman, age 64, has been a director since May 2020. Since January 2017, Mr. Smitherman has served as President and principal attorney of Barry Smitherman, P.C., a law firm specializing in water, electricity and natural gas, and as the managing partner of Smitherman + Associates, L.P., a firm providing consulting services to energy infrastructure-related entities. Mr. Smitherman is also an adjunct professor at The University of Texas School of Law where he teaches courses in Texas energy law. He previously served as a partner in the energy regulatory practice at Vinson & Elkins LLP, an international law firm, from March 2015 to January 2017. He previously served on the Railroad Commission of Texas (RRC), a state agency that oversees the oil, natural gas, coal mining, pipeline and natural gas utility industries in Texas, from July 2011 through January 2015, including as chairman of the RRC from February 2012 to August 2014. Mr. Smitherman also served on the Public Utility Commission of Texas (PUCT), a state agency that regulates the electric, water and landline telecommunications industries in Texas, from April 2004 through July 2011, including as chairman of the PUCT from November 2007 through July 2011. During this time period, Mr. Smitherman served two terms on the U.S. Department of Energy Electricity Advisory Committee, including as chairman of the Transmission Subcommittee, on the Board of Directors of the National Association of Regulatory Utility Commissioners (NARUC), including as chairman of its Gas committee and a member of the Energy Resources and the Environment committee, on the Electric Reliability Council of Texas (ERCOT) Board of Directors and on the regional state committee of the Southwest Power Pool (SPP). Prior to public service, Mr. Smitherman spent 16 years as an investment banker, holding leadership roles with First Boston, J.P. Morgan Securities and Banc One Capital Markets (as Managing Director and National Head of Public Finance). Mr. Smitherman currently serves as Chairman of the Brookwood in Georgetown Board of Directors, a non-profit organization which provides work, housing and artistic opportunities to special needs adults. He received his J.D. from The University of Texas School of Law, his M.P.A. from Harvard University, and his B.B.A. summa cum laude from Texas A&M University.

The Board determined that Mr. Smitherman should be nominated for election as a director due to his extensive expertise with public utilities and the regulatory process from his service with federal and state regulatory authorities, including as chairman of both the PUCT and the RRC, as well as his extensive legal experience and financial acumen.

Independent Director Nominee Committees: Audit, Compensation

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.

Director Nomination Process

In assessing the qualifications of candidates for nomination as director in addition to qualifications set forth in our bylaws, the Governance, Environmental and Sustainability Committee and the Board consider the following:

The nominee’s personal and professional integrity, experience, reputation and skills;

The nominee’s ability and willingness to devote the time and effort necessary to be an effective board member;

The nominee’s commitment to act in the best interests of CenterPoint Energy and its shareholders;

The requirements under the listing standards of the New York Stock Exchange for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations; and

The Board’s desire that the directors possess a broad range of business experience, diversity, professional skills, geographic representation and other qualities it considers important in light of our business plan.

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Item 1: Election of Directors (continued)

At least annually, the Governance, Environmental and Sustainability Committee reviews the overall composition of the Board, including the skills represented by incumbent directors, and the need for Board refreshment or expansion. The Board evaluates the makeup of its membership in the context of the Board as a whole, with the objective of recommending a group that (i) can effectively work together using its diversity of experience, skills, perspectives and backgrounds to see that the Company is well-managed with a focus on achieving the Company’s long-term business strategy and (ii) represents the interests of the Company and its shareholders. In seeking new director candidates, the Governance, Environmental and Sustainability Committee and the Board consider the skills, expertise and qualities that will be required to effectively oversee management of the business and affairs of the Company. The Governance, Environmental and Sustainability Committee and the Board also consider the diversity of the Board in terms of the geographic, gender, age and ethnic makeup of its members. The Board believes that a diverse membership enhances the Board’s deliberations and promotes inclusiveness.

Suggestions for potential nominees for director can come to the Governance, Environmental and Sustainability Committee from a number of sources, including incumbent directors, officers, executive search firms and others. If an executive search firm is engaged for this purpose, the Governance, Environmental and Sustainability Committee has sole authority with respect to the engagement. The Governance, Environmental and Sustainability Committee will also consider director candidates recommended by shareholders. The extent to which the Governance, Environmental and Sustainability Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and is at the Committee’s discretion. The Governance, Environmental and Sustainability Committee and the Board evaluate the desirability for incumbent directors to continue on the Board following the expiration of their respective terms, taking into account their contributions as Board members, the benefit that results from increasing insight and experience developed over a period of time and the skills needed to achieve the Company’s long-term business strategy.

Additionally, in connection with the Board’s ongoing refreshment process, Ms. Lewis was identified as a director candidate and recommended to the Board by Milton Carroll, our former Executive Chairman. Ms. Lewis was further vetted by a third-party consultant. The Governance, Environmental and Sustainability Committee evaluated and recommended Ms. Lewis’ appointment to the Board. The Board elected Ms. Lewis to the Board effective September 29, 2021. Further, Mr. Franklin was identified as a director candidate and recommended to the Board by Mr. Nesbitt. Mr. Franklin was further vetted by a third-party executive search firm who reviewed a slate of director candidates for the Company. The Governance, Environmental and Sustainability Committee evaluated and recommended Mr. Franklin’s nomination to the Board. The Board approved the nomination of Mr. Franklin.

Our bylaws provide that a shareholder may nominate a director for election if the shareholder sends a notice to our Corporate Secretary, which must be received at our principal executive offices between October 24, 2022 and January 22, 2023. The bylaws require that the notice must contain prescribed information, including, among other things, the name and address of the shareholder, the number of shares owned beneficially by the shareholder, the name and address of each of the persons with whom the shareholder is acting in concert, the number of shares of capital stock beneficially owned by each such person with whom the shareholder is acting in concert, and a description of all arrangements or understandings between the shareholder and each nominee and any other persons with whom the shareholder is acting in concert pursuant to which the nomination or nominations are made, as well as other procedural requirements. The shareholder must also provide the documentation and information about the nominee required by our bylaws, including information about the nominee that would be required to be disclosed in the proxy statement. If any of the foregoing information changes or requires supplementation, the proponent must update the information at the times provided in our bylaws. Except as required under the proxy access provisions of our bylaws, CenterPoint Energy is not required to include any shareholder proposed nominee in the proxy statement. You may obtain a copy of the bylaws describing the requirements for nomination of director candidates by shareholders on our website at https://investors.centerpointenergy.com/governance.

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Item 1: Election of Directors (continued)

Proxy Access Requirements

In February 2017, we proactively adopted amendments to our bylaws to implement proxy access for our shareholders. These proxy access amendments permit a nominating group of up to 20 shareholders owning three percent or more of our common stock continuously for at least three years to nominate and include in our proxy materials for an annual meeting of shareholders director candidates constituting up to the greater of (i) 20 percent (or if such amount is not a whole number, the closest whole number below 20 percent) of our Board or (ii) two, provided that the shareholder (or group) and each nominee satisfy the requirements specified in our bylaws. An eligible shareholder wishing to nominate a candidate for election to the Board at the 2023 annual meeting of our shareholders, in accordance with the proxy access provisions in our bylaws, must provide such notice no earlier than November 23, 2022 and no later than December 23, 2022. Any such notice and accompanying nomination materials must meet the requirements set forth in our bylaws, which are publicly available at https://investors.centerpointenergy.com/governance.

Annual Board Self-Assessment and Director Peer Evaluation

The Board of Directors conducts a self-assessment of its performance and effectiveness as well as that of the three standing committees on an annual basis. The purpose of the self-assessment is to track progress from year to year and to identify ways to enhance the Board’s and its Committees’ effectiveness. Further, the Board of Directors, as part of its self-assessment, evaluates management’s preparation for Board and Committee meetings and the content presented at such meetings. As part of the assessment, each director completes a written questionnaire developed by the Governance, Environmental and Sustainability Committee to provide feedback on the effectiveness of the Board and its Committees.

Additionally, each director completes an individual evaluation for each of the other directors. The collective ratings and comments of the directors are compiled and presented by Mr. Cummings, the chair of the Governance, Environmental and Sustainability Committee, or by Mr. Nesbitt, with respect to Mr. Cummings’ evaluation, to the Governance, Environmental and Sustainability Committee and the full Board for discussion and action in connection with the director nomination process.

Director Independence

The Board of Directors determined that Messrs. Cummings, Franklin, McLean*, Nesbitt, Pound, Smith and Smitherman and Mses. Biddle**, Cloonan, Lewis and Rheney* are independent within the meaning of the listing standards for general independence of the New York Stock Exchange.

Under the listing standards, a majority of our directors must be independent, and the Audit, Compensation, and Governance, Environmental and Sustainability Committees are each required to be composed solely of independent directors. The standards for audit committee and compensation committee membership include additional requirements under rules of the Securities and Exchange Commission. The Board has determined that all of the members of each of its standing committees meet the applicable independence requirements. The listing standards relating to general independence require an affirmative determination by the Board that the director has no material relationship with the listed company and contain a listing of several specific relationships that preclude independence.

As contemplated by New York Stock Exchange rules then in effect, the Board adopted categorical standards in 2004 to assist in making determinations of independence. Under the rules then in effect, relationships falling within the categorical standards were not required to be disclosed or separately discussed in the proxy statement in connection with the Board’s independence determinations.

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Item 1: Election of Directors (continued)

The categorical standards cover two types of relationships. The first type involves relationships of the kind addressed in either:

•	the rules of the Securities and Exchange Commission requiring proxy statement disclosure of relationships and transactions; or

•	the New York Stock Exchange listing standards specifying relationships that preclude a determination of independence.

For those relationships, the categorical standards are met if the relationship neither requires disclosure nor precludes a determination of independence under either set of rules.

The second type of relationship is one involving charitable contributions by CenterPoint Energy to an organization in which a director is an executive officer. In that situation, the categorical standards are met if the contributions do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.

In making its subjective determination regarding the independence of Messrs. Cummings, Franklin, McLean*, Nesbitt, Pound, Smith and Smitherman and Mses. Biddle**, Cloonan, Lewis and Rheney*, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they related to the Company and Company management. The Board considered the transactions in the context of the New York Stock Exchange’s objective listing standards, the categorical standards noted above and the additional standards established for members of audit, compensation and governance, environmental and sustainability committees.

*	Mr. McLean and Ms. Rheney served on the Board until the 2021 Annual Meeting.
**	Ms. Biddle will continue to serve on the Board until the 2022 Annual Meeting.

Code of Ethics and Ethics and Compliance Code

We have a Code of Ethics for our Chief Executive Officer and Senior Financial Officers, which group consists of our Chief Financial Officer, Chief Accounting Officer, Treasurer and Controller. We will post information regarding any amendments to, or waivers of, the provisions of this code applicable to these officers at the website location referred to below under “Website Availability of Documents.”

We also have an Ethics and Compliance Code applicable to all directors, officers and employees. This code addresses, among other things, issues required to be addressed by a code of business conduct and ethics under New York Stock Exchange listing standards. Any waivers of this code for executive officers or directors may be made only by the Board of Directors or a committee of the Board and must be promptly disclosed to shareholders.

In 2021, no waivers of our Code of Ethics or our Ethics and Compliance Code were granted.

Conflicts of Interest and Related-Party Transactions

The Governance, Environmental and Sustainability Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons” under the applicable disclosure rules of the Securities and Exchange Commission.

Our Ethics and Compliance Code provides that all directors, executive officers and other employees should avoid actual conflicts of interest as well as the appearance of a conflict of interest, and our Code of Ethics for our Chief Executive Officer and Senior Financial Officers similarly obligates the employees covered by that Code of Ethics (our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Controller) to handle actual or apparent conflicts of interest between personal and professional relationships in an ethical manner. Under our Ethics and Compliance Code, prior approval is required for any significant financial interest with suppliers, partners, subcontractors or competitors. Any questionable situation is required to be disclosed to the Legal Department or an employee’s direct manager.

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Item 1: Election of Directors (continued)

Pursuant to our Corporate Governance Guidelines, the Governance, Environmental and Sustainability Committee Charter and our Related-Party Transaction Approval Policy, the Board has delegated to the Governance, Environmental and Sustainability Committee the responsibility for reviewing and resolving any issues with respect to related-party transactions and conflicts of interests involving executive officers or directors of the Company or other related persons under the applicable rules of the Securities and Exchange Commission. The Company’s Corporate Governance Guidelines require that (i) each director shall promptly disclose to the Chair of the Board and the Chair of the Governance, Environmental and Sustainability Committee any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters, and (ii) the Chair of the Board shall promptly advise the Governance, Environmental and Sustainability Committee of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters.

The Office of the Corporate Secretary periodically gathers information from directors and executive officers regarding matters involving potential conflicts of interest or related-party transactions and provides that information to the Governance, Environmental and Sustainability Committee for review. Directors and executive officers are also required to inform the Company immediately of any changes in the information provided concerning related-party transactions in which the director or executive officer or other related person was, or is proposed to be, a participant. In accordance with our Related-Party Transaction Approval Policy, the standard applied in approving the transaction is whether the transaction is in the best interests of the Company and its shareholders.

There were no related-party transactions in 2021 that were required to be reported pursuant to the applicable disclosure rules of the Securities and Exchange Commission.

Majority Voting in Director Elections

Our bylaws include a majority voting standard in uncontested director elections. This standard applies to the election of directors at this meeting. To be elected, a nominee must receive more votes cast “for” that nominee’s election than votes cast “against” that nominee’s election. In contested elections, the voting standard will be a plurality of votes cast. Under our bylaws, contested elections occur where, as of a date that is 14 days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not thereafter revised or supplemented), the number of nominees exceeds the number of directors to be elected.

Our Corporate Governance Guidelines include director resignation procedures. In brief, these procedures provide that:

Incumbent director nominees must submit irrevocable resignations that become effective upon and only in the event that (1) the nominee fails to receive the required vote for election to the Board at the next annual meeting of shareholders at which such nominee faces re-election and (2) the Board accepts such resignation;

Each director candidate who is not an incumbent director must agree to submit an irrevocable resignation upon election or appointment as a director;

Upon the failure of any nominee to receive the required vote, the Governance, Environmental and Sustainability Committee makes a recommendation to the Board on whether to accept or reject the resignation;

The Board takes action with respect to the resignation and publicly discloses its decision and the reasons therefor within 90 days from the date of the certification of the election results; and

The resignation, if accepted, will be effective at the time specified by the Board when it determines to accept the resignation, which effective time may be deferred until a replacement director is identified and appointed to the Board.

Our bylaws and our Corporate Governance Guidelines can be found on our website at https://investors.centerpointenergy.com/governance.

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Item 1: Election of Directors (continued)

Board Leadership

The offices of Chair of the Board and Chief Executive Officer are currently separate and have been separate since the formation of the Company as a new holding company in 2002. The Board believes that the separation of the two roles continues to provide, at present, the best balance of these important responsibilities with the Chair of the Board directing board operations and leading oversight of the Chief Executive Officer and management, and the Chief Executive Officer focusing on developing and implementing the Company’s board-approved strategic vision and managing its day-to-day business. The Board believes that separating the offices of Chair of the Board and Chief Executive Officer, coupled with regular executive sessions with only independent directors present, helps strengthen the Board’s independent oversight of management and provides an opportunity for the Board members to have more direct input to management in shaping the organization and strategy of the Company. A presiding independent director (typically the Independent Chair of the Board) leads the executive sessions. The presiding director provides the independent directors with a key means for communication and collaboration.

Further, in July 2021, in response to extensive shareholder feedback and the evaluation of evolving governance practices, the Company announced the creation and appointment of the Independent Chair of the Board role and the elimination of the Executive Chair position. The Board determined that this transition was necessary for the Company to continue to advance its strategic plan to drive sustainable value for the benefit of all its stakeholders. This transition to the Independent Chair role reaffirms the separation of the Chief Executive Officer and Chair of the Board roles.

The Board’s Role in Risk Oversight

CenterPoint Energy is a public utility holding company that, through its subsidiaries, owns and operates electric transmission, distribution and generation facilities and natural gas distribution facilities, provides energy performance contracting and sustainable infrastructure services. Risks are inherent in these businesses and investments, including, among other risks, regulatory and compliance risks, safety and operational risks, financial risks, environmental and climate risks and cybersecurity risks. The Board of Directors has responsibility for and is actively involved in the oversight of risks that could impact the Company. Our Corporate Governance Guidelines specify that the Board has ultimate oversight responsibility for the Company’s system of enterprise risk management.

Management is responsible for developing and implementing the Company’s program of enterprise risk management. A risk oversight committee, which is composed of senior executives from across the Company, monitors and oversees risks facing the Company. The Company’s General Counsel facilitates risk oversight committee meetings. The Committee provides risk assessment and control oversight for certain business activities, among other things. The Company’s enterprise risk management function further supports executive management’s, operational management’s and functional management’s execution of the Company’s strategic business objectives by conducting ongoing risk assessments and assisting with risk mitigation planning.

Throughout the year, the Board participates in reviews with management of the Company’s risk management process, the major risks facing the Company and steps taken to mitigate those risks. Board reviews include the following areas, among others:

Safety	Regulatory and legislative developments

Environmental, social and governance matters	Cybersecurity and data privacy

Business strategy and policy, including industry and economic developments	Human capital management and diversity, equity and inclusion

Operations and system integrity	Annual budget, including capital investment plan

Litigation and other legal matters	Integration

Supply chain	Net zero and carbon reduction targets and generation transition

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To help the Board carry out its responsibility for risk oversight, the Board’s standing committees focus on the following specific key areas of risk:

Committee	Risk Oversight Responsibilities
Audit

Accounting and financial matters, including compliance with legal and regulatory requirements, and financial reporting and internal controls systems, and review of Company’s enterprise risk management process

Compensation	Compensation policies and practices, diversity, equity and inclusion initiatives, and succession planning
Governance, Environmental and Sustainability	Corporate governance, including Board structure, cybersecurity, environmental matters, including those related to climate change, and sustainability

The Board believes that the administration of its risk oversight function has not affected its leadership structure. In reviewing the Company’s compensation program, the Compensation Committee has made an assessment of whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that they do not create such risks as presently constituted.

Environmental, Social and Governance Oversight

As noted in the table above, the Board has charged the Governance, Environmental and Sustainability Committee with oversight responsibility of the Company’s environmental matters as well as assessing its sustainability strategy and initiatives. The Governance, Environmental and Sustainability Committee, the Board or both receive quarterly reports from management on the Company’s environmental and sustainability activities and risks, including risks related to climate change, among others. The Compensation Committee assists the Board in discharging its oversight responsibility for the Company’s human capital management matters, including its diversity, equity and inclusion initiatives, and supplier diversity program, among other programs. Management provides regular updates to the Compensation Committee on human capital management strategy and programs, and the Board is kept apprised of any developments in these areas. Additionally, management periodically provides updates directly to the Board on the Company’s environmental and sustainability activities as well as its diversity, equity and inclusion initiatives.

The Company voluntarily discloses key environmental, social and governance (ESG) matters and metrics in its Corporate Sustainability Report that follows the Global Reporting Initiative (GRI) framework and has been prepared in accordance with GRI Standards: Core Option. The Company has also disclosed information using the Sustainability Accounting Standards Board (SASB) standards for Electric Utilities & Power Generators and the Gas Utilities & Distributors sectors and incorporated both the Edison Electric Institute (EEI) and American Gas Association (AGA) Version 2 Templates into its annual sustainability reporting activities. This Corporate Sustainability Report reaffirmed the Company’s net zero carbon reduction goals and carbon policy, detailed the Company’s diversity, equity and inclusion initiatives, and provided an overview of the Company’s response to COVID-19 and safety and environmental activities, among other key ESG disclosures. The Company’s most recent Corporate Sustainability Report, published in September 2021, is available on its website at www.sustainability.centerpointenergy.com, in addition to the GRI Content Index, SASB Index and EEI and AGA Version 3 Templates. Unless specifically stated herein, documents and information on CenterPoint Energy’s website are not incorporated by reference in this proxy statement.

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Item 1: Election of Directors (continued)

Executive Succession Planning and Leadership Development

Effective July 1, 2020, the Board appointed Mr. David J. Lesar to serve as the Company’s President and Chief Executive Officer. In connection with this appointment, the Board, in conjunction with management, is executing on a comprehensive executive succession planning process, which, among other things, is intended to identify and retain senior executive talent and provide development opportunities, as evidenced by certain leadership promotions considered by the Board and announced in 2021. As part of this process, the Company has taken into account feedback from shareholders received during its shareholder engagement program. In their feedback, shareholders emphasized a desire for the Company to ensure a strong pipeline of talent is developed and secured to continue the successful execution of the Company’s long-term strategy.

Director Attendance

Last year, the Board met 8 times, and the standing committees met a total of 18 times. Each incumbent director attended more than 75% of the meetings of the Board of Directors and each of the committees on which he or she served.

Directors are expected to attend annual meetings of shareholders. Except for Mr. Carroll, all then-current directors attended the 2021 annual meeting of shareholders.

Board Organization and Committees

The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. Messrs. Lesar and Nesbitt do not serve on any standing committees. The following table sets forth the standing committees of the Board and their members as of the date of this proxy statement, as well as the number of meetings each committee held during 2021:

Director	Audit Committee	Compensation Committee	Governance, Environmental and Sustainability Committee
Leslie D. Biddle	✓		✓
Wendy Montoya Cloonan*		✓	✓
Earl M. Cummings	✓	✓	Chair
Raquelle W. Lewis**		✓	✓
Theodore F. Pound	✓	Chair
Phillip R. Smith	Chair; Financial Expert		✓
Barry T. Smitherman	✓	✓
Number of Meetings Held in 2021	8	4	6

*	Ms. Cloonan was elected to the Board of Directors effective February 19, 2021.
**	Ms. Lewis was elected to the Board of Directors effective September 29, 2021.

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AUDIT COMMITTEE

The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for:

•    the integrity of our financial statements;

•    the qualifications, independence and performance of our independent registered public accounting firm;

•    the performance of our internal audit function;

•    compliance with legal and regulatory requirements and our systems of disclosure controls and internal controls; and

•    our enterprise risk management process.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent registered public accounting firm and to approve all audit engagement fees and terms. Please refer to “Report of the Audit Committee” for further details.

The Board of Directors has determined that Mr. Smith, the Chair of our Audit Committee, is an audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission.

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee are to:

•    oversee compensation for our senior executive officers, including salary and short-term and long-term incentive awards;

•    administer incentive compensation plans;

•    evaluate our Chief Executive Officer’s performance;

•    review management succession planning and development;

•    review and monitor the Company’s diversity, equity and inclusion practices; and

•    select, retain and oversee the Company’s compensation consultant.

For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Compensation Committee and its report concerning Compensation Discussion and Analysis, see “Compensation Discussion and Analysis” and “Report of the Compensation Committee,” respectively.

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GOVERNANCE, ENVIRONMENTAL AND SUSTAINABILITY COMMITTEE

The primary responsibilities of the Governance, Environmental and Sustainability Committee are to:

•    identify, evaluate and recommend, for the approval of the entire Board of Directors, potential nominees for election to the Board;

•    recommend membership on standing committees of the Board;

•    address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons”;

•    review the independence of each Board member and make recommendations to the Board regarding director independence;

•    oversee annual evaluations of the Board and its standing committees, including individual director evaluations;

•    review any shareholder proposals submitted for inclusion in our proxy statement and make recommendations to the Board regarding the Company’s response;

•    review and recommend fee levels and other elements of compensation for non-employee directors;

•    evaluate whether to accept a conditional resignation of an incumbent director who does not receive a majority vote in favor of election in an uncontested election;

•    periodically review the Company’s programs, practices, initiatives and strategies relating to environmental, including climate change, and sustainability matters and cybersecurity; and

•    establish, periodically review and recommend to the Board any changes to our Corporate Governance Guidelines.

For information concerning policies and procedures relating to the consideration and determination of compensation of our directors, including the role of the Governance, Environmental and Sustainability Committee, see “Compensation of Directors.”

Executive Sessions of the Board

Our Corporate Governance Guidelines provide that the members of the Board of Directors who are not officers of CenterPoint Energy will hold regular executive sessions without management participation. If at any time the non-management directors include one or more directors who do not meet the listing standards of the New York Stock Exchange for general independence, the Board must hold an executive session at least once each year including only the non-management directors who are also independent. An executive session of independent directors is currently scheduled in conjunction with each regular meeting of the Board of Directors. Currently, the Independent Chair of the Board (Mr. Nesbitt) presides at these sessions.

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Shareholder Engagement

The Company believes that good governance practices include maintaining a consistent and transparent dialogue throughout the year with our shareholders, which helps contribute to the Company’s long-term success. Each year, we engage in shareholder outreach through various engagement channels including direct meetings, analyst conferences and road shows, among others, and proactively solicit feedback. We also reach out to the proxy governance teams of certain of our large institutional investors to solicit feedback on a range of topics, including, among other topics, our executive compensation program, including short-term and long-term incentive plan design and executive succession planning, ESG matters, including our corporate governance practices such as board structure, composition and refreshment, environmental and sustainability matters, such as climate change and our carbon emissions reduction goals, human capital management, including our diversity, equity and inclusion initiatives, and proxy statement disclosure.

In response to the outcome of the 2021 advisory vote on the compensation of our named executive officers, commonly known as a “say-on-pay” vote, CenterPoint Energy solicited feedback and perspectives from our shareholders, particularly with respect to our executive compensation program. As part of this process, we contacted shareholders representing 68.3% of our outstanding shares of common stock during 2021, and, while our engagement efforts are ongoing, as of March 1, 2022, shareholders representing 18.8% of our outstanding shares agreed to engage with us. Key members of our executive leadership representing Human Resources, Investor Relations, Environmental and Sustainability, and Corporate Governance participated in our shareholder engagement. For further information on the results of our 2021 “say-on-pay” vote, the shareholder feedback we received and our responses thereto, please refer to “Compensation Discussion and Analysis—Executive Summary—Shareholder Outreach and Say-On-Pay.”

At this year’s meeting, our shareholders will again have the opportunity to cast an advisory vote on the compensation of our named executive officers. This vote provides our shareholders the opportunity to express their views regarding the compensation program for our named executive officers as disclosed in this proxy statement. As an advisory vote, the say-on-pay vote at the meeting will not be binding upon CenterPoint Energy or the Board of Directors. However, the Board of Directors values the opinions expressed by our shareholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. For additional information, please refer to “Advisory Vote on Executive Compensation (Item 3).”

At our 2017 annual meeting of shareholders, we conducted an advisory vote on the frequency of future shareholder advisory votes on executive compensation, at which the Board of Directors recommended that our shareholders vote in favor of holding annual say-on-pay votes instead of the other options presented. At our 2017 annual meeting of shareholders, the shares of our common stock that voted in favor of one of the three available frequency recommendations (excluding abstentions and broker non-votes) were as follows:

2017 Annual Meeting Results on the Frequency of Future Shareholder Advisory Votes on Executive Compensation
Annually	Every Two Years	Every Three Years
86.8%	0.5%	12.7%

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Item 1: Election of Directors (continued)

Consistent with the results of both the 2011 and 2017 advisory votes, we will continue to hold future say-on-pay votes annually until we next hold an advisory vote on the frequency of say-on-pay votes in 2023 as required under Securities and Exchange Commission rules.

Communications with Directors

Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at the address indicated on the first page of this proxy statement. Aside from this procedure for communications with the non-management directors, the entire Board of Directors will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.

Website Availability of Documents

CenterPoint Energy’s Annual Report on Form 10-K, Corporate Governance Guidelines, the charters of the Audit Committee, Compensation Committee, and Governance, Environmental and Sustainability Committee, the Code of Ethics and the Ethics and Compliance Code can be found on its website at https://investors.centerpointenergy.com/governance. Additionally, CenterPoint Energy’s Corporate Sustainability Report and related disclosure can be found on its website at www.sustainability.centerpointenergy.com. Unless specifically stated herein, documents and information on CenterPoint Energy’s website are not incorporated by reference in this proxy statement.

Compensation of Directors

The Governance, Environmental and Sustainability Committee of the Board oversees fee levels and other elements of compensation for CenterPoint Energy’s non-employee directors. The Governance, Environmental and Sustainability Committee evaluates on an annual basis the non-employee director compensation program with a view to approximate CenterPoint Energy’s peer group median and align non-employee director compensation with our shareholders’ interests. This evaluation considers the significant time expended and background, experience and skill levels required to fulfill the duties of a non-employee director. The Governance, Environmental and Sustainability Committee’s independent compensation consultant annually benchmarks and evaluates the competitiveness of CenterPoint Energy’s non-employee directors’ compensation program, including a comparison of the compensation components to that of peer companies. Based on the Governance, Environmental and Sustainability Committee’s recommendations, the Board of Directors then determines the final compensation for all non-employee directors each year.

Directors receive a cash retainer and are eligible to receive annual grants of our common stock under the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended. Directors no longer receive meeting fees, and participation in a plan providing split-dollar life insurance coverage has been discontinued for directors commencing service after 2000.

Stock ownership guidelines for non-employee directors were originally adopted in February 2011. Under the current guidelines, each non-employee director is required to own shares of CenterPoint Energy common stock with a value equal to at least five times the director’s regular annual cash retainer. New directors are required to attain the specified level of ownership within five years of joining the Board.

Retainer Fees

Retainers are paid to our non-employee directors on a quarterly basis in arrears. Our non-employee directors receive an annual retainer of $115,000. The Chairs of the Audit, Compensation, and Governance, Environmental and Sustainability Committees each receive a supplemental annual retainer for service as committee chair. In addition to

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the annual retainer, our Independent Chair of the Board receives a supplemental retainer for his services to the Board. Our current non-employee annual and supplemental retainer fees are as follows:

Type of Retainer Fee	Current Retainer Fee
Annual Cash Retainer for Non-Employee Directors	$115,000
Annual Standing Committee Chair Supplemental Retainers
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Governance, Environmental and Sustainability Committee Chair	$15,000
Annual Independent Chair of the Board Retainer	$500,000

Fees earned or paid in 2021 are set forth in the Fees Earned or Paid in Cash column of the Director Compensation Table.

Stock Plan for Outside Directors

Each non-employee director serving as of May 1, 2021 was granted an annual stock award under our Stock Plan for Outside Directors in 2021. The cash value of these awards, as of the grant date, is set annually by the Board. The number of shares awarded is then determined by dividing the cash value by the fair market value of the common stock on the grant date. In 2021, for each non-employee director serving as of May 1, 2021, the Board determined a cash value for the stock award, as of the grant date, of $155,000, resulting in a stock award to each non-employee director of 6,347 shares of common stock. The annual stock awards granted under our Stock Plan for Outside Directors are immediately fully vested upon grant.

In addition to the annual grant, our Stock Plan for Outside Directors provides that a non-employee director may receive a one-time, initial grant of shares of common stock upon first commencing service as a director, based on a cash value, as of the date of the grant, set by the Board. Any such awards granted are immediately fully vested. The Board made a one-time initial grant under this provision of the Stock Plan for Outside Directors to Ms. Lewis on September 29, 2021 with a cash value for such award, as of the grant date, of $90,877, resulting in a stock award to Ms. Lewis of 3,619 shares of common stock.

Deferred Compensation Plan

We maintain a deferred compensation plan that permits directors to elect each year to defer all or part of their annual retainer and supplemental annual retainer for committee chairmanship or independent chairmanship. Interest accrues on deferrals at a rate, adjusted annually, equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent. Directors participating in this plan may elect at the time of deferral to receive distributions of their deferred compensation and interest in three ways:

An early distribution of either 50% or 100% of their deferrals for the year in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 70);

A lump sum distribution payable in the year after the year in which they reach their normal retirement date or leave the Board of Directors, whichever is later; or

In 15 annual installments beginning on the first of the month coincident with or next following their normal retirement date or upon leaving the Board of Directors, whichever is later.

The deferred compensation plan is a nonqualified, unfunded plan, and the directors are general, unsecured creditors of CenterPoint Energy with respect to their plan benefits. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the plan. Refer to “Rabbi Trust” under “Executive Compensation Tables—Potential Payments upon Change in Control or Termination” for funding of the deferred compensation plan upon a change in control.

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Item 1: Election of Directors (continued)

Other Compensation

As of December 2021, each director may participate in CenterPoint Energy Foundation, Inc.’s Easy Match Program (the Easy Match Program). The Easy Match Program matches dollar-for-dollar contributions made by directors and employees of CenterPoint Energy to qualified charitable contributions up to a certain amount each year. Directors may have their qualifying charitable contributions up to $50,000 per year matched under the Easy Match Program.

Director Compensation Table

The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for 2021, as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the “Compensation of Directors” discussion immediately preceding this table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Other Compensation(3) ($)	Total ($)
Leslie D. Biddle	113,448	155,000	—	50,000	318,448
Wendy Montoya Cloonan(4)	98,476	155,000	—	27,430	280,906
Earl M. Cummings	117,198	155,000	—	—	272,198
Raquelle W. Lewis(5)	29,348	90,877	—	—	120,225
Scott J. McLean(6)	34,148	—	—	—	34,148
Martin H. Nesbitt(7)	347,524	155,000	—	50,000	552,524
Theodore F. Pound	133,448	155,000	—	—	288,448
Susan O. Rheney(6)	38,805	—	—	—	38,805
Phillip R. Smith	133,448	155,000	—	2,500	290,948
Barry T. Smitherman	113,448	155,000	—	22,250	290,698

(1)	Includes annual retainer and committee chair retainers for each director as more fully explained under “—Compensation of Directors—Retainer Fees.”

(2)

Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718: Compensation—Stock Compensation (FASB ASC Topic 718). For purposes of the table above, the effects of estimated forfeitures are excluded.

Each non-employee director then in office as of May 1, 2021 received an annual value-based stock award under our Stock Plan for Outside Directors in 2021. Upon the recommendation of the Governance, Environmental and Sustainability Committee, the Board determined a cash value for each award, as of the grant date, of $155,000, resulting in a stock award of 6,347 shares of common stock for each non-employee director then in office as of May 1, 2021. The grant date fair value of the awards, based on the market price of our common stock on the New York Stock Exchange Composite Tape on that date, was $24.42 per share. With respect to Ms. Lewis, the Board made a one-time initial award under our Stock Plan for Outside Directors on September 29, 2021. Upon the recommendation of the Governance, Environmental and Sustainability Committee, the Board determined a cash value for her award, as of the grant date of September 29, 2021, of $90,877, resulting in a stock award of 3,619 shares of common stock for Ms. Lewis. The grant date fair value of the award, based on the market price of our common stock on the New York Stock Exchange Composite Tape on that date, was $25.11 per share. No stock awards under our Stock Plan for Outside Directors were outstanding at December 31, 2021.

(3)	Other Compensation represents matching contributions made under the Easy Match Program. See “—Compensation of Directors—Other Compensation.”

(4)	Ms. Cloonan was elected to the Board effective February 19, 2021. The fees earned or paid in cash reflect a partial year of service.

(5)

Ms. Lewis was elected to the Board effective September 29, 2021. The fees earned or paid in cash and initial stock award granted under our Stock Plan for Outside Directors reflect a partial year of service.

(6)	Mr. McLean and Ms. Rheney served on the Board until the 2021 Annual Meeting.

(7)	Mr. Nesbitt was appointed Independent Chair effective July 20, 2021. The fees earned or paid in cash reflect a partial year of service as Independent Chair of the Board.

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2022 Proxy Statement

STOCK OWNERSHIP

The following table shows stock ownership of known beneficial owners of more than 5% of CenterPoint Energy’s common stock, each director or nominee for director, the Chief Executive Officer, the Chief Financial Officer, the other executive officers for whom we are providing detailed compensation information under “Executive Compensation Tables” and our current executive officers, directors and director nominees as a group. Information for the executive officers, directors and director nominees is given as of March 1, 2022 except as otherwise indicated. The directors, director nominees and officers, individually and as a group, beneficially own less than 1% of CenterPoint Energy’s outstanding common stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (Exchange Act) and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

Name(1)	Number of Shares of CenterPoint Energy Common Stock
The Vanguard Group, Inc.	72,003,301	(2)
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc.	62,536,246	(3)
55 East 52nd Street
New York, New York 10055
Capital International Investors	48,016,611	(4)
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
Leslie D. Biddle	40,443
Wendy Montoya Cloonan	6,347
Earl M. Cummings	14,334
Scott E. Doyle	62,788	(5)
Christopher H. Franklin	—
Monica Karuturi	15,637
David J. Lesar	179,030
Raquelle W. Lewis	3,619
Kenneth M. Mercado	78,551	(5)
Martin H. Nesbitt	25,443
Theodore F. Pound	38,641
Phillip R. Smith	50,775
Barry T. Smitherman	25,747
Jason P. Wells	27,462
All current executive officers, directors and director nominees as a group (16 persons)	565,930	(5)(6)

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o CenterPoint Energy, Inc., 1111 Louisiana Street, Houston, Texas 77002.

(2)

This information is as of December 31, 2021 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2022 by The Vanguard Group, Inc. This represents 11.45% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports no sole voting power for shares of common stock, shared voting power for 1,222,905 shares of common stock, sole dispositive power for 69,226,171 shares of common stock and shared dispositive power for 2,777,130 shares of common stock.

(3)

This information is as of December 31, 2021 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2022 by BlackRock, Inc. This represents 9.9% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power for 54,704,304 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 62,536,246 shares of common stock and no shared dispositive power for shares of common stock.

(4)

This information is as of December 31, 2021 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2022 by Capital International Investors. This represents 7.6% of the outstanding common stock of CenterPoint Energy. The Schedule 13G reports sole voting power for 47,183,492 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 48,016,611 shares of common stock and no shared dispositive power for shares of common stock.

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Stock Ownership (continued)

(5)

Includes shares of CenterPoint Energy common stock held under CenterPoint Energy’s savings plan, for which the participant has sole voting power (subject to such power being exercised by the plan’s trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power).

(6)

Does not include Mr. Carroll, Mr. McLean, or Ms. Rheney, who departed from the Company during 2021. Does not include Mr. Mercado who, effective January 1, 2022, stepped down from his positions with the Company and its affiliates. Mr. Mercado will remain with the Company through the second quarter of 2022 to support the transition of his responsibilities.

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2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis as well as the information provided under the “Executive Compensation Tables” section contains information regarding measures applicable to performance-based compensation and targets and other achievement levels associated with these measures. CenterPoint Energy cautions investors not to regard this information, to the extent it may relate to future periods or dates, as forecasts, projections or other guidance. The reasons for this caution include the following: The information regarding performance objectives and associated achievement levels was formulated as of earlier dates and does not take into account subsequent developments. The objectives may include adjustments from, or otherwise may not be comparable to, financial and operating measures that are publicly disclosed and may be considered of significance to investors. Some achievement levels, such as those relating to incentives for exceptional performance, may be based on assumptions that differ from actual results.

CD&A Table of Contents
Executive Summary	28
Executive Compensation Program Overview	35
Design of Executive Compensation Program	36
2021 Executive Compensation Program	39
Our Executive Compensation Decision-Making Process	46
Other Compensation Programs and Practices	49

The Compensation Committee of the Board of Directors has developed a compensation program that aligns executive compensation with short-term and long-term performance against financial, operational and strategic goals that are key to delivering long-term value for our shareholders. This Compensation Discussion and Analysis (CD&A) describes our executive compensation program, including the objectives and elements of compensation, as well as recommendations and determinations made by the Compensation Committee regarding the compensation of our named executive officers.

Executive Summary

Our named executive officers for 2021 are listed below:

David J. Lesar	Jason P. Wells	Scott E. Doyle	Kenneth M. Mercado	Monica Karuturi
President, Chief Executive Officer & Director	Executive Vice President & Chief Financial Officer	Executive Vice President, Utility Operations	Former Executive Vice President, Electric Utility*	Executive Vice President and General Counsel

*

Effective January 1, 2022, Mr. Mercado stepped down from his positions with the Company and its affiliated entities. Mr. Mercado will remain with the Company through the second quarter of 2022 to support the transition of his responsibilities.

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Compensation Discussion and Analysis (continued)

Our named executive officers for 2021 also include Milton Carroll, our former Executive Chairman, who exited the Company during 2021 following the elimination of the Executive Chairman position.

In this proxy statement, we refer to David J. Lesar, Jason P. Wells, Scott E. Doyle, Kenneth M. Mercado and Monica Karuturi as our “senior executive officers.” We also describe and discuss the compensation of our Executive Chairman prior to his exit from the Company on July 21, 2021. We refer to our Executive Chairman, prior to his departure, and our senior executive officers collectively as our “named executive officers” in this proxy statement.

Shareholder Engagement and Say-on-Pay Vote

Feedback from our shareholders is a critical part of our Company’s and the Compensation Committee’s approach to designing our executive compensation program. Each year, we engage in shareholder outreach through various engagement channels including direct meetings, analyst conferences and road shows, among others, and proactively solicit feedback. We also reach out to the proxy governance teams of certain of our large institutional investors to solicit feedback on a range of topics, including, among other topics, our executive compensation program, including short-term and long-term incentive plan design, executive succession planning and ESG matters, including our corporate governance practices such as board structure, composition and refreshment, environmental and sustainability matters, such as climate change and our net zero emission goals, human capital management, including our diversity, equity and inclusion initiatives, and proxy statement disclosure.

At the 2021 Annual Meeting of Shareholders, we received 79.9% support on our annual advisory vote on executive compensation, up from 57% support at our 2020 Annual Meeting of Shareholders. Our executive compensation programs have historically received strong shareholder support (averaging over 90% prior to 2020). In providing this increased support in 2021, shareholders noted particular satisfaction with the Company’s efforts to increase the focus of our named executive officers’ compensation on meeting certain utility EPS targets to more directly align their interests with our shareholders and the addition of the diversity and inclusion negative modifier to our named executive officers’ short-term incentive plan.

In response to feedback consistently provided throughout the Company’s engagement efforts, in July 2021, the Board announced the implementation of a new independent leadership and governance structure following the substantial refreshment of the Board. As a result, the independent members of the Board appointed Mr. Martin H. Nesbitt to the newly created position of Independent Chair of the Board and eliminated the position of Executive Chairman. In connection with, and in support of, these transitions, the Compensation Committee approved certain compensation arrangements as described below in the “Transition to New Independent Board Governance Structure” section.

Following these changes, in response to the outcome of the 2021 advisory vote for executive compensation and as part of our commitment to solicit and understand the perspectives of our shareholders we reached out to 28 of our top shareholders, representing 68.3% of our outstanding shares, to request meetings to discuss our executive compensation program and ESG matters. We explicitly sought to discuss and receive feedback on the new governance structure, the compensation arrangements of the former Executive Chairman, Mr. Milton Carroll, and our President and CEO, Mr. David Lesar, and our proposed change to incorporate a carbon reduction goal into our long-term incentive plan. While our engagement efforts are ongoing, as of March 1, 2022, eleven shareholders representing 18.8% of our outstanding shares agreed to engage with us.

From November 2021 to February 2022, key members of our executive leadership team representing Human Resources, Investor Relations, Corporate Governance, and Environmental and Sustainability participated in our shareholder engagement. For each shareholder meeting, we offered to include a member of the Board. We provided an open forum to each shareholder to discuss and comment on any aspects of the Company’s executive compensation program or ESG matters. Overall, we received generally positive and/or constructive feedback from the shareholders who engaged with us regarding the Company’s strategic reset and senior management team, responsiveness to feedback shared through our prior engagement efforts, the new governance structure, our compensation philosophy for our salaries, short-term incentive plan and long-term incentive plan, and our ESG

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Compensation Discussion and Analysis (continued)

practices. The Company, after this engagement with these shareholders, agreed to keep in contact with them, as well as the other shareholders who chose not to engage with the Company, to continue to receive any such feedback they may have on the Company’s executive compensation program and our ESG practices.

SHAREHOLDER REPRESENTATION	We reached out to 28 of our top shareholders, representing 68.3% of our outstanding shares, and met with 11 shareholders, representing 18.8% of our outstanding shares.

MEETING PARTICIPATION	Key members of our executive leadership team representing Human Resources, Investor Relations, Corporate Governance, and Environmental and Sustainability participated in our shareholder engagement.

SHAREHOLDER FEEDBACK

The table below summarizes the topics our shareholders asked us to consider, and we shared the shareholder feedback with the Compensation Committee and Board for their consideration as we continue to evaluate our executive compensation program and ESG practices. Upon consideration of their feedback, we implemented certain changes as summarized in the table below.

These meetings with our shareholders provided the Compensation Committee and the Board with valuable insights into our shareholders’ perspectives on our compensation program and potential improvements to the program, as described further below. Following the shareholder outreach, with input from its independent compensation consultant and management, the Compensation Committee conducted its annual review of our programs, including performance metrics and targets.

The table below summarizes the executive compensation topics our shareholders asked us to consider and our response.

WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED

Supportive of inclusion of additional ESG measures in incentive plans

Effective in 2021, we introduced a diversity and inclusion negative modifier into the short-term incentive plan design. This modifier will be expanded in the 2022 short-term incentive plan to include supplier diversity objectives. This modifier is a downward-only modifier and can only reduce the potential payout; it cannot increase the short-term incentive plan awards. The structure of this modifier reflects the Company’s belief that advancement of the Company’s diversity, equity and inclusion objectives is an expectation, not a goal to be rewarded.

Beginning in 2022, we introduced a carbon reduction goal as a weighted component of our long-term incentive performance-based awards. This new component measures the progress of our net zero emission and carbon reduction goals and holds leaders accountable for the achievement of these goals.

Shareholders prefer independent board chair leadership and governance structure

Based on extensive feedback from shareholders and evaluation of evolving governance practices, the Board determined that a significant leadership and governance transition was necessary for the Company to continue to advance its strategic plan to drive sustainable value for the benefit of all its stakeholders. A new governance structure was implemented in July 2021 whereby the Board created a new position of Independent Chair of the Board and eliminated the position of Executive Chairman resulting in Mr. Carroll’s separation from his leadership role and position on the Board. Mr. Martin Nesbitt was appointed to the newly created Independent Chair position.

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Compensation Discussion and Analysis (continued)

WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED

Shareholders were supportive of management’s performance and execution of our new strategy

We have continued to regularly communicate and update shareholders on our successful progress on key initiatives and goals under our new long-term strategic plan. This open dialogue, along with our performance to date, has been well-received by our shareholders.

Shareholders, though supportive of the CEO’s leadership, performance and retention, requested additional information regarding the Compensation Committee’s and the Board’s rationale for the retention award granted to the CEO

The Compensation Committee and Board determined that a retention award granted to Mr. Lesar was appropriate to retain a highly-experienced CEO with a proven successful track record across industries during the implementation of a new independent leadership and governance structure and long-term corporate strategy. The Compensation Committee and Board made this determination following strong support from shareholders for Mr. Lesar and his leadership as well as shareholder feedback that succession planning and leadership stability was a priority. Further, in light of the separation of Mr. Carroll, the Board determined that the retention award was necessary to ensure continuity of leadership and stability by retaining Mr. Lesar. The Retention Incentive Agreement was determined following several meetings, including consultation with outside counsel, and the consideration of market data and past precedent provided by the Compensation Committee’s independent compensation consultant for the Compensation Committee’s and Board’s reference. Further, in response to extensive shareholder feedback in support of Mr. Lesar’s performance, the award encourages the continued leadership by Mr. Lesar for multiple years to provide senior executive management continuity, drive successful execution of the Company’s value-creation strategy and implement a successful executive leadership succession plan. In particular, the Compensation Committee and Board considered Mr. Lesar’s experience in successfully developing strong succession candidates and the need, as expressed by the Company’s shareholders, for the Company to have a long-term succession plan to ensure the ongoing successful execution of the Company’s long-term strategy. The Compensation Committee and Board noted that Mr. Lesar’s outstanding awards were insufficient to retain a sought-after CEO who has proven to be successful in multiple industries and the award further aligned Mr. Lesar’s interest with those of shareholders.

We have provided additional details and rationale for the Compensation Committee’s and Board’s decision to approve the retention award in the “Transition to New Independent Board Governance Structure” section.

Shareholders, though supportive of the implementation of the new governance structure, requested additional information regarding the Compensation Committee’s and the Board’s rationale for the severance arrangement with our former Executive Chairman

As part of our governance transition, Mr. Carroll’s position as Executive Chairman of the Board was eliminated in July 2021 and as is common market practice when such a position is eliminated, we entered into a Separation Agreement with Mr. Carroll whereby he exited from the Company. The Compensation Committee and Board took this action following numerous requests from shareholders to eliminate the Executive Chair position. The severance arrangement was determined following several Board and committee meetings, including consultation with outside counsel, and the consideration of market data and past precedent provided by the Compensation Committee’s independent compensation consultant for the Compensation Committee’s and Board’s reference. The Compensation Committee and Board determined that the terms of the Separation Agreement with Mr. Carroll were appropriate to have a smooth and successful implementation of the Company’s new independent leadership and governance structure. In addition, the Board received shareholder feedback that succession planning and leadership stability was a priority. In light of this, the Board determined it was necessary to ensure continuity of leadership and stability by entering into the Separation Agreement with Mr. Carroll that would require him to provide transition support while simultaneously entering into a retention agreement with Mr. Lesar. Further, the Separation Agreement reflects the termination of the Executive Chair position to implement best governance practices, and the continued need for Mr. Carroll’s support of a smooth transition given his strong ties to the Houston community and key stakeholders of the Company, as well as his institutional knowledge.

We have provided additional details and rationale for the Compensation Committee’s and Board’s decision to enter into the Separation Agreement in the “Transition to New Independent Board Governance Structure” section.

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Compensation Discussion and Analysis (continued)

In addition to engaging with our shareholders, we also engaged with representatives from Institutional Shareholder Services and Glass Lewis to gain clarity on matters they highlighted in their reports to investors, including how they evaluated our 2021 proxy disclosure and how they intend to evaluate our 2022 proxy disclosure.

2021 Business Strategy Highlights

We entered 2021 with the goal of transforming CenterPoint Energy into a premium utility company and we are now well on the path to achieving that goal. It was a transformative year in which we unveiled our new long-term strategy, focused on delivering sustainable rates for our customers, sustainable earnings growth for our shareholders, and a sustainable and positive impact on the environment for the communities we serve.

We achieved significant progress on key strategic objectives in 2021, including increasing our utility EPS (as defined below) growth target and delivering on our financial performance, setting a long-term capital plan that we believe will further enhance the safety, reliability and resiliency of our service to customers, executing on our strategic transactions to become a pure play utility, making significant progress towards the transition of our generation assets and announcing our first ever net zero direct emissions goal. We also implemented changes in our Board composition and the structure of our management team, bringing in new perspectives and leveraging their expertise to advance CenterPoint Energy on its path to becoming a premium utility.

2021 Executive Compensation Highlights

Our 2021 named executive officer compensation reflects the Company’s significant financial, operational and strategic successes during a transformative year. The Compensation Committee considered our named executive officers’ leadership of the Company to advance the Company on its path to becoming a premium utility by launching the Company’s first 10-year capital plan, the successful sale of the Company’s LDC businesses in Arkansas and Oklahoma, ongoing execution of our plan to exit the midstream industry as evidenced by our support of the merger between Enable Midstream Partners, LP and Energy Transfer LP and recognized the Company’s strong performance with its compensation decisions. While we believe our strong performance is supported by our cumulative net income from 2019 to 2021, our shareholder returns over this period did not reflect this performance, as shown in our performance share unit award results addressed below; however, we remain committed to delivering on a strategy that we believe will create additional value for our customers and investors.

•	Vesting of the 2019 performance share unit awards is based on the Company’s three-year relative total shareholder return (TSR) performance and three-year cumulative net income. Although the

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Compensation Discussion and Analysis (continued)

Company exceeded the target for cumulative net income, the overall performance share unit award results were impacted by lower relative TSR during the performance period. In recognition of our below target relative TSR, the Compensation Committee approved the vesting of the 2019 performance share unit awards at 79% of target.

•

In assessing the 2021 short-term incentive plan payout, the Compensation Committee considered our achievement of strong utility EPS financial results and achievement of diversity, equity and inclusion goals, such that no downward modification was warranted. However, pursuant to the recommendation of the CEO and other executive team members, the Compensation Committee exercised its discretion to reduce the short-term incentive plan achievement level to be in line with that of the broader CenterPoint Energy management and employee population. In supporting this exercise of negative discretion, the Compensation Committee noted senior management’s desire to encourage improvements in Company performance with regard to certain safety and customer satisfaction metrics.

Compensation actions associated with our 2021 independent governance transition activities are described below.

Transition to New Independent Board Governance Structure

Based on extensive feedback from shareholders and evaluation of evolving governance practices, the independent members of the Board determined that a significant leadership and governance transition was necessary for the Company to continue to advance its strategic plan to drive sustainable value for the benefit of all its stakeholders. A new governance structure was implemented in July 2021 whereby the Board created a new position of Independent Chair of the Board and eliminated the position of Executive Chairman resulting in Mr. Carroll exiting from his leadership role and position on the Board. Mr. Nesbitt was appointed to the newly created Independent Chair position. In connection with, and in support of, these transitions, the Compensation Committee approved certain compensation arrangements as described below. These arrangements represent the cumulation of multiple years of transition at the executive level of the Company. When making these compensation decisions, the Compensation Committee and the independent members of the Board held numerous Board and committee meetings, which included the engagement of outside counsel, and took into account various stakeholder views as part of an informed decision-making process. Additionally, the Compensation Committee’s independent compensation consultant provided the Chair of the Compensation Committee with relevant market data and past precedent for the Compensation Committee’s and Board’s reference. Following the implementation of these decisions, management engaged with shareholders who indicated strong support for the new Board structure and for the continued leadership of the Company by Mr. Lesar. The Board believes these arrangements have supported a smooth transition to this independent governance structure and ongoing execution of our long-term corporate strategy. Additional information regarding the Compensation Committee’s and Board’s rationale in support of each respective compensation arrangement is set forth below.

President and Chief Executive Officer, David Lesar – Retention Awards

On July 20, 2021, upon the approval and recommendation of the Compensation Committee and approval of the Board, the Company entered into a retention incentive agreement with Mr. Lesar (the Retention Incentive Agreement). Under the terms of the Retention Incentive Agreement, Mr. Lesar will receive a total of 1 million shares of common stock of the Company (the Total Stock Award) to be granted in multiple annual awards. In July 2021, 400,000 restricted stock units were awarded to Mr. Lesar that will vest in December 2022. Restricted stock unit awards covering the remaining 600,000 shares will be awarded to Mr. Lesar in February 2022 and February 2023, in each case covering the remainder of the Total Stock Award not previously awarded or such lesser number of restricted stock units as permitted under the annual individual award limitations under the LTIP and vesting in December 2023. These awards will also fully vest upon death, disability, termination without cause, or resignation for good reason, as defined in the award agreements, that occurs prior to the vesting date. In the event any shares under the Total Stock Award remain unawarded, in February 2024, a fully vested stock bonus award of the remaining shares will be granted. The Retention Incentive Agreement also provides Mr. Lesar with a cash award (the Dividend Equivalent Award) consisting of the right to receive the amount of dividends paid on the number of shares subject to each equity-based retention award for the period between July 20, 2021 and the grant date of such award, with the Dividend Equivalent Award to vest and be paid on the same terms as the related equity-based award. In the

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Compensation Discussion and Analysis (continued)

event of death, disability, termination without cause, or resignation for good reason, as defined in the Retention Incentive Agreement, that occurs prior to the full Total Stock Award being awarded, the Company will pay a lump sum cash payment equal to the value of the unawarded equity-based awards, based on the closing trading price of Common Stock on the date of the event’s occurrence and any amounts accrued through the date of the event under the Dividend Equivalent Award. In addition, in the event of termination without cause or resignation for good reason, the Company will pay the expenses for Mr. Lesar to maintain an office and administrative assistant for five years following his termination.

When considering the Retention Incentive Agreement, the Compensation Committee and the independent members of the Board held numerous meetings where they engaged outside counsel, and the Compensation Committee’s independent compensation consultant provided the Chair of the Compensation Committee with relevant market data and past precedent for the Compensation Committee’s and Board’s reference. Further, the Compensation Committee and the independent members of the Board took into consideration various stakeholders’ views, including strong support for Mr. Lesar’s leadership and desire to retain Mr. Lesar to continue to execute on the Company’s corporate strategy towards becoming a premium utility. Following the announcement of the Retention Incentive Agreement and as part of the Company’s engagement efforts, shareholders continued to express their support for Mr. Lesar and the importance that the Company continue to retain Mr. Lesar. The Compensation Committee and the Board approved the Retention Incentive Agreement to retain a highly-experienced CEO with a proven track record across industries during the implementation of a new independent leadership and governance structure and the establishment and commencement of a new long-term corporate strategy. The Compensation Committee and the Board noted the strong performance of Mr. Lesar in leading the Company during a time of transition, first as the chair of the Business Review and Evaluation Committee of the Board, and later as CEO. Mr. Lesar helped set the Company on the path of becoming a premium utility and oversaw the launch of the first 10-year plan for the Company, the divestiture of the Company’s holdings in Enable Midstream Partners, LP and the successful divestiture of certain LDC assets in Oklahoma and Arkansas, all of which has been well-received by shareholders. Mr. Lesar was able to accomplish these transformative steps during the backdrop of the COVID-19 pandemic. Further, the agreement encourages the continued leadership by Mr. Lesar for multiple years to provide executive management continuity, drive successful execution of the Company’s value-creation strategy and implement a successful executive leadership succession plan. In particular, the Compensation Committee and Board considered Mr. Lesar’s experience in successfully developing strong succession candidates and the need, as expressed by the Company’s shareholders, for the Company to have a long-term succession plan to ensure the ongoing successful execution of the Company’s long-term strategy. Given Mr. Lesar’s strong performance and his success in leading companies in different markets, the Compensation Committee and the Board were aware of other companies who were interested in recruiting Mr. Lesar. The Compensation Committee and the Board further noted that Mr. Lesar’s then current outstanding incentive awards were insufficient to incentivize the retention of Mr. Lesar and more strongly align his interests with those of shareholders. Further, in light of the separation of Mr. Carroll, the Board determined that the retention award was necessary to ensure continuity of leadership and stability by retaining Mr. Lesar. Given Mr. Lesar’s strong performance and strong support for Mr. Lesar expressed by the Company’s shareholders, the Compensation Committee and the Board determined that solely time-based awards were necessary to retain Mr. Lesar and noted the vast majority of Mr. Lesar’s annual LTI awards includes performance metrics as is the case for all other senior executives of the Company. For the above reasons, the Compensation Committee and the Board believed the Retention Incentive Agreement was appropriate to retain Mr. Lesar to continue to lead the Company on a successful path towards becoming a premium utility.

Executive Chairman, Milton Carroll – Severance Arrangement

On July 21, 2021, upon the approval and recommendation of the Compensation Committee and approval of the Board, the Company entered into a separation agreement with Mr. Carroll (the Separation Agreement). Under the terms of the Separation Agreement, Mr. Carroll was required to exit the position of Executive Chairman on July 21, 2021 and from his position on the Board by September 30, 2021. Further, Mr. Carroll was required to comply with various restrictive and other covenants, execute a release of claims against the Company and provide transition

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Compensation Discussion and Analysis (continued)

services, cooperation and other support as may be reasonably requested by the Company. As part of his severance, Mr. Carroll received a cash payment of approximately $28 million and the vesting of his outstanding 2019, 2020 and 2021 equity awards, to be paid based on the actual achievement of applicable performance objectives.

When considering the Separation Agreement, the Compensation Committee and the independent members of the Board held numerous Board and committee meetings where they engaged outside counsel, and the Compensation Committee’s independent compensation consultant provided the Chair of the Compensation Committee with relevant market data and past precedent for the Compensation Committee’s and Board’s reference. Further, the Compensation Committee and the independent members of the Board took into consideration numerous requests from shareholders to eliminate the Executive Chair position to align the Company with current best governance practices. Following the announcement of the Separation Agreement and as part of the Company’s engagement efforts, shareholders continued to express their support for the elimination of the Executive Chair position. The Compensation Committee and Board approved the terms of the Separation Agreement to have a smooth implementation of the new independent leadership and governance structure for the Company and the Board by, among other things, allowing for the management of the timing of the transition. Further, the Separation Agreement ensured availability and cooperation of the outgoing Chair of the Board with transition support to the new independent Chair of the Board, which took into account the continued need for Mr. Carroll’s support of a smooth transition given his strong ties to the Houston community and key stakeholders of the Company as well as his institutional knowledge. In addition, the Board received shareholder feedback that succession planning and leadership stability was a priority. In light of this, the Board determined it was necessary to ensure continuity of leadership and stability by entering into the Separation Agreement with Mr. Carroll that would require him to provide transition support while simultaneously entering into a retention agreement with Mr. Lesar. Further, the severance arrangement reflects that Mr. Carroll’s position was terminated in order to respond to shareholder feedback, ESG considerations and to implement best governance practices for the Company.

Executive Compensation Program Overview

Our Compensation Objectives

Our executive compensation program is designed to achieve the objectives as set forth below:

RECRUIT AND RETAIN TALENT

A key objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent. While the Company’s executive compensation program is market-based, the Compensation Committee considers other factors appropriate or necessary to retain key executives.

PAY FOR PERFORMANCE

We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Accordingly, while compensation targets will to a large extent reflect the market, actual compensation realized will reflect our attainment of (or failure to attain) specified financial and operational performance objectives.

ALIGN INTERESTS OF EXECUTIVES WITH SHAREHOLDERS

We believe compensation programs can drive our employees’ behavior. We try to design our executive compensation program to align compensation with current and desired corporate performance and shareholder interests by providing a significant portion of total compensation in the form of stock-based incentives and requiring target levels of stock ownership.

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Compensation Discussion and Analysis (continued)

Compensation Program Key Features and Best Practices

The following are key features of our executive compensation program, which we believe are governance best practices and align the interests of management with those of our shareholders.

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
✓

Strong Pay for Performance. A substantial portion of the compensation for our named executive officers is at-risk and performance-based, meaning that actual compensation realized in a given year will vary depending on Company financial and stock price performance and individual performance.

✓

No Employment Agreements. We do not maintain executive employment agreements with any of our named executive officers, and our named executive officers are not entitled to guaranteed cash severance payments upon a termination of employment except pursuant to our change in control plan.

✓

“Double Trigger” Provisions for Change in Control Plan and Equity Awards. Our change in control plan and equity award agreements include a “double trigger,” whereby the executive is eligible for change in control benefits only if employment is terminated under certain circumstances within a set period before or after a change in control.

✓	No Excise Tax Gross Up Payments. Our change in control plan does not provide for excise tax gross up payments.
✓

Stock Ownership Guidelines. We have established executive stock ownership guidelines applicable to all of our officers to appropriately align the interests of our officers with our shareholders’ interests.

✓

Benchmark to Market. We benchmark each major element of target compensation against the middle of the market (25th – 75th percentiles) because we believe the middle of the market is a generally accepted benchmark of external competitiveness.

✓

Incentive Recoupment Policy. We have implemented a policy for the recoupment of short-term and long-term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results.

✓

Anti-Hedging Policy. As part of our insider trading policy, we have a policy prohibiting all of our officers and directors from hedging the risk of stock ownership by purchasing, selling or writing options on CenterPoint Energy securities or engaging in transactions in other third-party derivative securities with respect to CenterPoint Energy stock.

✓	100% Independent Compensation Committee. The Compensation Committee consists entirely of independent directors.
✓	Independent Compensation Consultant. The Compensation Committee retains an independent consultant to provide advice on executive compensation matters.

Design of Executive Compensation Program

Key Compensation Components and Purpose

We strive to provide compensation that is competitive, both in total and in individual components, with the companies we believe are our peers and likely competitors for executive talent.

We also motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with our overall success. Actual compensation in a given year will vary based on our performance, and to a lesser extent, on qualitative appraisals of individual performance. We expect our senior executive officers to have a higher percentage of their total compensation at risk to align each of our senior executive officers with the short-term and long-term performance objectives of CenterPoint Energy and with the interests of our shareholders.

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Compensation Discussion and Analysis (continued)

The key components of our 2021 compensation programs, including certain changes beginning in 2022, and their purpose in advancing our strategic objectives are outlined below.

	ELEMENT	FORM OF AWARD	PERIOD	PURPOSE
Fixed	Base Salary	Cash	One year	✓ Fixed, competitive level of compensation based on scope and complexity of role, individual experience and performance to attract and retain top talent

At Risk	Short-Term Incentive	Cash	One year

✓ Rewards delivery of near-term objectives aligned with the Company’s long-term business strategy

✓ Considers individual performance and contributions to Company performance

✓ Our short-term incentive funding is subject to a utility EPS funding trigger, with funding for our named executive officers based solely on achieving a utility EPS goal

✓ Potential payout subject to D&I downward only ESG modifier

✓ New: Beginning in 2022, D&I downward modifier will include a supplier diversity metric

✓ New: Beginning in 2022, our payout range will be 75%, 125% and 200% for threshold, target and max performance, respectively, to incentivize premium utility performance

	Long-Term Incentives	Performance Share Units (PSUs) 75%	Three-year cliff vesting, subject to cumulative utility EPS/non-GAAP EPS performance

✓ Rewards creation of long-term value through cumulative utility EPS/non-GAAP EPS

✓ Aligns with shareholder interests

✓ PSUs represent 75% of total award value with 30% based on utility EPS performance for 2021 and non-GAAP EPS performance for 2022 and 2023, and 45% based on relative TSR performance for PSUs granted in 2021

✓ New: Beginning in 2022, PSUs based on cumulative non-GAAP EPS will represent 35% of total award value and our maximum payout will be 200% of target to align with market

Three-year cliff vesting, subject to relative stock performance

✓ Incentivizes Company outperformance relative to peer companies

✓ Aligns with shareholder interests

✓ New: Beginning in 2022, PSUs based on relative TSR performance will represent 35% of total award value

✓ New: Beginning in 2022, TSR target and maximum performance will be based on a percentile achievement based on position relative to peer group

			Three-year cliff vesting, subject to carbon reduction goals	✓ New: Beginning in 2022, PSUs based on carbon reduction goals will account for 5% of the total award
		Restricted Stock Units (RSUs) 25%	Three-year cliff vesting, subject to continued employment and positive operating income

✓ Promotes retention, facilitates stock ownership and supports succession planning

✓ Aligns with long-term shareholder interests

✓ RSUs represent 25% of total award value and will vest only if CenterPoint Energy achieves positive operating income in the last full calendar year of the vesting period

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Compensation Discussion and Analysis (continued)

Pay For Performance

The guiding principle of our compensation philosophy is that the interests of executives and shareholders should be aligned and that pay should be based on performance. Our program provides upside and downside potential, depending on actual results, as compared to predetermined measures of success.

A significant portion of our named executive officers’ total direct compensation, which includes base salary in addition to the short-term and long-term incentive components, as applicable, is conditioned upon achieving results that are key to our long-term success and increasing shareholder value. In addition, we may from time to time pay transaction- or project-specific bonuses in recognition of extraordinary efforts by certain individuals, which may include our named executive officers.

The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.

TARGET COMPENSATION MIX AS OF DECEMBER 31, 2021

(consisting of base salary, short-term incentives and long-term incentives*)

*The graphics do not include retention or sign-on awards.

**The graphic represents the average size of each component as a percentage of each named executive officer’s (other than the Chief Executive Officer’s and former Executive Chairman) target total direct compensation opportunities (approved by the Compensation Committee in 2021).

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Compensation Discussion and Analysis (continued)

2021 Executive Compensation Program

2021 Target Compensation Opportunities for Named Executive Officers

The overall objectives and structure of our executive compensation program for our named executive officers remained largely unchanged in 2021 as compared to 2020. In February 2021 the Compensation Committee reviewed the base salary and short-term and long-term incentive targets, as applicable, for each of our named executive officers and determined their respective base salaries and short-term and long-term incentive targets, as applicable, to provide each officer a competitive total direct compensation opportunity as shown below.

Name	2021 Base Salary	2021 Short- term Incentive Target (% of Salary)	2021 Short-term Target Opportunity	2021 Long- term Incentive Target (% of Salary)	2021 Long-term Target Opportunity	2021 Total Direct Target Compensation
David J. Lesar(1)	$1,450,000	135%	$1,957,500	560%	$8,120,000	$11,527,500
Jason P. Wells	$670,000	75%	$ 502,500	250%	$1,675,000	$2,847,500
Scott E. Doyle	$525,000	70%	$ 367,500	190%	$997,500	$1,890,000
Kenneth M. Mercado	$525,000	70%	$ 367,500	190%	$997,500	$1,890,000
Monica Karuturi	$540,000	65%	$ 351,000	180%	$972,000	$1,863,000
Milton Carroll(2)	$870,000	75%	$ 652,500	365%	$3,175,500	$4,698,000

(1)

Amounts do not include retention awards for Mr. Lesar. For more information on Mr. Lesar’s retention awards, please see “—Executive Compensation Program Overview—Transition to New Independent Board Governance Structure – President and Chief Executive Officer, David Lesar – Retention Awards.”

(2)	Mr. Carroll departed from his role as Executive Chairman on July 21, 2021.

Base Salary

Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provides an element of compensation that is not at risk to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities. We may from time to time also make certain retention payments to our executive officers. For example, in 2021, Ms. Karuturi received $80,000 as a cash retention bonus.

Adjustments to base salary primarily reflect either changes or responses to changes in market data or increased experience and individual contribution of the employee. The typical date for making these adjustments is on or about April 1 of each year; however, adjustments may occur at other times during the year to recognize new responsibilities or new data regarding the market value of the job being performed.

In February 2021, the Compensation Committee reviewed the base salary for each of our named executive officers and determined their respective base salaries in recognition of the scope of their respective roles and to align their base salaries with market benchmarks.

NAME	2021 BASE SALARY
David J. Lesar	$1,450,000 (increase of 7% from 2020)
Jason P. Wells	$670,000 (increase of 3% from 2020)
Scott E. Doyle	$525,000 (increase of 5% from 2020)
Kenneth M. Mercado	$525,000
Monica Karuturi	$540,000
Milton Carroll*	$870,000 (increase of 6% from 2020)

*	Departed from Executive Chair position with the Company during 2021; see above for further information.

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Compensation Discussion and Analysis (continued)

Short-Term Incentive Plan

Our short-term incentive plan provides an annual cash award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for CenterPoint Energy as well as to recognize the employee’s performance during the year. The target award for each employee is expressed as a percentage of base salary earned during the year.

The Compensation Committee generally determines each named executive officer’s short-term incentive target based on the competitive market data developed by its compensation consultant and recommendations from the Chief Executive Officer for officers other than himself.

Each year, the Compensation Committee identifies incentive plan metrics that align with our strategy and with the interests of, and our commitments to, our shareholders. The Compensation Committee establishes and approves the specific performance objectives under the short-term incentive plan based on financial and operational factors determined to be critical to achieving our desired business plans and designed to reflect goals and objectives to be accomplished over a 12-month measurement period. After the end of the year, the Compensation Committee compares the actual results to the pre-established performance objectives and certifies the extent to which the objectives are achieved under the plan. For the 2021 year, in response to shareholder feedback, the Compensation Committee established that the short-term incentive plan for our named executive officers would be based on achieving a utility EPS target, with a downward modifier for diversity, equity and inclusion metrics.

The entirety of each individual award is subject to the Compensation Committee’s discretion, consistent with the Company’s philosophy to pay for performance. In determining whether to exercise its discretion, the Compensation Committee may assess an individual executive’s contribution to the achievement of the performance objectives and any special circumstances and may also consider the input of our Chief Executive Officer on the amount to be awarded to each of the other named executive officers.

The short-term incentive plan metrics for the 2021 performance year, along with the description of each metric and its critical linkage to our strategy for value creation, are provided in the table below.

PERFORMANCE OBJECTIVES	WEIGHTING	DESCRIPTION	STRATEGY ALIGNMENT
Utility EPS	100%	Utility EPS is a non-GAAP metric which includes net income from the Electric and Natural Gas segments, as well as after-tax Corporate and Other operating income and an allocation of corporate overhead based on our utility business segments’ relative earnings contributions. It is also adjusted for certain factors to reflect what we consider to be our fundamental business performance. *	An EPS measure aligns with our commitment to return value to investors through earnings and dividends paid. This measure is focused on utility EPS, which excludes net income from our midstream investments, because we view our utility operations as the principal driver of overall financial performance.
Diversity and Inclusion Negative Modifier	0%	This modifier is focused on meeting certain diversity, equity and inclusion goals: diversity of applicants, utilization of diverse panels and diversity of workforce. This modifier is a downward-only modifier and can only reduce the potential payout by a combined total of up to 5%; it cannot increase the short-term incentive plan awards.	This diversity and inclusion negative modifier aligns with our commitment to recruit and retain a diverse workforce that is reflective of the communities we serve. The downward modifier highlights our belief that meeting these diversity, equity and inclusion goals is expected.

* Adjustments are detailed as part of the “Executive Compensation Tables – Non-Equity Incentive Plan Awards” disclosure and a reconciliation can be found in Appendix B.

Establishing Performance Measures and Target Ranges

The Compensation Committee establishes annual performance measures that align with our business strategy and contribute to our long-term shareholder value proposition. The Compensation Committee establishes performance measures and the scaling of the levels necessary to achieve threshold, target and maximum performance, based on

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Compensation Discussion and Analysis (continued)

strategic priorities for the organization and an assessment of expected business performance during the measurement period. The utility EPS target level is based on achieving 7% growth relative to 2020 actual performance. The diversity and inclusion negative modifier’s targets are based on 2020 and 2021 actual results.

2021 Short-Term Incentive Plan Results

The table below illustrates CenterPoint Energy’s 2021 performance against the pre-established short-term incentive plan measures. In 2021, the senior executive team achieved 150% of target under the utility EPS metric of the short-term incentive plan reflecting the team’s pivotal role in supporting the Company’s strong financial performance. Pursuant to the recommendation of the CEO and other executive team members, the Compensation Committee exercised its discretion to reduce the short-term incentive plan achievement level to be in line with that of the broader CenterPoint Energy management and employee population. In supporting this exercise of negative discretion, the Compensation Committee noted senior management’s desire to encourage improvements in Company performance with regard to certain safety and customer satisfaction metrics.

Performance Objectives	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Results	Actual Achievement	Approved Achievement
Utility EPS	$1.24	$1.25	$1.26	$1.27	150%	110%
Diversity and Inclusion Negative Modifier*

Diversity, Equity and Inclusion Performance Objectives	Target	Actual Achievement
Diversity of Applicants	>80%	91%	✓
Utilization of Diverse Interview Panels	>95%	99%	✓
Diversity of Workforce			✓
Placement Diversity Rate (Female)	>24%	30%	✓
Placement Diversity Rate (Racial/Ethnic Minority)	>36%	46%	✓

*

The diversity and inclusion composite acts as a negative modifier of up to 5%. Based on the Company’s achievement with respect to these metrics, the Compensation Committee decided not to exercise the negative modifier for diversity and inclusion. However, the Compensation Committee did exercise negative discretion to reduce the overall short-term incentive achievement level based on other considerations as described in the previous paragraph.

Individual Short-Term Incentive Plan Awards for 2021 Performance

Based on our approved level of achievement of the 2021 performance objectives at 110% and an assessment of each individual’s performance by the Compensation Committee, the 2021 short-term incentive awards for our named executive officers, expressed as a percentage of their individual target awards, were as follows:

Name	2021 Short-Term Incentive Achievement (as a Percentage of Target)
David J. Lesar	110%
Jason P. Wells	110%
Scott E. Doyle	100%
Kenneth M. Mercado	110%
Monica Karuturi	110%
Milton Carroll(1)	100%

(1)

Due to his departure as Executive Chairman during the plan year and his satisfaction of the retirement provisions under the short-term incentive plan, Mr. Carroll received a pro rata 2021 short-term incentive award payment at the target level of achievement pursuant to the terms of the short-term incentive plan.

Long-Term Incentive Plan

We provide a long-term incentive plan in which each of our named executive officers and certain other management-level employees participate. Our long-term incentive plan is designed to align the interests of our participants with

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Compensation Discussion and Analysis (continued)

those of our shareholders and reward participants for sustained improvements in our financial performance and increases in the value of our common stock and dividends over an extended period.

The vesting period for long-term incentive plan awards is three years to incentivize participants to deliver sustainable business results in service of our long-term strategy, reward longer-term Company performance and encourage retention. In accordance with the terms of our long-term incentive plan, our practice is to price annual grants of equity awards at the closing market price for our common stock on the New York Stock Exchange on the grant date, which is the date the Compensation Committee approves the grants.

2021 Long-Term Incentive Plan Design

The total long-term incentive opportunity for each executive officer is determined on an annual and individual basis, considering the executive’s position and performance and the long-term compensation provided to similar roles in the peer group. Each year, the Compensation Committee also reviews the allocation of the long-term incentive opportunity between performance share units and restricted stock unit awards. The Compensation Committee approved an allocation between performance share units and restricted stock unit awards of 75% and 25% respectively, for 2021. Prior to 2021, the allocation between performance share units and restricted stock unit awards was 70% and 30%, respectively.

Performance Share Unit (“PSU”) Awards (75% of Award Value)

Our 2021 PSU awards were made in two separate grants, with the payout opportunity for each grant based on a different performance objective. The first is based on total TSR over the three-year performance cycle as compared to that of the other 18 companies included in our peer group. Forty-five percent of long-term compensation is based on the TSR metric. The remaining 30% is based on achieving a specified utility EPS goal in 2021 and non-GAAP EPS goal in 2022 and 2023 over the three-year performance cycle.

If actual achievement for the performance objective under an award does not meet at least the threshold level, the Compensation Committee will not approve a distribution for the award. If a performance objective meets or exceeds the threshold level, the threshold payout for these awards is 33% of target for the total shareholder return performance objective and 50% of target for the applicable EPS performance objective, and the maximum payout opportunity is 200% of target for the total shareholder return performance objective and 150% of target for the applicable EPS performance objective.

2021 PSU Awards	Relative TSR 45%	Percentile Rank	Payout Scale	Cumulative Utility EPS/ non-GAAP EPS* 30%	Payout Scale**
Payout Range 0% - 180%	Measures average share price performance over a three-year performance period, relative to Peer Group***	2nd position or higher	Maximum (200%)	Measures utility EPS performance in 2021 and non-GAAP EPS performance in 2022 and 2023	Maximum (150%)
Achievement between these two levels determined utilizing linear interpolation based on position
		25th percentile	Threshold (33%)		Target (100%)
		Below 25th percentile	0%		Threshold (50%)

*Utility EPS is a non-GAAP metric which includes net income from the Electric and Natural Gas segments, as well as after tax Corporate and Other operating income and an allocation of corporate overhead based upon the Utility’s relative earnings contribution. Non-GAAP EPS is a non-GAAP metric which includes consolidated net income. Both metrics are adjusted for certain factors to reflect what we consider to be our fundamental business performance

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Compensation Discussion and Analysis (continued)

**Linear interpolation between award levels

***Results will represent an average of 20 TSR calculation periods, beginning the first 20 of the last 30 trading days preceding the performance period and ending the first 20 of the last 30 trading days of the performance period

Relative TSR (45% of Award Value)

Maximum achievement (200% of target) requires CenterPoint Energy to rank second or higher in our TSR Peer Group, but no shares would vest if the Company ranks below the 25th percentile in that comparison (threshold level). For this performance objective, the number of PSUs granted will vest using linear interpolation between the threshold and maximum achievement levels.

The 18 companies utilized for measuring TSR are the same companies represented in our Peer Group disclosure below. We believe the peer group is a reasonable proxy for the universe of companies engaged in businesses similar to ours and is appropriate for measuring relative TSR.

Cumulative Utility EPS/non-GAAP EPS (30% of Award Value)

The Compensation Committee established a utility EPS target for 2021 and a non-GAAP EPS target for 2022 and 2023 as the other performance objective for long-term incentive awards made in 2021. Utility EPS is a non-GAAP metric which includes net income from the Electric and Natural Gas segments, as well as after tax Corporate and Other operating income and an allocation of corporate overhead based on the Utility’s relative earnings contribution. Non-GAAP EPS is a non-GAAP metric which includes consolidated net income. Both metrics are also adjusted for certain factors to reflect what we consider to be our fundamental business performance. For a detailed description of the calculation of utility EPS, see “Executive Compensation Tables—Non-Equity Incentive Plan Awards” and a reconciliation to the nearest GAAP measure can be found in Appendix B.

Restricted Stock Unit Awards (25% of Award Value)

The restricted stock units (RSUs or stock awards) are intended to retain executive officers and reward them for absolute long-term stock appreciation while providing some value to the recipient even if the stock price declines. In this way, the RSUs help balance against the variable, at-risk nature of the performance share unit awards and promote retention. The RSUs (other than the retention awards granted to Mr. Lesar and any sign-on awards) are subject to CenterPoint Energy achieving positive operating income in the last full calendar year of the vesting period.

2021 Long-Term Incentive Awards for Named Executive Officers

On February 18, 2021, the Compensation Committee authorized awards as shown in the table below. Vesting and payout of the performance unit shares requires continuous service through the performance period and will be determined based on the level of achievement of each performance objective over the three-year cycle of 2021 through 2023. Vesting of stock awards requires continuous service through the vesting date and achievement of positive operating income in the last full calendar year of the vesting period. For additional detail regarding the grants, see “Executive Compensation Tables—Equity Incentive Plan Awards—Long-term Incentive Plan Awards Granted in 2021.”

Description	Lesar(1)	Wells	Doyle	Mercado	Karuturi	Carroll
Base Salary	$1,450,000	$670,000	$525,000	$525,000	$540,000	$870,000
Long-term incentive target	560%	250%	190%	190%	180%	365%
Long-term incentive compensation at target	$8,120,000	$1,675,000	$997,500	$997,500	$972,000	$3,175,500
Performance share unit portion (75%)	$6,090,000	$1,256,250	$748,125	$748,125	$729,000	$2,381,625
Stock award portion (25%)	$2,030,000	$418,750	$249,375	$249,375	$243,000	$793,875

(1)

The amounts shown for Mr. Lesar do not include the retention awards under Mr. Lesar’s Retention Incentive Agreement. For more information regarding Mr. Lesar’s retention awards, please see “—Executive Compensation Program Overview—Transition to New Independent Board Governance Structure—President and Chief Executive Officer, David Lesar—Retention Awards.”

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Compensation Discussion and Analysis (continued)

Both the performance share units and the stock awards accrue dividend equivalents over the performance cycle or vesting period, respectively, until they are delivered, at the same level as dividends earned by shareholders on shares of our common stock outstanding. Dividend equivalents on the shares which are vested are paid in cash when the shares are delivered. Dividend equivalents are not paid with respect to unearned and unvested shares.

2019 – 2021 PSU Award Vesting

The calculated payout for the 2019 – 2021 PSU awards was 79% of target based on the Company’s three-year relative TSR performance and three-year cumulative net income. Although the Company exceeded the target for cumulative net income, the overall performance share results were impacted by lower relative TSR during the performance period.

2019 – 2021 PSU AWARD GOALS	AWARD DETERMINATION ($ in millions)				WEIGHTING	ACHIEVEMENT

TSR Performance	Threshold (33%) 15th Position		Maximum (200%) 2nd Position		40%	17th Position	0%

Cumulative Net Income	Threshold (50%) $1,863	Target (100%) $2,028	Maximum (150%) $2,153	Exceptional (200%) $2,233	30%	$2,209	185%

					Overall Achievement		79%

For a detailed description of the calculation of cumulative net income, see “Executive Compensation Tables—Equity Incentive Plan Awards – Additional Information” and a reconciliation can be found in Appendix B.

Actions Taken Regarding 2022 Executive Compensation Program

Consistent with our compensation philosophy of targeting the middle of the market (25th – 75th percentiles) of our peers for each major element of compensation, in February 2022, the Compensation Committee considered competitive market data provided by Meridian and made the following adjustments for each of the named executive officers to provide each officer with a more competitive total direct compensation opportunity:

Name	Base Salary	Short-term Incentive Target %	Long-term Incentive Target %
David J. Lesar	$1,475,000 (increase of 2%)	140% of base salary (increase from 135%)	575% of base salary (increase from 560%)
Jason P. Wells	$695,000 (increase of 4%)	75% of base salary	250% of base salary
Scott E. Doyle	$600,000 (increase of 14%)	75% of base salary (increase from 70%)	250% of base salary (increase from 190%)
Kenneth M. Mercado(1)	$525,000	70% of base salary	190% of base salary
Monica Karuturi(2)	$580,000 (increase of 7%)	70% of base salary (increase from 65%)	190% of base salary (increase from 180%)

(1)

Effective January 1, 2022, Mr. Mercado stepped down from his positions with the Company and its affiliated entities. Mr. Mercado will remain with the Company through the second quarter of 2022 to support the transition of his responsibilities.

(2)	In February 2022, the Compensation Committee approved a $100,000 cash bonus payment to Ms. Karuturi for the successful completion of the sale of the Company’s Arkansas and Oklahoma LDC businesses.

Short-Term Incentive Plan Design

The Compensation Committee approved the following plan design changes for the 2022 short-term incentive program:

•	Established the payout range as 75%, 125% and 200% of threshold, target and max performance, respectively, to incentivize premium utility performance.

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Compensation Discussion and Analysis (continued)

•

Adjustments to the underlying metrics of the diversity and inclusion negative modifier, including adding a supplier diversity goal. This new metric is focused on increasing the percentage of diverse supplier spend relative to prior year. The diversity and inclusion negative modifier will continue to be a downward-only modifier and can only reduce the potential payout by a combined total of up to 5%.

Performance Objective	Weighting
non-GAAP EPS	100%
Diversity and Inclusion Negative Modifier*	0%
Diversity of applicants
Supplier diversity

*	The Diversity and Inclusion composite acts as a negative modifier of up to 5% (2.5% for each metric).

Long-Term Incentive Plan Design

The Compensation Committee approved the following plan design changes for the 2022 long-term incentive program:

•	Established a maximum payout of 200% of target for the PSUs based on cumulative non-GAAP EPS to align our long-term incentive plan with current market practice.

•	PSUs based on cumulative non-GAAP EPS and PSUs based on relative TSR performance will each represent 35% of total award value.

•	Established target and maximum performance for PSUs based on relative TSR performance based on a percentile achievement based on position relative to peer group.

•

Established new three-year cumulative carbon reduction goals and adjusted the allocation of PSUs such that PSUs based on cumulative non-GAAP EPS and on relative TSR performance will each represent 35% of total award value and PSUs based on the new carbon reduction goals will represent 5% of total award value. The PSUs based on three-year cumulative carbon reduction goals will have a 4% weight for meeting certain Scope 1 and 2 carbon emission reductions and 1% weight for Scope 3 emission reductions. The Compensation Committee established these goals to recognize the importance of the Company’s new net zero emission goals and to track the progress of the Company towards achieving these goals. If performance for the goals meets or exceeds the threshold level, the Compensation Committee may approve a payout of 50% to 200% of the target performance share units awarded. In September 2021, the Company announced new net zero emission goals for both Scope 1 and Scope 2 emissions by 2035 as well as a goal to reduce Scope 3 emissions by 20% to 30% by 2035. Scope 1 emissions are defined as direct source of emissions from a company’s operations. Scope 2 emissions are defined as indirect source of emissions from a company’s energy usage. Scope 3 emissions are defined as indirect source of emissions from a company’s end-users.

Long-Term Incentive Plan Award Allocation	Weighting
Performance Share Units	75%
Cumulative non-GAAP EPS	35%
Total Shareholder Return vs. Peer Companies	35%
Cumulative Carbon Reduction	5%
Restricted Stock Units*	25%

*	3-year service-based vesting, subject to CenterPoint Energy achieving positive operating income in the last full calendar year of the vesting period.

The Compensation Committee made no other changes to the compensation arrangements for the named executive officers.

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Compensation Discussion and Analysis (continued)

Our Executive Compensation Decision-Making Process

The Compensation Committee of the Board of Directors oversees compensation for our named executive officers and other senior executives, including base salary and short-term and long-term incentive awards, as applicable. The Compensation Committee also administers incentive compensation plans, evaluates our Chief Executive Officer’s performance and reviews management succession planning and development. The Board of Directors has determined that the members of the Compensation Committee meet the applicable requirements for independence under the standards of the Securities and Exchange Commission and the New York Stock Exchange discussed under “Director Independence.” The following graphic and narrative depict the Compensation Committee’s decision-making process.

Role of Compensation Committee

The Compensation Committee reviews each element of compensation annually to confirm or improve alignment with stated compensation objectives. As a result of its review, the Compensation Committee may approve adjustments to base salary, short-term and long-term incentive target compensation levels for the named executive officers to better align compensation with our market-based pay philosophy. In its review, the Compensation Committee also takes into consideration whether any incentive compensation target or performance objective could lead to a decision by an executive to take an inappropriate level of risk for the Company. In establishing individual incentive targets and awards, the Compensation Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Compensation Committee’s own qualitative assessment of the executive’s performance. In making these determinations, the Compensation Committee also takes into account our Chief Executive Officer’s performance evaluations of and recommendations regarding his direct reports.

Annually, the Compensation Committee directs its consultant to review the base salary and short-term and long-term incentive levels of our senior or named executive officers, as applicable. To ensure that our compensation programs are market-based, the compensation consultant analyzes and matches the position and responsibilities of each senior executive officer to proxy statement data from a peer group of utility companies and to published compensation surveys covering both the utility industry and general industry. We do not consider geographical differences to be a relevant factor since we recruit on a national basis.

Role of Management

Of our senior executive officers, only our Chief Executive Officer has a role in determining executive compensation policies and programs. Our Chief Executive Officer works with business unit and functional leaders along with our internal compensation staff to provide information to the Compensation Committee to help ensure that all elements of compensation support our business strategy and goals.

Our Chief Executive Officer also periodically reviews and recommends specific Company performance metrics to be used in short-term and long-term incentive plans. Our Chief Executive Officer works with the various business units and functional departments to develop these metrics, which are then presented to the Compensation Committee for its consideration and approval.

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Compensation Discussion and Analysis (continued)

Our Chief Executive Officer reviews and recommends changes to the peer companies used for compensation purposes using internal analyses of revenue, market capitalization and comparable business mix (e.g., natural gas versus electric; regulated versus unregulated; generation versus transmission and distribution). These recommendations are reviewed by the Compensation Committee’s independent consultant and then presented to the Committee for its consideration and approval.

Within the parameters of the compensation policies established by the Compensation Committee, our Chief Executive Officer also makes preliminary recommendations for base salary adjustments and short-term and long-term incentive levels for the other senior executive officers. Our Chief Executive Officer also recommends payment amounts for the other executive officers’ short-term incentive plan awards. Our Chief Executive Officer bases his recommendations on a variety of factors such as his appraisal of the executive’s job performance and contribution to CenterPoint Energy, improvement in organizational and employee development and accomplishment of strategic priorities. Our Chief Executive Officer does not make any recommendations regarding his own compensation.

Role of Consultant

To assist in carrying out its responsibilities, the Compensation Committee retains a consultant to provide independent advice on executive compensation and to perform specific tasks as requested by the Compensation Committee. The Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant due in large part to its competitive market intelligence for executive pay and governance in the utilities and energy services industries. The consultant reports directly to the Compensation Committee, which preapproves the scope of work and the fees charged. The Compensation Committee or the Governance, Environmental and Sustainability Committee may direct our compensation consultant to perform additional analyses or research related to compensation issues.

The Compensation Committee reviews and assesses the independence and performance of its compensation consultant in accordance with applicable Securities and Exchange Commission and New York Stock Exchange rules on an annual basis to confirm that the consultant is independent and meets all applicable regulatory requirements. In making this determination, the Compensation Committee reviewed information provided by its compensation consultant including the following factors:

•	the provision of other services to CenterPoint Energy by the compensation consultant;

•	the amount of fees received from CenterPoint Energy by the compensation consultant as a percentage of total revenue of the compensation consultant;

•	the policies and procedures of the compensation consultant that are designed to prevent conflicts of interest;

•

any business or personal relationship of the Compensation Committee’s advisor (i.e., the employees of the compensation consultant that work on the CenterPoint Energy team) with a member of the Compensation Committee;

•	any stock of CenterPoint Energy owned by the Compensation Committee’s advisor or the advisor’s immediate family members; and

•	any business or personal relationship of the Compensation Committee’s advisor or any other employee of the compensation consultant with an executive officer at CenterPoint Energy.

In particular, except for certain services provided to the Governance, Environmental and Sustainability Committee of the type detailed above, with respect to director compensation, the Compensation Committee noted that Meridian provided no other services to CenterPoint Energy.

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2022 Proxy Statement

Compensation Discussion and Analysis (continued)

Our 2021 Peer Group

In making decisions about executive pay programs and levels, the Compensation Committee references compensation data from our peer group. Selection criteria considered in establishing the peer group include companies within comparable Global Industry Classification Standard sectors, comparable business mix and complexity, companies who list CenterPoint Energy as a peer in their proxies, the peers that the current peer group list as comparable, companies listed in shareholder advisor reports regarding CenterPoint Energy and companies within a reasonable range of CenterPoint Energy relative to 12-month trailing revenue, total assets, enterprise value and current market capitalization. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data.

Our peer group stayed the same from 2020 to 2021. This group of companies was identical to the group of companies used for measuring our relative total shareholder return under our 2021 long-term incentive compensation awards.

For 2021, the peer group for proxy statement data consisted of the following 18 publicly traded utility companies:

Alliant Energy Corporation	Entergy Corporation
Ameren Corporation	Evergy, Inc.
American Electric Power Company, Inc.	Eversource Energy
Atmos Energy Corporation	NiSource Inc.
Avangrid, Inc.	Pinnacle West Capital Corporation
CMS Energy Corporation	Public Service Enterprise Group Incorporated
Consolidated Edison, Inc.	Sempra Energy
DTE Energy Company	WEC Energy Group, Inc.
Edison International	Xcel Energy Inc.

This peer group had median revenues and assets comparable to CenterPoint Energy.

	TOTAL ASSETS	TOTAL REVENUE
	(in millions, except for percentages)
CenterPoint Energy, Inc.	$36,466	$7,965
Relative Percentile Rank Position	39%	50%

Data is presented as of June 30, 2021 and sourced from Standard & Poor’s Capital IQ

Revenue represents trailing twelve months

Review of Tally Sheets

At least annually, the Compensation Committee reviews tally sheets for each of our then-current named executive officers that reflect all components of compensation, including base salary, short-term and long-term incentive compensation, other perquisites, imputed income, death benefits and benefits or payments that would be payable in connection with a change in control or termination of employment. Tally sheets are provided to the Compensation Committee to show how various compensation and benefits amounts are interrelated and how changes in one component of compensation impact other components and to enable Compensation Committee members to quantify amounts payable upon various termination scenarios.

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Compensation Discussion and Analysis (continued)

Other Compensation Programs and Practices

Benefits

We have maintained a defined benefit plan for eligible employees since 1953 to help employees provide for retirement and to retain employees. This plan is closed to all employees hired or rehired on or after January 1, 2020 (or January 1, 2021 with respect to certain union employees). In addition, we maintain a benefit restoration plan as a nonqualified supplemental retirement plan to generally provide for benefits in excess of those available under the retirement plan due to annual limits imposed by the Internal Revenue Code. Changes in base salary and/or short-term incentive compensation affect benefits payable under the retirement plan and the benefit restoration plan. See “Executive Compensation Tables—Pension Benefits” for a description of the retirement plan and benefit restoration plan. The present value of the accumulated benefits under the plans for each senior executive officer is set forth in the Pension Benefits table.

We maintain a savings plan, which includes employer contributions, designed to encourage all employees to help provide for their own retirement and to attract and retain employees. We also have a nonqualified savings restoration plan that provides for employer contributions not available under the savings plan due to Internal Revenue Code limits. Base salary and short-term incentive compensation are included as eligible plan compensation under the provisions of the savings plan and the savings restoration plan. See “Executive Compensation Tables—Savings Plan and Savings Restoration Plans” for further information. Employer contributions to the plans for the senior executive officers are included in the footnote to the All Other Compensation column of the Summary Compensation Table.

Our senior executive officers may defer salary and short-term incentive compensation under our deferred compensation plan. For further information and a description of the plan, see “Executive Compensation Tables—Deferred Compensation Plans.” The above-market portion of the 2021 aggregate earnings is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

We also have an executive life insurance plan providing endorsement split-dollar life insurance in the form of a death benefit for non-employee directors who were elected to the Board prior to January 1, 2001 (Mr. Carroll). The purpose of this plan is to assist the executive’s beneficiaries with the impact of estate taxes on deferred compensation plan distributions. Due to changes in tax laws, we froze entry into this plan effective January 1, 2002. See footnote 6(e) to the Summary Compensation Table for a description of the plan.

We also provide executives with the same health and welfare benefits provided to all other similarly situated employees, and at the same cost charged to all other eligible employees. Executives are also entitled to the same post-retirement health and welfare benefits as those provided to similarly situated retirees.

Termination Benefits

As described later in the section titled “Executive Compensation Tables—Potential Payments upon Change in Control or Termination,” CenterPoint Energy has a change in control plan that is intended to help ensure that our officers, including our senior executive officers, continue to give their full attention to our business needs in the event we were to become the subject of the types of change in control transactions described in the plan. The plan includes a “double trigger,” whereby to be eligible for benefits under the plan, the executive’s employment must be terminated within a set period before or after a change in control. The plan does not provide for any excise tax gross-up payments.

We do not maintain individual employee agreements or a separate non-change-in-control severance plan for executives. The Compensation Committee retains the discretion to evaluate the circumstances of each termination when an executive exits the Company. For a more detailed discussion, refer to “Executive Compensation Tables—Potential Payments upon Change in Control or Termination.”

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2022 Proxy Statement

Compensation Discussion and Analysis (continued)

Perquisites

We do not consider perquisites to be a material component of our executive compensation. In 2021, certain of our named executive officers received certain perquisites and limited personal benefits that we view as having a sound value to our business.

•

Relocation Benefits. Messrs. Lesar and Wells received relocation benefits during 2021 in connection with the requirement that they relocate to Houston for their new roles. Even though the Company purchased the homes from Messrs. Lesar and Wells in 2020, the final sales were not completed until 2021. Expenses incurred in 2021 included loss on sale, commissions, fees, warranty, and insurance.

•

Security-related Services. Upon Mr. Lesar’s appointment as President and Chief Executive Officer, the Company obtained a comprehensive security risk assessment conducted by an independent security consultant. As a result of such security consultant’s recommendations, the Company determined that Mr. Lesar should receive certain security-related services during 2021, most notably the use of a car and security driver and for security personnel as accompaniment on business-related travel. The Company believes the provision of these security-related services mitigates risk to the Company by supporting Mr. Lesar’s safety, health and well-being.

•

Aircraft Usage. Mr. Lesar occasionally utilized for personal travel purposes the company aircraft maintained for executive business travel. During times when company aircraft was unavailable, the Company contracted with a third-party aircraft charter company to provide executive travel services, which were utilized by Mr. Lesar for personal travel purposes. Use of company aircraft as well as the third-party aircraft charter company for personal trips was intended to minimize executives’ potential exposure to COVID-19 and preserve business continuity during the pandemic as well as for security purposes.

•	Financial Planning Services. Our executives are eligible to receive certain financial planning services.

We do not provide tax gross-ups on perquisites, except on certain relocation-related benefits that are generally available to all employees.

Risk Assessment

The Compensation Committee, together with Meridian, conducts a compensation risk assessment, including review of performance metrics, pay mix, pay leverage, checks and balances, external market references and goal setting, and no areas of concern were identified in the assessment. The Compensation Committee considers the results of this assessment in developing and evaluating compensation program design.

Hedging Policy

As part of our Insider Trading Policy, our directors and officers are prohibited, and our non-officer employees are strongly discouraged, from hedging the risk of ownership of our common stock by purchasing, selling or writing options on our common stock or engaging in certain other types of transactions. Prohibited hedging or monetization transactions include a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Recoupment of Awards

The Board has implemented a policy for the recoupment of short-term and long-term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

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2022 Proxy Statement

Compensation Discussion and Analysis (continued)

Executive Stock Ownership Guidelines

We believe that our Executive Stock Ownership Guidelines align the interests of our officers, including our named executive officers, with the interests of shareholders. The guidelines provide that our executives maintain common stock ownership as follows:

EXECUTIVE		GUIDELINES FOR OWNERSHIP OF COMMON STOCK

Chief Executive Officer	5X	Market value of five times base salary

Executive Vice Presidents	3X	Market value of three times base salary

Senior Vice Presidents	2X	Market value of two times base salary

In addition to shares of our common stock owned outright, equivalent shares held in our savings plan, unvested stock awards, and shares held in trust are counted towards the guidelines. Unvested performance share unit awards do not count towards the guidelines for our officers. Until the designated ownership level is reached, the officer is expected to retain at least 50% of the after-tax shares delivered through the long-term incentive plan. Certain exclusions apply to the retention expectation, such as estate planning, gifts to charity, education and the purchase of a primary residence. Newly hired or recently promoted officers are given a reasonable period of time to comply with these guidelines. The Compensation Committee reviews our officers’ stock holdings annually to monitor compliance with these guidelines. We have also adopted a policy prohibiting directors and corporate and senior division officers from pledging shares of our common and preferred stock to secure loans, subject to grandfathering of existing arrangements, or otherwise holding shares of our common stock in margin accounts.

Although we do not conduct formal benchmarking studies of ownership guidelines, the ownership guidelines and the administration of the program are reviewed annually by the Compensation Committee with advice from the Compensation Committee’s consultant.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation in excess of $1 million for any covered employee. Following the enactment of the Tax Cuts and Jobs Act of 2017, beginning with the 2018 calendar year, the covered employees subject to this limitation include any individual who serves as our chief executive officer, chief financial officer or one of our other three most highly compensated executive officers in 2017 or any subsequent calendar year, and, except for certain grandfathered arrangements, there is no longer any exception for qualified performance-based compensation (as there was for taxable years prior to 2018). The Compensation Committee believes that, in establishing the compensation program for our executives, the potential deductibility of the compensation should be only one of a number of relevant factors taken into consideration. The Compensation Committee believes it is important to maintain flexibility in structuring compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of Section 162(m) of the Internal Revenue Code.

Our change in control plan described above for our named executive officers does not provide a gross-up payment to cover any excise tax an executive is determined to owe on an “excess parachute payment.” For additional discussion about our change in control plan, refer to “Executive Compensation Tables—Potential Payments upon Change in Control or Termination.”

Our executive plans and agreements that are subject to Section 409A of the Internal Revenue Code are intended to comply with Section 409A of the Internal Revenue Code.

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2022 Proxy Statement

EXECUTIVE COMPENSATION TABLES

The following tables show compensation information for: (i) our Executive Vice President, Utility Operations and former Executive Chairman for the periods ended December 31, 2021, 2020 and 2019; (ii) our President and Chief Executive Officer, and our Executive Vice President and Chief Financial Officer for the periods ended December 31, 2021 and 2020; and (iii) our Former Executive Vice President, Electric Utility, and our Executive Vice President and General Counsel for the period ended December  31, 2021.

Summary Compensation Table for Fiscal Year 2021

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
David J. Lesar	2021	1,425,000	—	33,359,999	—	2,116,125	—	908,686	37,809,810
President and Chief Executive Officer	2020	675,000	—	8,169,996	—	2,463,750	—	637,549	11,946,295

Jason P. Wells	2021	665,000	—	1,675,003	—	548,625	—	362,752	3,251,380
Executive Vice President and Chief Financial Officer	2020	169,886	—	2,625,007	—	711,800	—	136,813	3,643,507

Scott E. Doyle	2021	518,750	—	997,503	—	399,437	34,944	100,381	2,051,015
Executive Vice President, Utility Operations	2020	487,500	—	849,989	—	462,600	113,597	61,067	1,974,753
	2019	431,250	—	674,979	—	350,000	33,646	57,305	1,547,180
Kenneth M. Mercado
Former Executive Vice President, Electric Utility	2021	525,000	—	997,503	—	404,250	(1,703)	54,702	1,979,752

Monica Karuturi
Executive Vice President and General Counsel	2021	527,500	80,000	971,997	—	377,163	30,437	65,754	2,052,851

Milton Carroll	2021	555,582	—	3,175,497	—	353,949	95,375	28,078,976	32,259,379
Former Executive Chairman	2020	805,000	1,381,475	4,165,012	—	—	64,658	6,674	6,422,819
	2019	747,500	—	2,469,991	—	—	38,067	6,803	3,262,361

(1)

For 2019, no discretionary bonus payments (discretionary payments above amounts under our short-term incentive plan) were made to our named executive officers. For 2020, amounts for Mr. Carroll include a cash bonus of $500,000 approved by the Compensation Committee in February 2020 in connection with his efforts during CenterPoint Energy’s leadership transition and a cash bonus of $881,475 approved by the Compensation Committee in February 2021 in recognition of his role in the development of CenterPoint Energy’s strategic initiatives and his increased responsibilities, among other key contributions. For 2021, amounts for Ms. Karuturi include a retention cash bonus of $80,000.

(2)

Reported amounts for our named executive officers represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 based on the probable achievement level of the underlying performance conditions as of the grant date. For 2021, amounts for Mr. Lesar include the retention awards under Mr. Lesar’s Retention Incentive Agreement, which will provide for a total of 1 million shares of Common stock and will be granted through multiple annual awards beginning July 20, 2021. The retention awards were valued at $25,240,000 as of the date of Retention Incentive Agreement (July 20,2021). Assumptions, where applicable, are the same assumptions disclosed in “Stock Based Incentive Compensation Plans and Employee Benefit Plans” in Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2021. For purposes of the tables above and below, the effects of estimated forfeitures are excluded. Please also refer to the Grants of Plan-Based Awards for Fiscal Year 2021 table and the accompanying footnotes. For further information related to the vesting of Mr. Carroll’s awards in connection with his departure from the Company, see “Compensation Discussion and Analysis—Executive Summary—Transition to New Independent Board Governance Structure—Executive Chairman, Milton Carroll—Severance Arrangement.”

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2022 Proxy Statement

Executive Compensation Tables (continued)

The maximum value at the grant date of stock awards for each of our named executive officers assuming the highest level of performance conditions is achieved is as follows:

Name	Year	Maximum Value of Stock Awards ($)
Lesar	2021	38,232,004
	2020	12,934,005
Wells	2021	2,680,005
	2020	3,762,517
Doyle	2021	1,596,011
	2020	1,444,981
	2019	1,147,467
Mercado	2021	1,596,011
Karuturi	2021	1,555,190
Carroll	2021	5,080,795
	2020	6,030,521
	2019	4,198,993

(3)	CenterPoint Energy has not granted stock options since 2004.

(4)

Non-Equity Incentive Plan Compensation represents short-term incentive awards earned with respect to performance in the designated year and paid in the following year. For more information on the 2021 short-term incentive awards, refer to the Grants of Plan-Based Awards for Fiscal Year 2021 table and the accompanying footnotes. Under the terms of our short-term incentive plan, an individual age 55 or older with at least five years of service satisfies certain vesting provisions under the plan. If the individual terminates employment during the plan year, he or she is eligible for a pro rata payment at the target level of achievement. On February 19, 2021, the Compensation Committee determined that Mr. Carroll will be eligible to participate in the short-term incentive plan beginning with the 2021 plan year.

(5)	The two components of the 2021 Change in Pension Value and Nonqualified Deferred Compensation Earnings are as follows:

Name	Change in Pension Value(a) ($)	Above Market Earnings on Nonqualified Deferred Compensation(b) ($)	Total ($)
Lesar	—	—	—
Wells	—	—	—
Doyle	19,578	15,366	34,944
Mercado	(12,377)	10,674	(1,703)
Karuturi	30,437	—	30,437
Carroll	—	95,375	95,375

(a)

The Change in Pension Value is the increase or decrease in the present value of accumulated benefits under our retirement plan and the related benefit restoration plans from December 31, 2020 to December 31, 2021. Benefits are assumed to commence as of the earliest age that an individual could retire without a reduction in benefits. The present value as of December 31, 2021 assumed a discount rate of 2.8% and lump sum conversion interest rate of 2.8% for benefits paid in all future years. The present value as of December 31, 2020 assumed a discount rate of 2.45% and lump sum conversion interest rate of 2.45% for benefits paid in all future years. Refer to the narrative accompanying the Pension Benefits table for a more detailed discussion of the present value calculation.

(b)	Above Market Earnings consist of the amounts that exceed 120% of the applicable federal long-term rate at the time the interest rate was set.

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Executive Compensation Tables (continued)

(6)	The following table sets forth the elements of All Other Compensation for 2021:

Name	Perquisites and Other Personal Benefits(a) ($)	Tax Reimbursements(b) ($)	Contributions to Vested and Unvested Defined Contribution Plans (qualified)(c) ($)	Contributions to Vested and Unvested Defined Contribution Plans (nonqualified)(d) ($)	Insurance Premiums(e) ($)	Other(f) ($)	Charitable Contributions(g) ($)	Total All Other Compensation ($)
Lesar	508,699	—	26,100	323,888	—	—	50,000	908,686
Wells	224,721	6,519	26,100	97,812	—	—	7,600	362,752
Doyle	19,500	—	17,400	38,481	—	—	25,000	100,381
Mercado	—	—	17,400	37,302	—	—	—	54,702
Karuturi	—	—	17,400	37,464	—	—	10,890	65,754
Carroll	—	1,118	—	—	5,857	28,072,000	—	28,078,976

(a)

For Messrs. Lesar and Wells, the amount includes relocation expenses incurred during 2021 including loss on sale of the homes, commissions, fees, warranty, and insurance ($254,187 and $204,488, respectively). For Mr. Lesar, this amount includes the incremental cost to the Company attributable to security-related services provided to Mr. Lesar, including the use of a car and security personnel, such as a security driver, to mitigate risk to the Company by supporting Mr. Lesar’s safety, health and well-being. The Company considers costs for security-related services, which were put into place in accordance with the recommendations of an independent security consultant based on a security risk assessment, to be business expenses rather than personal benefits to Mr. Lesar; however, disclosure regulations require certain security expenses to be reported as personal benefits. The incremental cost for the use of the car is based on the annualized cost of the car over its useful life, including annual depreciation, as well as maintenance, insurance and fuel expense. The incremental cost of providing security personnel, including a security driver, includes the actual incremental cost of expenses incurred by such security personnel, but does not include the fixed costs associated with such personnel.

For Mr. Lesar, due, in part, to safety concerns related to COVID-19 as well as security risk considerations identified in the aforementioned security assessment related to Mr. Lesar, this amount includes the incremental cost to the Company for personal travel on aircraft owned by the Company or provided by a third-party aircraft charter company. The incremental cost for personal travel on aircraft owned by the Company includes variable operating costs such as landing, parking, hanger and dead-head costs, crew travel expenses, supplies and catering, fuel costs, and passenger ground transportation, and does not include an allocable share of fixed costs associated with the Company’s ownership of the aircraft. No amounts were included where spouses or family members accompanied the executives on Company aircraft flights because there was no incremental cost to the Company. The incremental cost to the Company for personal travel on aircraft provided by a third-party aircraft charter company includes the amount invoiced to CenterPoint Energy for the hourly rate and operating costs of a particular flight ($132,217 for Mr. Lesar). No amounts were included where spouses or family members accompanied the executives on flights provided by a third-party aircraft charter company because there was no incremental cost to the Company.

Additionally, for Messrs. Lesar, Wells and Doyle, the amount includes financial planning services of $5,000, $15,375 and $15,375, respectively. None of the other named executive officers received perquisites valued in excess of $10,000 during 2021.

(b)

For Mr. Wells, the tax reimbursement amount shown consists of amounts paid to Mr. Wells for taxes incurred in respect of the relocation expenses covered by the Company. For Mr. Carroll, the tax reimbursement amount shown represents the after-tax cost of imputed income that he is required to recognize as a result of coverage under the executive life insurance plan described in footnote (e) below. The tax reimbursement payments are calculated assuming the highest individual income tax rate is applicable. The annual premiums on the executive life insurance policies are payable solely by CenterPoint Energy, and in accordance with the Internal Revenue Code, Mr. Carroll must recognize imputed income based upon the insurer’s one-year level term rates. Mr. Carroll is also provided a tax reimbursement payment for all taxes due on the imputed income associated with the policy value so that coverage is provided at no cost to him.

(c)	These amounts represent CenterPoint Energy’s contributions to the savings plan, which is described under “Savings Plan and Savings Restoration Plans.”

(d)	These amounts represent benefits accrued under the savings restoration plan, which is described under “Savings Plan and Savings Restoration Plans.”

(e)

The insurance premium amounts include annual premiums paid by the Company to provide life insurance coverage and long-term disability coverage for our senior executive officers. Mr. Carroll participated in an executive life insurance plan as a director who was elected to the Board before 2001 and was not an employee of the Company at the time of his initial election. This executive life insurance plan provides endorsement split-dollar life insurance with a death benefit equal to six times the director’s annual retainer, excluding any supplemental retainer, with coverage continuing after the director’s retirement from the Board. Due to limits on the increases in the death benefit under this plan, the death benefit for Mr. Carroll under the plan is $180,000. Upon the death of the insured, the director’s beneficiaries will receive the specified death benefit, and CenterPoint Energy will receive any balance of the insurance proceeds payable in excess of the specified death benefit.

(f)	In connection with Mr. Carroll’s departure from the Executive Chairman position effective July 21, 2021, the Compensation Committee approved a lump-sum cash severance payment to Mr. Carroll.

(g)

These amounts represent CenterPoint Energy Foundation, Inc.’s charitable contributions to non-profit organizations to match personal qualified contributions on a dollar-for-dollar basis up to an annual maximum match of $25,000 ($50,000 for Mr. Lesar).

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2022 Proxy Statement

Executive Compensation Tables (continued)

Grants of Plan-Based Awards for Fiscal Year 2021

The following table presents the non-equity and equity incentive plan-based awards granted during 2021. The grant date fair value of equity awards is based on the probable achievement level of the underlying performance conditions as of the grant date at the closing price on the grant date, which was $21.80 for the February 18, 2021 grants and $25.24 for the July 20, 2021 grants.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold: Number of Shares (#)	Target: Number of Shares (#)	Maximum: Number of Shares (#)	All Other Stock Awards: # of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)
David J. Lesar		961,875	1,923,750	2,885,625
	2/18/2021							93,119	2,029,994
	7/20/2021							1,000,000	25,240,000
	2/18/2021				55,313	167,615	335,230		3,654,007
	2/18/2021				55,872	111,743	167,615		2,435,997
Jason P. Wells		249,375	498,750	748,125
	2/18/2021							19,209	418,756
	2/18/2021				11,410	34,576	69,152		753,757
	2/18/2021				11,525	23,050	34,575		502,490
Scott E. Doyle		181,562	363,125	544,687
	2/18/2021							11,439	249,370
	2/18/2021				6,795	20,591	41,182		448,884
	2/18/2021				6,864	13,727	20,591		299,249
Kenneth M. Mercado		183,750	367,500	551,250
	2/18/2021							11,439	249,370
	2/18/2021				6,795	20,591	41,182		448,884
	2/18/2021				6,864	13,727	20,591		299,249
Monica Karuturi		171,438	342,875	514,313
	2/18/2021							11,147	243,005
	2/18/2021				6,621	20,064	40,128		437,395
	2/18/2021				6,688	13,376	20,064		291,597
Milton Carroll		176,974	353,949	530,923
	2/18/2021							36,416	793,869
	2/18/2021				21,631	65,549	131,098		1,428,968
	2/18/2021				21,850	43,700	65,550		952,660

There were no other equity awards granted to the named executive officers during the year.

(1)

The estimated payouts under non-equity incentive plan awards are based on the terms of our 2021 short-term incentive plan. Based on the goals adopted in 2021, the maximum payout amount (as shown in the Maximum column) is 150% of target for our named executive officers. Actual amounts paid in 2022 for 2021 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Any amount awarded by the Compensation Committee to an individual executive officer in excess of the actual performance level of the underlying performance objectives is reflected in the Summary Compensation Table in the Bonus column.

(2)

The annual grants of equity incentive plan awards consist of two types of awards for each named executive officer: a restricted stock unit award covering a number of shares listed in the All Other Stock Awards column, and two performance share unit awards, for which threshold, target and maximum numbers of shares are shown in the columns under Estimated Future Payouts Under Equity Incentive Plan Awards. For Mr. Lesar, amounts include the retention awards under Mr. Lesar’s Retention Incentive Agreement, which will provide for a total of 1 million shares of Company stock and will be granted through multiple annual awards beginning July 20, 2021. The retention awards were valued at $25,240,000 as of the date of the Retention Incentive Agreement (July 20, 2021). For more information on Mr. Lesar’s retention awards, please see “Compensation Discussion and Analysis—Executive Compensation Program Overview—Transition to New Independent Board Governance Structure—President and Chief Executive Officer, David Lesar—Retention Awards.” All of the restricted stock unit awards and the performance share unit awards accrue dividend equivalents over the vesting period or performance cycle, respectively, until they are delivered at the same level as dividends earned by shareholders on shares of common stock outstanding. Dividend equivalents on the vested shares will be paid in cash. These awards are granted under our long-term incentive plan. Refer to the footnotes to the Outstanding Equity Awards at Fiscal Year-End 2021 table for the vesting date of each of these awards.

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Executive Compensation Tables (continued)

Non-Equity Incentive Plan Awards

For our named executive officers, awards under the short-term incentive plan for 2021 are solely based on achieving a utility EPS goal, subject to a downward-only modifier focused on diversity and inclusion.

“Utility EPS” is a non-GAAP metric meant to reflect what we consider to be our true financial performance in the period being measured. It includes:

•	Net income from the Electric and Natural Gas reportable segments, as well as after tax Corporate and Other operating income;

•	An allocation of corporate overhead based upon the Company’s Utility segments’ relative earnings contribution.

“Utility EPS” excludes:

•	Earnings or losses from the change in value of ZENS and related securities;

•	Certain expenses associated with merger integration;

•	The make-whole premium associated with the redemption of CenterPoint Energy’s $250 million senior notes due in January 2021;

•	Midstream Investments and the allocation of associated corporate overhead;

•	Other potential impacts, such as changes in accounting standards, impairments or unusual items, which could have a material impact on GAAP reported results.

For a reconciliation of our utility EPS to the nearest GAAP metric, please see Appendix B hereto.

For 2021, various levels of achievement for “utility EPS” were as follows:

	Threshold (2020 Actual plus 6%) $	Target $	Maximum (2020 Actual plus 8%) $	Actual $ %
Utility EPS	$1.24	$1.25	$1.26	$1.27	150%

The target level above is based on achieving 7% growth relative to 2020 actual performance.

The diversity and inclusion negative modifier is focused on meeting certain diversity, equity and inclusion goals, including diversity of applicants, utilization of diverse panels and diversity of workforce. This modifier is a downward-only modifier and can only reduce the potential payout by a combined total of up to 5%. The diversity and inclusion negative modifier’s targets are based on 2020 and 2021 actual results. For 2021, target and achievement for the diversity and inclusion negative modifier were as follows:

Performance Objectives	Target (100%)	Actual Achievement
Diversity and Inclusion Negative Modifier*
Diversity of Applicants	>80%	91%	✓
Utilization of Diverse Interview Panels	>95%	99%	✓
Diversity of Workforce			✓
Placement Diversity Rate (Female)	>24%	30%	✓
Placement Diversity Rate (Racial/Ethnic Minority)	>36%	46%	✓

*

The diversity and inclusion composite acts as a negative modifier of up to 5%. Based on the Company’s achievement with respect to these metrics, the Compensation Committee decided not to exercise the negative modifier for diversity and inclusion. However, the Compensation Committee did exercise negative discretion to reduce the overall short-term incentive achievement level based on other considerations as described in “Compensation Discussion and Analysis—2021 Executive Compensation Program—2021 Short-Term Incentive Plan Results.”

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Executive Compensation Tables (continued)

Equity Incentive Plan Awards – Additional Information

Three-Year Net Income

For awards granted in February 2019, the performance share unit award vests based on our achievement of a three-year cumulative net income goal. For the three-year performance cycle ending on December 31, 2021, the cumulative net income performance goal reflects net income target from our approved five-year financial plan.

Thirty percent of long-term compensation is based on this metric. If performance for the goal meets or exceeds the threshold level, the Committee may approve a payout of 50% to 200% of the number of the target performance share units awarded. Reported consolidated net income pursuant to GAAP will be adjusted for the following:

•	net income from midstream investments business;

•	the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards, and impairments of goodwill;

•	any impact to income from the change in the value of the ZENS-related securities and the effects of mergers, acquisitions and divestitures on those securities;

•	any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan; and

•

significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures (including the Vectren merger); benefit retirement plan settlement expenses triggered by lump sum distribution; costs associated with the early retirement of long-term debt; adoption of the FASB-issued ASU No. 2017-07 Compensation–Retirement Benefits; gains/losses or expenses required by GAAP for mergers and acquisitions; or other unplanned items that receive written approval from the Chief Executive Officer or Executive Committee.

For a reconciliation of our cumulative net income to the nearest GAAP metric, please see Appendix B hereto.

Additional Information Regarding Our Equity Incentive Plan Awards

The outstanding performance share unit awards and stock awards (other than the retention awards granted to Mr. Lesar and the sign-on awards granted to Messrs. Lesar and Wells) provide that “retirement eligible” participants (age 55 or greater with at least five years of service or, for Mr. Lesar, at least three years of service) who terminate employment will receive a payment under the award, if any, based on the actual achievement of the applicable performance objective at the end of the performance period or vesting period, if applicable, with any such amount pro-rated for the period of their employment during the performance or vesting period, as applicable. Upon termination for cause, no benefits are payable under the award agreements.

Further, for the awards made beginning in February 2018 (other than the retention awards granted to Mr. Lesar and the sign-on awards granted to Messrs. Lesar and Wells), subject to Compensation Committee approval for certain of our officers, including our named executive officers, a “retirement eligible” participant will vest in amounts that would otherwise be forfeited upon retirement (the Enhanced Retirement) due to the proration described above if:

•	the award was granted prior to the year of termination of employment;

•	the sum of the retirement eligible participant’s service and age is 65 or greater;

•

the retirement eligible participant provides reasonable advanced written notice of his or her retirement, as determined by the Compensation Committee (or at least six months’ written notice for the awards made before February 2020); and

•	the retirement eligible participant submits a transition plan.

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Executive Compensation Tables (continued)

Any such vesting for our named executive officers will be at the sole discretion of the Compensation Committee. Moreover, the Compensation Committee may elect to approve the Enhanced Retirement eligibility for any named executive officer who does not otherwise meet one or more of the provisions described above if it is determined to be in the best interests of the Company. The Compensation Committee adopted the Enhanced Retirement provisions to reinforce the Company’s overall compensation philosophy by further supporting its strategic workforce planning, increasing employee engagement and encouraging the development of robust succession and transition plans to effect a smooth transition and retirement from the organization and provides an opportunity for executives to become eligible for compensation that was previously awarded and was designated as total compensation, but was partially forfeited upon retirement.

Awards made beginning in February 2018 also include restrictive covenants that are beneficial to the Company by requiring forfeiture of unpaid awards and return of paid awards upon breach of confidentiality, non-solicitation and non-competition obligations. The awards (other than the sign-on awards granted to Messrs. Lesar and Wells) also provide for full vesting upon the participant’s death or termination of employment due to disability (as defined under our long-term disability plan). For performance share units, such vesting is at the target level of achievement. Awards prior to February 2018 provided for pro rata vesting upon the participant’s death or termination of employment due to disability, with such pro rata vesting based on the number of days employed in the performance cycle and the target level of achievement for performance share units and on the number of days employed in the vesting period for stock awards.

Finally, awards made beginning in February 2020 also provide for pro rata vesting upon the “sale of subsidiary,” defined as a change in the ownership of a subsidiary, or a substantial portion of the assets of a subsidiary, of the Company, if the participant is performing services for the subsidiary at the time and ceases employment with the Company upon and in connection with the sale. Such pro rata vesting is based on the number of days employed in the performance cycle and the target level of achievement for performance share units and on the number of days employed in the vesting period for stock awards.

Outstanding Equity Awards at Fiscal Year-End 2021

The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2021. The closing stock price on the New York Stock Exchange on December 31, 2021 was $27.91.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lesar	—	—	—	—	—	1,237,004	34,524,782	1,012,861	28,268,937
Wells	—	—	—	—	—	71,128	1,985,182	223,339	6,233,391
Doyle	—	—	—	—	—	27,575	769,618	106,797	2,980,690
Mercado	—	—	—	—	—	21,409	597,525	95,145	2,655,483
Karuturi	—	—	—	—	—	19,014	530,681	91,106	2,542,768
Carroll	—	—	—	—	—	90,408	2,523,287	337,814	9,428,389

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Executive Compensation Tables (continued)

(1)	Outstanding stock awards fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Lesar	Wells	Doyle	Mercado	Karuturi	Carroll
2/19/2019	Stock Award	2/19/2022	—	—	6,488	2,819	1,243	23,742
2/19/2020	Stock Award	2/19/2023	—	—	9,648	7,151	1,911	30,250
7/1/2020	Stock Award	7/1/2022	34,596	—	—	—	—	—
7/1/2020	Stock Award	7/1/2023	109,289	—	—	—	—	—
7/28/2020	Stock Award	2/19/2023	—	—	—	—	4,713	—
9/28/2020	Stock Award	9/28/2021	—		—	—	—	—
9/28/2020	Stock Award	9/28/2022	—	26,288	—	—	—	—
9/28/2020	Stock Award	9/28/2023	—	25,631	—	—	—	—
2/18/2021	Stock Award	2/18/2024	93,119	19,209	11,439	11,439	11,147	36,416
7/20/2021	Stock Award(a)	12/31/2022	400,000	—	—	—	—	—
7/20/2021	Stock Award(a)	12/31/2023	600,000	—	—	—	—	—

Total			1,237,004	71,128	27,575	21,409	19,014	90,408

(a)

Amounts shown reflect the retention awards under Mr. Lesar’s Retention Incentive Agreement. For more information on Mr. Lesar’s retention awards, please see “Compensation Discussion and Analysis—Executive Compensation Program Overview—Transition to New Independent Board Governance Structure—President and Chief Executive Officer, David Lesar—Retention Awards.”

(2)	Outstanding performance share unit awards will fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Lesar	Wells	Doyle	Mercado	Karuturi	Carroll
2/19/2020	Performance Share Units(a)	12/31/2022	—	—	45,024	33,372	8,920	141,166
7/1/2020	Performance Share Units(a)	12/31/2022	510,016	—	—	—	—	—
7/28/2020	Performance Share Units(a)	12/31/2022	—	—	—	—	21,994	—
9/28/2020	Performance Share Units(a)	12/31/2022	—	119,612	—	—	—	—
2/18/2021	Performance Share Units(b)	12/31/2023	502,845	103,727	61,773	61,773	60,192	196,648

Total			1,012,861	223,339	106,797	95,145	91,106	337,814

(a)	Based on 2020 results, the provided amounts reflect maximum achievement for the total shareholder return and maximum achievement for the three-year cumulative net income awards.

(b)	Based on 2021 results, the provided amounts reflect maximum achievement for the total shareholder return and maximum achievement for the three-year cumulative guidance basis utility EPS awards.

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Executive Compensation Tables (continued)

Option Exercises and Stock Vested for Fiscal Year 2021

The following table indicates the number and value of stock options exercised and stock and performance share unit awards vested during 2021.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lesar	—	—	17,298	438,504
Wells	—	—	26,288	672,477
Doyle	—	—	16,212	461,341
Mercado	—	—	13,010	330,602
Karuturi	—	—	3,695	102,709
Carroll	—	—	67,829	1,894,952

(1)	For each of the named executive officers, the stock awards and performance share unit awards consist of the following:

Name	Performance Share Unit Awards for the 2019-2021 Performance Cycle(a)		Performance Awards Granted March 1, 2019 That Vested March 1, 2021		Stock Awards Granted February 20, 2018 That Vested February 20, 2021		Stock Awards Granted July 1, 2020 That Vested July 1, 2021		Stock Awards Granted September 28, 2020 That Vested September 28, 2021
	Number of Shares (#)	Value Realized on Vesting(b) ($)	Number of Shares (#)	Value Realized on Vesting(c) ($)	Number of Shares (#)	Value Realized on Vesting(d) ($)	Number of Shares (#)	Value Realized on Vesting(e) ($)	Number of Shares (#)	Value Realized on Vesting(f) ($)
Lesar	—	—	—	—	—	—	17,298	438,504	—	—
Wells	—	—	—	—	—	—	—	—	26,288	672,447
Doyle	12,003	359,010	—	—	4,209	102,331	—	—	—	—
Mercado	5,216	156,011	5,000	106,663	2,794	67,929	—	—	—	—
Karuturi	2,300	68,793	—	—	1,395	33,916	—	—	—	—
Carroll	43,923	1,313,737	—	—	23,906	581,215	—	—	—	—

(a)

A participant is vested in the right to receive performance share units under the award agreements as of December 31, 2021 (the end of the performance cycle). However, pursuant to the terms of the awards, the actual number of shares to be awarded to the participant is not known until the Compensation Committee determines the applicable performance levels of the underlying goals within 60 days after the end of the performance cycle. Accordingly, the awards are valued for compensation purposes after the Compensation Committee completes its determination and the procedures to verify the financial information used in determining the applicable performance level achievements have been completed. After completion of this process, the actual transfer of the stock is made to participants.

(b)

Value Realized on Vesting for the performance share unit awards was determined using the closing market price of our common stock ($27.20) on the New York Stock Exchange on February 22, 2022, together with a dividend equivalent amount equal to the dividends accrued during the performance period until they were delivered ($2.71 per share) on our shares of common stock. The number of performance share units vested was determined based on an overall achievement level of 79%.

(c)

Value Realized on Vesting for the performance share unit awards was determined using the closing market price of our common stock ($19.57) on the New York Stock Exchange on March 2, 2021, together with a dividend equivalent amount equal to the dividends accrued during the performance period until they were delivered ($1.7625 per share) on our shares of common stock. The number of performance share units vested was determined based on an overall achievement level of 102.62%.

(d)

Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock ($21.43) on the New York Stock Exchange on February 19, 2021, together with dividend equivalents per share during the vesting period of $2.8825.

(e)

Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock ($24.73) on the New York Stock Exchange on July 1, 2021, together with dividend equivalents per share during the vesting period of $0.62.

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Executive Compensation Tables (continued)

(f)

Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock ($24.95) on the New York Stock Exchange on September 28, 2021, together with dividend equivalents per share during the vesting period of $0.63.

Pension Benefits

Our senior executive officers hired or rehired before January 1, 2020 (Messrs. Doyle and Mercado and Ms. Karuturi) are eligible for pension benefits under a tax-qualified defined benefit pension plan—the CenterPoint Energy Retirement Plan. In addition, our senior executive officers who are eligible to accrue benefits under the CenterPoint Energy Retirement Plan are also eligible to accrue benefits under a benefit restoration plan, which is also a defined benefit plan. Participants are fully vested in both plans after three years of service. For all employees hired on or after January 1, 1999 but prior to January 1, 2009, participants accumulated a retirement benefit based upon a cash balance formula of four percent of base salary and short-term incentive compensation through December 31, 2008. For all employees hired prior to January 1, 1999 (including Messrs. Doyle and Mercado), benefits accrued based on a participant’s years of service, final average pay and covered compensation through December 31, 2008. Beginning January 1, 2009, final average pay formula benefits under the retirement plan were frozen as to any future accruals. The lump sum value of the age-65 annuity for all final average pay formula participants was calculated using an interest conversion rate of 4.52% as of December 31, 2008. This lump sum amount will continue to grow annually with interest, based on the 30-year Treasury rate from the prior November, until commencement of the benefit. The participant’s benefit through December 31, 2008 is the greatest of (i) this lump sum value, (ii) the final average pay benefit and (iii) the cash balance benefit. For periods after December 31, 2008, the retirement benefit is based on a cash balance formula of five percent of base salary and short-term incentive compensation.

Benefits that may not be provided under the retirement plan because of Internal Revenue Code annual limits on benefits and compensation are made in a bookkeeping account under the benefit restoration plan. This excess benefit amount is determined based on the final average pay formula and the cash balance formula under the retirement plan, as applicable. To comply with the requirements under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Benefit Restoration Plan (CNP Benefit Restoration Plan) for excess benefits that accrued or vested after 2004. This plan is subject to Section 409A. Benefits accrued under this plan are generally paid in a lump sum following the participant’s separation from service. All of our senior executive officers who are eligible for the Retirement Plan also participate in this plan and will generally receive payments in a lump sum form under this plan. Benefit payments for our senior executive officers and other key employees will be delayed for six months to comply with Section 409A of the Internal Revenue Code. The CNP Benefit Restoration Plan does not provide any past service credits or accelerated service benefits.

The table below provides information regarding our senior executive officers’ accumulated benefits under our retirement and benefit restoration plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments during 2020 ($)
Cash Balance Formula(1)
Karuturi	Retirement Plan	7.4	84,725	—
	CNP Benefit Restoration Plan	7.4	55,560	—
Final Average Pay Formula(2)
Doyle	Retirement Plan	26.9	495,376	—
	CNP Benefit Restoration Plan	26.9	137,782	—
Mercado	Retirement Plan	33.9	1,229,415	—
	CNP Benefit Restoration Plan	33.9	165,211	—

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Executive Compensation Tables (continued)

(1)

The benefits for Ms. Karuturi are based solely on the cash balance formula under the retirement plan. Interest accrues in the current year at the average annual interest rate for 30-year Treasury Securities as reported daily during the previous November based upon the account balance as of the end of the previous year. The interest rate for the 2021 plan year was 1.62%. In addition, Ms. Karuturi accrued an excess benefit amount under the CNP Benefit Restoration Plan based on the cash balance formula as if the Internal Revenue Code annual benefit and compensation limits did not apply.

The present value for Ms. Karuturi was calculated based on benefits accrued through December 31, 2021 payable at age 65 (the earliest retirement age where the benefit is not reduced). Account balances are assumed to accumulate interest credits until age 65 at 1.62%. Since this is a cash balance plan, the lump sum payment is equal to the participant’s account balance at retirement. The single life annuity is calculated by dividing the account balance by the present value factor of an immediate single life annuity assuming an interest rate of 2.8% and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. To calculate the present value of the benefit in the table, mortality assumptions are based on the PRI-2012 Mortality Table projected using Scale MP-2021, and the interest rate for discounting payments back to December 31, 2021 is 2.8%.

(2)	Through December 31, 2008, Messrs. Doyle and Mercado accrued benefits based on years of service, final average pay and covered compensation, which we refer to as final average pay (FAP) formulas.

For Mr. Doyle, final average pay means the highest base salary plus overtime, commissions, and bonuses for the 36 consecutive months out of the 120 consecutive months immediately preceding the earlier of retirement or December 31, 2008. This FAP retirement plan benefit is calculated under the following formula:

1.25% x FAP x Service + [0.65% x (FAP—Social Security Covered Compensation) x Service]

In this final average pay formula, the maximum service applicable to the portion of the benefit attributable to FAP in excess of Social Security Covered Compensation is 35 years. The benefit is reduced for early retirement if retirement occurs before age 65. Early retirement subsidies are provided for retirement at age 55 or older.

For Mr. Mercado, final average pay means the highest base salary for the 36 consecutive months out of the 120 consecutive months immediately preceding the earlier of retirement or December 31, 2008. This FAP retirement plan benefit is calculated under the following formula:

1.5% x FAP x Service + [0.44% x (FAP—Social Security Covered Compensation) x Service]

In this final average pay formula, the maximum service applicable to the portion of the benefit attributable to FAP in excess of Social Security Covered Compensation is 35 years. The benefit is reduced for early retirement if retirement occurs before age 60. Early retirement subsidies are provided for retirement at age 55 or older.

Beginning in 2009, Messrs. Doyle and Mercado accrued a benefit under the benefit restoration plan based on the cash balance formula as if the Internal Revenue Code compensation limits did not apply.

The present values for Messrs. Doyle and Mercado were calculated based on benefits accrued through December 31, 2021 assuming retirement at the earliest reduced age. The calculation assumes the participant is 45% likely to commence the benefit in the form of a single life annuity and 55% likely to elect a lump sum distribution. The single life annuity is the normal form of benefit under the plan. Mortality assumptions for discounting annuities are based on the PRI-2012 Mortality Table projected using Scale MP-2021 and an interest rate of 2.8%. The lump sum distribution for benefits accrued through December 31, 2008 is calculated as the greater of the cash balance amount and the present value of the accrued benefit commencing at age 65 assuming an interest rate of 2.80% and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. The interest rate for discounting payments back to December 31, 2021 was 2.8%. These assumptions, where applicable, are the same assumptions disclosed in “Stock Based Incentive Compensation Plans and Employee Benefit Plans” in Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2021.

Savings Plan and Savings Restoration Plans

Under our savings plan, our senior executive officers may contribute up to 50% of their plan-eligible compensation as pre-tax or Roth contributions. They may also contribute up to 16% of eligible pay as after-tax contributions. In addition, we make employer matching contributions of 100% of the first 6% of eligible pay our senior executive officers contribute under the plan. For our senior executive officers hired or rehired on or after January 1, 2020 (Messrs. Lesar and Wells), in lieu of eligibility under the defined benefit pension plans, we also make employer nonelective contributions of 3% of eligible pay. Payment options under the savings plan include (i) a lump sum payment; (ii) annual, semi-annual, quarterly or monthly installments over a period elected by the participant, not to exceed ten years; (iii) a partial cash distribution of the participant’s account balance or (iv) a rollover of the account. Once the annual compensation limit under the Internal Revenue Code is reached in the savings plan, employer contributions are made in a bookkeeping account under the savings restoration plan. To comply with the provisions under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Savings Restoration Plan (CNP Savings Restoration Plan) for all benefits earned or vested from and after 2005, and this plan is subject to

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Executive Compensation Tables (continued)

Section 409A. Benefits under this plan are paid in a lump sum following the participant’s separation from service, and all of our senior executive officers participate in this plan. Benefit payments for our senior executive officers and other key employees will be delayed for six months following the separation from service to comply with Section 409A of the Internal Revenue Code, unless the separation from service is due to death. Benefits earned and vested prior to 2005 are payable under the 1991 CenterPoint Energy Savings Restoration Plan (1991 Savings Restoration Plan), and no new benefits are provided from and after 2005 under this plan. The 1991 Savings Restoration Plan is not subject to Section 409A, and benefits are paid under this plan at the same time and in the same form and manner as distributions payable from the savings plan. Earnings on both restoration plans are based on each participant’s annual rate of return on their account in the savings plan. Participants are not permitted to make voluntary deferrals into either savings restoration plan.

Deferred Compensation Plans

Our current deferred compensation plan permits eligible key employees to elect voluntarily each year to defer a percentage of up to 90% of salary and/or short-term incentive compensation. The Company amended the Deferred Compensation Plan as of December 31, 2007, renamed it the 1989 Deferred Compensation Plan and froze the plan to new participants and benefit accruals as of December 31, 2007. Effective January 1, 2008, obligations with respect to deferrals under the 1989 Deferred Compensation Plan after December 31, 2004, along with all associated earnings were transferred to and are paid from the 2005 Deferred Compensation Plan, which was adopted effective as of January 1, 2008, to replace the 1989 Deferred Compensation Plan. References to our deferred compensation plan include both our 2005 Deferred Compensation Plan, which covers amounts subject to Section 409A, as well as our 1989 Deferred Compensation Plan, which covers amounts which are exempt from Section 409A. Under the terms of our deferred compensation plan, interest accrues on deferrals at a rate adjusted annually equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent.

Participants in the plan currently may elect to receive distributions of their deferred compensation and interest in three ways:

•

an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 65);

•	a lump sum distribution upon termination of employment on or after age 55; or

•	15 annual installments commencing upon termination of employment on or after age 55.

If a participant terminates employment prior to age 55, a lump sum distribution of his or her deferral amount plus interest, calculated using the Moody’s rate and excluding the additional two percentage points, will be made regardless of his or her form of election. For deferrals under the 2005 Deferred Compensation Plan, if a participant terminates employment on or after age 55, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her termination or 15 annual installments commencing upon his or her separation from service. However, benefit payments for our named executive officers and other key employees will not be paid earlier than six months after separation from service (other than by reason of death) to comply with Section 409A of the Internal Revenue Code. Messrs. Carroll and Doyle were the only named executive officers who elected to defer compensation under the plan during 2021.

For deferrals under the 1989 Deferred Compensation Plan, if a participant terminates employment from and after age 55 but prior to age 60, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her separation from service or 15 annual installments commencing upon his or her separation from service. If a participant terminates employment after age 60 under the 1989 Deferred Compensation Plan, the deferral amount plus interest, including the additional two percent, will be paid in accordance with the participant’s distribution elections after he or she reaches age 65.

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Executive Compensation Tables (continued)

Each of our deferred compensation plans discussed above is a nonqualified, unfunded plan, and the employees are general, unsecured creditors of CenterPoint Energy. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under any of these plans. Please refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” for information on funding of the plans upon a change in control.

Nonqualified Deferred Compensation Table

The following table provides information with respect to benefits under the deferred compensation plans and the savings restoration plans.

Name	Plan Name	Executive Contributions in 2021(1) ($)	Registrant Contributions in 2021(1) ($)	Aggregate Earnings in 2021(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2021(3) ($)
Lesar	CNP Savings Restoration Plan	—	323,888	104,495	—	469,225
Wells	CNP Savings Restoration Plan	—	97,812	12,099	—	109,911
Doyle	2005 Deferred Compensation Plan	47,917	—	22,687	—	471,776
	CNP Savings Restoration Plan	—	38,481	28,212	—	217,175
Mercado	2005 Deferred Compensation Plan	—	—	15,759	—	327,726
	CNP Savings Restoration Plan	—	37,302	80,753	—	425,118
Karuturi	CNP Savings Restoration Plan	—	37,464	15,875	—	114,723
Carroll	1989 Deferred Compensation Plan	—	—	44,678	—	812,321
	2005 Deferred Compensation Plan	71,750	—	84,871	—	1,411,776

(1)

The Registrant Contributions in 2021 column for the savings restoration plan include employer matching contributions that could not be made to the savings plan due to limitations under the Internal Revenue Code. Messrs. Carroll’s and Doyle’s contributions to the deferred compensation plan from salary are included in the Salary column of the Summary Compensation Table. Our contributions to the savings plan and savings restoration plan for the senior executive officers are also included in the footnote to the All Other Compensation column of the Summary Compensation Table.

(2)

For the deferred compensation plans, Aggregate Earnings in 2021 consist of earnings on prior plan deferrals. For Messrs. Doyle and Mercado, the 2021 interest rate for the 2005 Deferred Compensation Plan was 5.05% with interest compounded annually. The 2021 interest rate for employee contributions under the 2005 Deferred Compensation Plan for Mr. Carroll was 6.43% with interest compounded annually on the month he attained age 65. The amounts are also included in the footnote to the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

For the savings restoration plans, Aggregate Earnings in 2021 include gains and losses determined based on the participant’s balances as of January 1, 2021 plus any matching contributions credited for that year. The gains and losses are calculated using the annualized rate of return for the participant’s account in the plans based on the investment funds selected by the participant.

(3)	The table below sets forth the portion of these aggregate account balances that were reported as compensation in the Summary Compensation Table for 2019 and 2020.

Name	Amount Previously Reported ($)
David J. Lesar	—
Jason P. Wells	—
Scott E. Doyle	15,427
Kenneth M. Mercado	—
Monica Karuturi	—
Milton Carroll	102,725

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Potential Payments upon Change in Control or Termination

Our Board adopted a change in control plan to ensure consistency of officer benefits and to simplify administration, which was effective January 1, 2015, and was subsequently amended and restated, effective May 1, 2017 (the plan). All of our named executive officers are participants in the plan.

The change in control plan provides for payments and other benefits in the event a covered termination of employment occurs within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after the completion of a transaction that effects a change in control. A “change in control” will be deemed to occur under the plan if:

•

any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities, unless these securities are acquired directly from CenterPoint Energy as part of a merger or consolidation and following the merger or consolidation the conditions for an exclusion from a merger or consolidation event described below are met;

•	the members of our Board on the effective date of the plan, and successors designated as provided in the agreement, cease to constitute a majority of the Board;

•	approval by the shareholders of (or if there is no such approval, consummation of) a merger or consolidation of, or involving, CenterPoint Energy unless:

•	more than 70% of the surviving corporation’s outstanding voting securities are owned by former shareholders of CenterPoint Energy,

•

if the transaction involves CenterPoint Energy’s acquisition of another entity, the total fair market value of the consideration plus long-term debt of the business being acquired does not exceed 50% of the total fair market value of CenterPoint Energy’s outstanding voting securities, plus CenterPoint Energy’s consolidated long-term debt,

•	no person is the direct or indirect beneficial owner of 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction, and

•	a majority of the members of the board of directors of the parent corporation resulting from the transaction were members of our Board immediately prior to consummation of the transaction; or

•	approval by the shareholders of (or if there is no such approval, consummation of) a sale or disposition of 70% or more of CenterPoint Energy’s assets unless:

•

individuals and entities that were beneficial owners of CenterPoint Energy’s outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 70% of the then outstanding voting securities of CenterPoint Energy (if it continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity), and

•

a majority of the members of our Board (if CenterPoint Energy continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity) were members of our Board immediately prior to the asset sale.

Under the plan, a covered termination occurs if the officer’s employment is terminated within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period under the plan. “Good reason” means any of the following: (a) a failure to maintain the officer in his or her position or a substantially equivalent position; (b) a significant adverse change in the authorities, powers, functions, responsibilities or duties held; (c) a material

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reduction in the officer’s base salary; (d) a significant reduction in the officer’s qualified, nonqualified and welfare benefits other than a reduction that applies generally to all covered employees; (e) a material reduction in the officer’s overall compensation opportunities under the short-term incentive plan, a long-term incentive plan or other equity plan; (f) a change in the location of the officer’s principal place of employment by more than 50 miles; or (g) a failure to provide directors’ and officers’ liability insurance covering the officer.

The plan provides that we would pay our named executive officers experiencing a covered termination of employment a lump sum amount equal to (i) three times, in the case of Mr. Lesar, and (ii) two times, in the case of Messrs. Wells, Doyle and Mercado and Ms. Karuturi, the sum of the officer’s base salary plus short-term incentive award at target, if applicable.

For officers who are not age 55 or older with five years of service (which includes Messrs. Lesar, Wells and Doyle and Ms. Karuturi), the plan also provides for a prorated short-term incentive lump sum payment. Effective January 1, 2022, this payment is based on the officer’s annualized base pay as of the date of termination multiplied by his or her short-term incentive target and is prorated based on the number of days he or she was employed during the performance year. In addition, Messrs. Doyle and Mercado and Ms. Karuturi will be entitled to a benefit equal to two additional years of pay credits under the cash balance formula under the retirement plan, and such additional benefit will be paid in the same time and manner that the officer’s benefit under the benefit restoration plan is paid. The plan provides a similar benefit for officers who are not eligible to participate in the retirement plan. Mr. Lesar will be entitled to a benefit equal to three additional years, and Mr. Wells will be entitled to a benefit equal to two additional years, of employer nonelective contributions under the savings plan, and such additional benefit will be paid in the same time and manner that the officer’s benefit under the savings restoration plan is paid. In addition, the plan provides for welfare benefits for a period of two years, career transition placement services and the reimbursement of legal fees incurred related to the severance. With respect to awards granted under the long-term incentive plan, such awards are not subject to the plan and are governed by the long-term incentive plan and applicable award agreements.

Due to Mr. Carroll’s departure from the Company, he is not eligible to receive any payments upon a change in control under the plan.

Our plan does not include any excise tax gross-up payment provisions. Under our plan, the executive’s total change in control payment is automatically reduced to the minimum extent necessary to prevent triggering the excise tax, but only if the after-tax benefit of the reduced payment exceeds the after-tax benefit if the payment was not reduced. If the payment is not reduced, the officer will be liable for any excise tax due under Section 4999.

An officer must sign a waiver and release in connection with any claims relating to the executive’s employment with or separation from the Company prior to receiving any benefits under the plan. The plan provides that for one year following a covered termination, an officer is prohibited from hiring or soliciting any employees to leave our employment or solicit or attempt to solicit the business of any of our customers or acquisition prospects. In addition, for one year following a covered termination, an officer is prohibited, without prior written consent, from engaging in any business or accepting employment with or rendering services to a business that is in competition with us. These non-solicit and non-compete restrictions are limited to a 50-mile radius around any geographical area in which we engage (or have a definite plan to engage) in operations or marketing of products or services at the time of the officer’s covered termination.

Change in control provisions in awards under our current long-term incentive plan. Awards granted under the long-term incentive plan are not subject to the plan and are governed by the long-term incentive plan and the applicable award agreements. The different outstanding award types under the long-term incentive plan are treated as follows:

Stock Awards. For all outstanding stock awards (other than the retention awards granted to Mr. Lesar), “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued,

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assumed, or substituted or a covered termination of employment occurs. A covered termination of employment occurs for purposes of awards under the long-term incentive plan if the officer’s employment is terminated within two years after the completion of a transaction that effects a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined in the award agreement), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period set forth in the award agreement. “Good reason” for this purpose is defined in substantially the same manner as such term is defined in the change in control plan. The retention awards granted to Mr. Lesar do not provide for accelerated vesting upon a change in control but provide for accelerated vesting upon his death, disability, termination of employment without cause (as defined in the award agreement) or resignation for good reason (as defined in the award agreement) that is not cured within the cure period set forth in the award agreement.

Performance Share Units. For all outstanding performance share units, “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or if a covered termination of employment occurs (as described above for stock awards).

Payments in the event of change in control. The table below presents amounts that would have been payable and the value of the benefits provided under the change in control plan assuming a covered termination of employment occurred on December 31, 2021 following a change of control. The numbers in the table have been rounded to the nearest one thousand dollars.

Type of Payment	Lesar	Wells	Doyle	Mercado	Karuturi
Severance amount	$10,223,000	$2,345,000	$1,785,000	$1,785,000	$1,782,000
Retention amount(1)	16,944,000	—	—	—	—
Short-term Incentive Plan(2)	1,924,000	499,000	363,000	367,000	343,000
Long-term Incentive Plan:(3)
Performance Share Units	15,450,000	3,398,000	2,101,000	1,669,000	1,496,000
Stock awards	18,093,000	2,036,000	805,000	620,000	546,000
Benefit restoration plan(4)	—	—	98,000	91,000	91,000
Savings restoration plan(5)	350,000	83,000	—	—	—
Health and welfare benefits	23,000	24,000	29,000	29,000	37,000
Outplacement	8,000	8,000	8,000	8,000	8,000

Total benefit and payment	$63,015,000	$8,393,000	$5,189,000	$4,569,000	$4,303,000

(1)

Amounts shown consist of the cash payments payable to Mr. Lesar under his Retention Incentive Agreement upon a termination of employment without cause or a resignation for good reason, which consist of the value of the portion of the Total Stock Award provided for under the agreement that had not yet been granted as of December 31, 2021 (which was 600,000 shares), based on the New York Stock Exchange closing trading price for CenterPoint Energy common stock on that date (which was $27.91), and any amounts accrued through December 31, 2021 under the Dividend Equivalent Award. The Retention Incentive Agreement also provides for the payment of Mr. Lesar’s expenses to maintain an office and administrative assistant for five years following his termination without cause or resignation for good reason, the value of which is not included in the amount shown as the cost of such expenses will not be known until incurred. The Retention Incentive Agreement provides for these payments upon any termination of employment without cause or resignation for good reason regardless of whether a change in control has occurred.

(2)

Under the terms of our short-term incentive plan, an individual age 55 or older with at least five years of service satisfies the retirement provisions under the plan. If the individual terminates employment during the plan year, he or she is eligible for a pro rata payment at the target level of achievement, without regard to whether it is preceded by a change in control, based on his or her eligible earnings to the date of termination multiplied by his or her short-term incentive target. Refer to “—Payments upon termination of employment.”

(3)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2021 (which was $27.91). The payments are determined as described under “—Change in control provisions in awards under our current long-term incentive plan.” Amounts shown are calculated based on a target level of achievement of any applicable performance goals. Amounts shown for stock awards for Mr. Lesar include the retention award of 400,000 restricted stock units granted to Mr. Lesar under his Retention Incentive Agreement, which fully vest upon his termination of employment without cause or resignation for good reason regardless of whether a change in control has occurred. Amounts shown for the long-term incentive plan in this table include amounts in the “Payments upon termination of employment” table below.

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(4)

Amounts shown consist of the increase in cash balance accounts that would result from crediting an additional two years of pay credits under the cash balance formula for Messrs. Doyle and Mercado and Ms. Karuturi.

(5)	Amounts shown consist of a benefit equal to an additional three years of employer non-matching contributions under the savings plan for Mr. Lesar and two years for Mr. Wells.

Upon a change in control, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon a change in control, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by the Consolidated Omnibus Budget Reconciliation Act (COBRA).

Payments upon termination of employment. Certain benefits are payable to a named executive officer upon his or her termination of employment other than in the event of a change in control as described above. The table below presents information on the value of short-term and long-term incentive benefits at the target level of achievement that would be provided if a named executive officer terminated employment as of December 31, 2021. The numbers in the table have been rounded to the nearest one thousand dollars.

Type of Payment	Lesar	Wells	Doyle	Mercado	Karuturi
Retention amount(1)	$16,944,000	—	—	—	—
Short-term Incentive Plan(2)	—	—	—	$367,000	—
Long-term Incentive Plan:(3)	—	—	—	—
Performance Share Units	—	—	—	875,000	—
Stock Awards	11,296,000	—	—	314,000	—

Total	$28,240,000	—	—	$1,556,000	—

(1)

Amounts consist of the cash payments payable to Mr. Lesar under his Retention Incentive Agreement upon a termination of employment without cause or a resignation for good reason, which consist of the value of the portion of the Total Stock Award provided for under the agreement that had not yet been granted as of December 31, 2021 (which was 600,000 shares), based on the New York Stock Exchange closing trading price for CenterPoint Energy common stock on that date (which was $27.91), and any amounts accrued through December 31, 2021 under the Dividend Equivalent Award. The Retention Incentive Agreement also provides for the payment of Mr. Lesar’s expenses to maintain an office and administrative assistant for five years following his termination without cause or resignation for good reason, the value of which is not included in the amount shown as the cost of such expenses will not be known until incurred.

(2)

Under the terms of our short-term incentive plan, an individual age 55 with five years of service satisfies the retirement provisions under the plan. If the individual terminates employment during the plan year, he or she is eligible for a pro rata plan distribution at the target level of achievement based on eligible earnings to date multiplied by his or her short-term incentive target.

(3)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2021 (which was $27.91). Under the terms of our long-term incentive awards (other than the retention awards granted to Mr. Lesar and any sign-on awards), an individual age 55 with five years of service (or, for Mr. Lesar, at least three years of service) satisfies the retirement provisions under the plan and is eligible for a pro rata plan distribution. Such distribution is based on the number of days employed in the performance cycle for performance share units or in the vesting period for stock awards and the actual level of achievement of any applicable performance goals. All amounts above have been calculated assuming the target level of achievement. Mr. Mercado satisfies the retirement provisions under the plan. Amounts shown for stock awards for Mr. Lesar consist of the retention award of 400,000 restricted stock units granted to Mr. Lesar under his Retention Incentive Agreement, which fully vests upon his termination of employment without cause or resignation for good reason as set forth in the award agreement.

Upon termination of employment, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon termination of employment, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

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Payments upon termination due to death. The table below presents information on the value of the benefits payable if a named executive officer had died on December 31, 2021. The numbers in the table have been rounded to the nearest one thousand dollars. The beneficiaries would have been entitled to the following amounts:

Type of Payment	Lesar	Wells	Doyle	Mercado	Karuturi
Retention amount(1)	$16,944,000	—	—	—	—
Short-term Incentive Plan(2)	1,924,000	$499,000	$363,000	$367,000	$343,000
Long-term Incentive Plan:(3)
Performance Share Units	15,450,000	3,398,000	2,101,000	1,669,000	1,496,000
Stock Awards	17,095,000	1,281,000	805,000	620,000	546,000
Executive life insurance plan(4)	—	—	—	—	—
Basic life insurance(4)	50,000	50,000	50,000	50,000	50,000

Total	$51,463,000	$5,228,000	$3,319,000	$2,706,000	$2,435,000

(1)

Amounts consist of the cash payments payable to Mr. Lesar under his Retention Incentive Agreement upon his death, which consist of the value of the portion of the Total Stock Award provided for under the agreement that had not yet been granted as of December 31, 2021 (which was 600,000 shares), based on the New York Stock Exchange closing trading price for CenterPoint Energy common stock on that date (which was $27.91), and any amounts accrued through December 31, 2021 under the Dividend Equivalent Award.

(2)

Under the terms of our short-term incentive plan, an individual who dies during the plan year is eligible for a pro rata plan distribution at the target level of achievement based on eligible earnings to date multiplied by his or her short-term incentive target.

(3)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2021 (which was $27.91). Under the terms of the long-term incentive awards (other than any sign-on awards), an individual who dies prior to vesting is eligible for a full distribution of the award, based on the target level of achievement of any applicable performance goals. Amounts shown for stock awards for Mr. Lesar include the retention award of 400,000 restricted stock units granted to Mr. Lesar under his Retention Incentive Agreement.

(4)	Amounts payable by third party insurance providers.

Each named executive officer’s beneficiaries would also be entitled to receive payment for any fully vested benefits to which they are entitled under the terms of the applicable plan or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Payments upon disability. If a named executive officer becomes disabled as defined under our long-term disability plan on December 31, 2021, he or she would receive the payments stated in the table below. The numbers in the table have been rounded to the nearest one thousand dollars.

Type of Payment	Lesar	Wells	Doyle	Mercado	Karuturi
Retention amount(1)	$16,944,000	—	—	—	—
Short-term Incentive Plan(2)	1,924,000	$499,000	$363,000	$367,000	$343,000
Long-term Incentive Plan:(3)
Performance Share Units	15,450,000	3,398,000	2,101,000	1,669,000	1,496,000
Stock Awards	17,095,000	1,281,000	805,000	620,000	546,000
Long-term Disability Per Month(4)	20,000	20,000	20,000	20,000	20,000

Total	$51,433,000	$5,198,000	$3,289,000	$2,676,000	$2,405,000

(1)

Amounts consist of the cash payments payable to Mr. Lesar under his Retention Incentive Agreement upon his disability, which consist of the value of the portion of the Total Stock Award provided for under the agreement that had not yet been granted as of December 31, 2021 (which was 600,000 shares), based on the New York Stock Exchange closing trading price for CenterPoint Energy common stock on that date (which was $27.91), and any amounts accrued through December 31, 2021 under the Dividend Equivalent Award.

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(2)

Under the terms of our short-term incentive plan, an individual who becomes disabled as defined under our long-term disability plan during the plan year is eligible for a pro rata plan distribution at the target level of achievement based on eligible earnings to date multiplied by his or her short-term incentive target.

(3)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2021 (which was $27.91). Under the terms of the long-term incentive awards (other than any sign-on awards), an individual who terminates employment due to disability as defined under our long-term disability plan prior to vesting is eligible for a full distribution of the award under the plan, based on the target level of achievement of any applicable performance goals. Amounts shown for stock awards for Mr. Lesar include the retention award of 400,000 restricted stock units granted to Mr. Lesar under his Retention Incentive Agreement.

(4)	Amounts payable by third party insurance providers.

Upon becoming disabled as defined under our long-term disability plan, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon disability, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Rabbi Trust

We maintain a trust agreement with an independent trustee establishing a springing rabbi trust for the purpose of funding benefits payable to participants under our deferred compensation plans, benefit restoration plans, savings restoration plans, long-term incentive plan agreements, in some instances, and change in control plan, in which our named executive officers participate. The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the covered plans or when required by our Benefits Committee, which consists of officers of the Company. If there is a change in control (defined in substantially the same manner as in the change in control plan described under “Potential Payments upon Change in Control or Termination”), the grantor trust must be fully funded, within 30 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the covered plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the covered plans). The assets of the grantor trust are required to be held separate and apart from the other funds of CenterPoint Energy and its subsidiaries but remain subject to the claims of general creditors under applicable state and federal law.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Lesar, our Chief Executive Officer.

For 2021, our last completed fiscal year:

•	the median of the annual total compensation of all employees of CenterPoint Energy, excluding our Chief Executive Officer, was $103,170; and

•

the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $37,809,810, which includes retention awards valued at $25,240,000 on the Retention Incentive Agreement date (July 20, 2021).

Based on this information, for 2021, the ratio of Mr. Lesar’s annual total compensation to that of our median employee was approximately 366 to one.

We understand that the CEO pay ratio is intended to provide greater transparency to annual CEO pay and how it compares to the pay of the median employee. As such, we are providing a supplemental ratio that compares the

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CEO’s regular annual pay, excluding the special one-time retention awards pursuant to the Retention Incentive Agreement that were awarded to the CEO in 2021 (see “Compensation Discussion and Analysis—Executive Summary—Transition to New Independent Board Governance Structure”), to the pay of the median-paid employee, as we believe that this supplemental ratio reflects a more representative comparison. Excluding the above value of the retention awards pursuant to the Retention Incentive Agreement from Mr. Lesar’s annual total compensation for fiscal year 2021, Mr. Lesar’s annual total compensation was $12,569,810 and the resulting supplemental pay ratio of Mr. Lesar’s annual total compensation to that of our median employee was approximately 122 to one.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:

•

We selected November 1, 2020 as the date to identify our median employee, at which time our employee population consisted of approximately 9,500 individuals located in the United States. This population consisted of our full-time, part-time and temporary employees. The applicable Securities and Exchange Commission rules require us to identify a “median employee” only once every three years, as long as there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Because there have been no changes in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure for 2021, we are using the same median employee for our 2021 pay ratio that we used for our 2020 pay ratio, although we have updated the calculation of the total compensation earned by that employee for 2021.

•

To identify the “median employee” from our employee population in 2020, we compared employees’ trailing twelve months total gross wages (consisting of base salary, short-term and long-term incentives, overtime and other compensation excluding imputed income) from our payroll records.

•

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. There has been no change in the median employee’s circumstances that we reasonably believe would result in a significant change in our pay ratio.

•

Using the median employee identified in 2020, we combined all of the elements of this employee’s compensation for 2021 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in total annual compensation of $103,170. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2021.

We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the Securities and Exchange Commission rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about CenterPoint Energy’s common stock that may be issued under our existing equity compensation plans as of December 31, 2021.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	5,772,904	(2)	$—	2,303,597	(3)
Equity compensation plans not approved by security holders	—		—	—
Totals	5,772,904		$—	2,303,597

(1)	Plans approved by shareholders consist of the 2009 Long-Term Incentive Plan and the CenterPoint Energy, Inc. Stock Plan for Outside Directors.

(2)

Includes outstanding grants of 4,006,359 performance share units (which includes 430,593 shares at actual achievement for the 2019 performance cycle and assumes maximum performance is achieved for performance cycles commencing 2020 and later) and 1,766,545 shares issuable upon settlement of outstanding grants of stock awards.

(3)

The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, performance share units and performance stock. The shares remaining available for issuance generally may be used for any of these types of awards, except that the CenterPoint Energy, Inc. Stock Plan for Outside Directors provides only for awards of common stock.

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CenterPoint Energy’s proxy statement on Schedule 14A for its 2022 annual meeting, which is incorporated by reference in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, each as filed with the Securities and Exchange Commission.

Theodore F. Pound, Chair

Wendy Montoya Cloonan

Earl M. Cummings

Raquelle W. Lewis

Barry T. Smitherman

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for independent oversight of the quality and integrity of the accounting, auditing and financial reporting practices of CenterPoint Energy and is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit CenterPoint Energy’s financial statements. The Audit Committee is composed of five directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee Charter further describes the committee’s responsibilities and is available at https://investors.centerpointenergy.com/governance. During 2021, the Audit Committee met eight times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement with management and Deloitte & Touche LLP, CenterPoint Energy’s independent registered public accounting firm (independent auditors), prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and CenterPoint Energy that might reasonably be thought to bear on the auditors’ independence consistent with applicable Public Company Accounting Oversight Board (PCAOB) requirements and (b) discussed with the independent auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of CenterPoint Energy’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications and other matters required to be discussed by generally accepted auditing standards, including those described in PCAOB Auditing Standard No. 16, as amended (Communication with Audit Committees), and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

Management has the responsibility for the preparation of CenterPoint Energy’s financial statements and for its internal controls and the independent auditors have the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of CenterPoint Energy as of and for the fiscal year ended December 31, 2021, with management and the independent auditors. The Audit Committee also reviewed and discussed with management and the independent auditors management’s report and the report and attestation of the independent auditors on internal control over financial reporting, based on the framework in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, in accordance with Section 404 of the Sarbanes-Oxley Act.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that CenterPoint Energy’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, subject to ratification, Deloitte & Touche LLP as CenterPoint Energy’s independent auditors for the fiscal year ending December 31, 2022.

Phillip R. Smith, Chair

Leslie D. Biddle

Earl M. Cummings

Theodore F. Pound

Barry T. Smitherman

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PRINCIPAL ACCOUNTING FIRM FEES

Aggregate fees related to services provided to CenterPoint Energy as a consolidated entity for the fiscal years ending December 31, 2021 and 2020 by CenterPoint Energy’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are set forth below.

	Year Ended December 31,
	2021	2020
Integrated audit of financial statements and internal control over financial reporting(1)	$5,413,848	$5,282,000
Audit-related fees(2)	724,100	702,051

Total audit and audit-related fees	6,137,948	5,984,051
Tax fees(3)	—	20,504
All other fees(4)	62,052	60,000

Total fees	$6,200,000	$6,064,555

(1)

For 2021 and 2020, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements and internal control over financial reporting, statutory audits, attest services and regulatory filings.

(2)

For 2021 and 2020, amounts include fees for consultations concerning financial accounting and reporting standards and various agreed-upon or expanded procedures related to accounting and/or billing records to comply with financial accounting or regulatory reporting matters.

(3)	For 2020, amounts include fees paid for reviews of Vectren Corporation standalone tax returns for the twelve months ended December 31, 2018 and for the period ended February 1, 2019.

(4)	Fees relate to a subscription-based service which provides the Company with access to benchmarking information and tools.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee is responsible for pre-approving audit and non-audit services performed by the independent auditor. In addition to its approval of the audit engagement, the Audit Committee takes action at least annually to authorize the independent auditor’s performance of several specific types of services within the categories of audit-related services and tax services. Audit-related services include assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor. Authorized tax services include compliance-related services such as services involving tax filings, as well as consulting services such as tax planning, transaction analysis and opinions. Services are subject to preapproval of the specific engagement if they are outside the specific types of services included in the periodic approvals covering service categories or if they are in excess of specified fee limitations. The Audit Committee may delegate preapproval authority to subcommittees.

During 2021, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the Securities and Exchange Commission.

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ITEM 2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm to conduct the annual audit of CenterPoint Energy’s accounts for the fiscal year ending December 31, 2022. Deloitte & Touche LLP (and their predecessors) have served as the independent registered public accounting firm (independent auditor) for CenterPoint Energy and its predecessors since 1932. Ratification requires the affirmative vote of a majority of the shares of our common stock entitled to vote and voted for or against the matter. Abstentions will not affect the outcome of the vote on this item. We do not expect any broker non-votes. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider the appointment.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from shareholders at the meeting.

To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

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ITEM 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers at the meeting. This item, commonly referred to as a “say-on-pay” vote, provides you, as a CenterPoint Energy shareholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.

Feedback from our shareholders is a critical part of our Company’s and our Compensation Committee’s approach to designing our executive compensation program. Each year, we engage in shareholder outreach to proactively solicit feedback about our business strategy, our executive compensation programs and practices, corporate governance practices, human capital management and environmental and sustainability matters. Following the 2021 Annual Meeting, we engaged with our shareholders to discuss any issues or concerns they had, particularly with respect to our executive compensation program and practices. After receiving feedback from our shareholders on our executive compensation program during this engagement effort and evaluating such feedback, the Compensation Committee, with input from its independent compensation consultant and management, conducted a comprehensive review of our programs, including performance metrics and targets, with particular emphasis on our short-term and long-term incentive plans. The table below summarizes several of the executive compensation topics our shareholders asked us to consider.

WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED
Supportive of inclusion of additional ESG measures in incentive plans

Effective in 2021, we introduced a diversity and inclusion negative modifier into the short-term incentive plan design. This modifier will be expanded in the 2022 short-term incentive plan to include supplier diversity objectives. This modifier is a downward-only modifier and can only reduce the potential payout; it cannot increase the short-term incentive plan awards. The structure of this modifier reflects the Company’s belief that advancement of the Company’s diversity, equity and inclusion objectives is an expectation, not a goal to be rewarded.

Beginning in 2022, we introduced a carbon reduction goal as a weighted component of our long-term incentive performance-based awards. This new component measures the progress of our net zero emission and carbon reduction goals and holds leaders accountable for the achievement of these goals.

Shareholders prefer independent board chair leadership and governance structure

Based on extensive feedback from shareholders and evaluation of evolving governance practices, the Board determined that a significant leadership and governance transition was necessary for the Company to continue to advance its strategic plan to drive sustainable value for the benefit of all its stakeholders. A new governance structure was implemented in July 2021 whereby the Board created a new position of Independent Chair of the Board and eliminated the position of Executive Chairman resulting in Mr. Carroll’s separation from his leadership role and position on the Board. Mr. Martin Nesbitt was appointed to the newly created Independent Chair position.

Shareholders were supportive of managements performance and execution of our new strategy

We have continued to regularly communicate and update shareholders on our successful progress on key initiatives and goals under our new long-term strategic plan. This open dialogue, along with our performance to date, has been well-received by shareholders.

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Item 3: Advisory Vote on Executive Compensation (continued)

WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED

Shareholders, though supportive of the CEO’s leadership, performance and retention, requested additional information regarding the Compensation Committee’s and the Board’s rationale for the retention award granted to the CEO

The Compensation Committee and Board determined that a retention award granted to Mr. Lesar was appropriate to retain a highly-experienced CEO with a proven successful track record across industries during the implementation of a new independent leadership and governance structure and long-term corporate strategy. The Compensation Committee and Board made this determination following strong support from shareholders for Mr. Lesar and his leadership as well as shareholder feedback that succession planning and leadership stability was a priority. Further, in light of the separation of Mr. Carroll, the Board determined that a retention award was necessary to ensure continuity of leadership and stability by retaining Mr. Lesar. The Retention Incentive Agreement was determined following several meetings, including consultation with outside counsel, and the consideration of market data and past precedent provided by the Compensation Committee’s independent compensation consultant for the Compensation Committee’s and Board’s reference. Further, in response to extensive shareholder feedback in support of Mr. Lesar’s performance, the award encourages the continued leadership by Mr. Lesar for multiple years to provide senior executive management continuity, drive successful execution of the Company’s value-creation strategy and implement a successful executive leadership succession plan. In particular, the Compensation Committee and Board considered Mr. Lesar’s experience in successfully developing strong succession candidates and the need, as expressed by the Company’s shareholders, for the Company to have a long-term succession plan to ensure the ongoing successful execution of the Company’s long-term strategy. The Compensation Committee and Board noted that Mr. Lesar’s outstanding awards were insufficient to retain a sought-after CEO who has proven to be successful in multiple industries and the award further aligned Mr. Lesar’s interest with those of shareholders.

We have provided additional details and rationale for the Compensation Committee’s and Board’s decision to approve the retention award in the “Compensation Discussion and Analysis—Executive Summary—Transition to New Independent Board Governance Structure” section.

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Item 3: Advisory Vote on Executive Compensation (continued)

WHAT WE HEARD FROM OUR SHAREHOLDERS	HOW WE RESPONDED

Shareholders, though supportive of the implementation of the new governance structure, requested additional information regarding the Compensation Committee’s and the Board’s rationale for the severance arrangement with our former Executive Chairman

As part of our governance transition, Mr. Carroll’s position as Executive Chairman of the Board was eliminated in July 2021 and as is common market practice when a position is eliminated, we entered into a Separation Agreement with Mr. Carroll and exited him from the Company. The Compensation Committee and Board took this action following numerous requests from shareholders to eliminate the Executive Chair position. The severance arrangement was determined following several Board and committee meetings, including consultation with outside counsel, and the consideration of market data and past precedent provided by the Compensation Committee’s independent compensation consultant for the Compensation Committee’s and Board’s reference. The Compensation Committee and Board determined that the terms of the Separation Agreement with Mr. Carroll were appropriate to have a smooth and successful implementation of the Company’s new independent leadership and governance structure. In addition, the Board received shareholder feedback that succession planning and leadership stability was a priority. In light of this, the Board determined it was necessary to ensure continuity of leadership and stability by entering into the Separation Agreement with Mr. Carroll that would require him to provide transition support while simultaneously entering into a retention agreement with Mr. Lesar. Further, the Separation Agreement reflects the termination of the Executive Chair position to implement best governance practices, and the continued need for Mr. Carroll’s support of a smooth transition given his strong ties to the Houston community and key stakeholders of the Company, as well as his institutional knowledge.

We have provided additional details and rationale for the Compensation Committee’s and Board’s decision to enter into the Separation Agreement in the “Compensation Discussion and Analysis—Executive Summary—Transition to New Independent Board Governance Structure.”

The objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent by providing market-based levels of compensation and align the interests of our executives and shareholders. We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Highlights of our executive compensation program include the following:

•

Pay for Performance. The guiding principle of our compensation philosophy is that the interests of executives and shareholders should be aligned and that pay should be based on performance. We believe that a substantial portion of the compensation for our named executive officers should be “at risk,” meaning that the executives will receive a certain percentage of their total compensation only to the extent CenterPoint Energy and the particular executive accomplish goals established by the Compensation Committee. While compensation targets will to a large extent reflect the market, actual compensation in a given year will vary based on CenterPoint Energy’s performance, and to a lesser extent, on qualitative appraisals of individual performance. In addition, we may from time to time pay transaction- or project-specific bonuses in recognition of extraordinary efforts by certain individuals, which may include our named executive officers. The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.

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Item 3: Advisory Vote on Executive Compensation (continued)

TARGET COMPENSATION MIX AS OF DECEMBER 31, 2021

(consisting of base salary, short-term incentives and long-term incentives*)

*The graphics do not include retention or sign-on awards.

**The graphic represents the average size of each component as a percentage of each named executive officer’s (other than the Chief Executive Officer’s and former Executive Chairman) target total direct compensation opportunities (approved by the Compensation Committee in 2021).

•

Market-Based Compensation Targets. We generally target the middle of the market (25th – 75th percentiles) for each major element of compensation for our named executive officers. To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a job against available data for similar positions in our peer companies. In establishing individual incentive targets and awards, the Compensation Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Committee’s own qualitative assessment of the executive’s performance.

•

Change in Control Plan. Our Board of Directors approved a change in control plan, as amended and restated, effective May 1, 2017, which was further amended effective as of March 1, 2021 and January 1, 2022, that applies to all of our named executive officers. The plan contains a “double trigger” term and does not provide for any excise tax gross-up payments.

•

Stock Ownership Guidelines. We maintain executive stock ownership guidelines applicable to certain of our officers, including our named executive officers, to appropriately align the interests of our officers with our shareholders’ interests for CenterPoint Energy common stock. Our guidelines provide that our Chief Executive Officer should own CenterPoint Energy common stock having a market value of five times base salary, our Executive Chairman and executive vice presidents should own CenterPoint Energy common stock having a market value of three times their respective base salaries and our senior vice presidents should own CenterPoint Energy common stock having a market value of two times their respective base salaries.

•

Hedging Policy. As part of our Insider Trading Policy, our directors and officers are prohibited, and our non-officer employees are strongly discouraged, from hedging the risk of ownership of our common stock by purchasing, selling or writing options on our common stock or engaging in certain other types of transactions. Prohibited hedging or monetization transactions include a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

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Item 3: Advisory Vote on Executive Compensation (continued)

•

Recoupment Policy. We have implemented a policy for the recoupment of short-term and long-term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

The discussion under “Compensation Discussion and Analysis” describes our executive compensation program and the related decisions made by the Compensation Committee in more detail. We encourage you to read this discussion, as well as the Summary Compensation Table and other related compensation tables and narrative discussion under “Executive Compensation Tables,” which provides detailed information regarding the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission, we are asking our shareholders entitled to vote on the matter to approve the following resolution regarding the compensation of our named executive officers:

RESOLVED, that the shareholders of CenterPoint Energy, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Approval of the foregoing resolution requires the affirmative vote of a majority of the shares of common stock entitled to vote and voted for or against this item. Abstentions and broker non-votes will not affect the outcome of the vote on this item.

As an advisory vote, this proposal is not binding upon CenterPoint Energy or the Board of Directors. The final decision on the compensation and benefits of our named executive officers and on whether and how to address the results of the vote remains with the Board of Directors and the Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.

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ITEM 4: ADOPTION OF THE CENTERPOINT ENERGY, INC. 2022 LONG TERM INCENTIVE PLAN

The Board of Directors has adopted the CenterPoint Energy, Inc. 2022 Long Term Incentive Plan (Plan), subject to approval of the Plan by the affirmative vote of the holders of a majority of the shares of the common stock voted for or against adoption of the Plan. If the Plan is not approved by the shareholders, it will not become effective. The Plan will provide for the continued availability of stock incentives of the nature provided by the existing long term incentive plan described in the “Compensation Discussion and Analysis.”

The Board of Directors believes that the Plan, like the current long term incentive plan, is important to further the interests of CenterPoint Energy and its shareholders by providing incentives in the form of awards to officers and employees. Such awards will give participants in the Plan an interest in CenterPoint Energy parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such participants in CenterPoint Energy’s continued success and progress, and recognizing outstanding performance and individual contributions. This Plan is important for the ability of CenterPoint Energy and its subsidiaries to attract and retain such officers and employees.

The following is a summary of the principal features of the Plan, a copy of which is attached to this Proxy Statement as Appendix A. This summary is qualified in its entirety by express reference to the complete text of the Plan. See “Federal Income Tax Consequences” below for a general discussion of the federal income tax consequences of the Plan to participants and to CenterPoint Energy.

Description of the Plan

Administration. In general, the Plan will be administered by the Compensation Committee. The Compensation Committee selects the participants and determines the type or types of awards from those available under the Plan and the number of shares to be granted to each participant under the Plan. All or part of an award may be subject to conditions established by the Compensation Committee. The Compensation Committee has the power to amend or modify the terms of an award in any manner that is either (1) not adverse to the award recipient, (2) consented to by the award recipient or (3) necessary to maintain consistency with the terms of the Plan. The Compensation Committee will have full and final authority to interpret the Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the Plan.

The Compensation Committee may delegate to the Chief Executive Officer and other senior officers and to a subcommittee its duties under the Plan, except it may not delegate to any person authority to grant awards or take any other action with respect participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code (Code). The Compensation Committee may also engage or authorize the engagement of third-party administrators to carry out administrative functions under the Plan.

Shares Subject to the Plan. Subject to certain provisions of the Plan, no award shall be granted if it shall result in the aggregate number of shares of common stock issued under the Plan, plus the number of shares of common stock covered by or subject to awards under the Plan then outstanding (after giving effect to the grant of the award in question), exceeding the aggregate of (1) 15,785,000 shares of common stock and (2) the number of shares of common stock available for grants of awards under CenterPoint Energy’s prior long term incentive plan (Prior Plan) as of the effective date of the Plan; provided, however, that no more than 1,000,000 shares of common stock shall be available for incentive stock options. If the Plan is approved by shareholders, no further awards will be made under the Prior Plan. The number of shares of common stock that are subject to awards under the Plan or awards under the Prior Plan outstanding as of the effective date of the Plan that (a) are forfeited, terminated or expire unexercised, (b) are settled in cash in lieu of shares of common stock or (c) are not actually issued due to (i) net settlement of an award or (ii) CenterPoint Energy’s tax withholding obligations with respect to an award, in each case, will again become available for awards. The number of shares available for grant under the Plan will not be reduced by (x) any

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Item 4: Adoption of the Centerpoint Energy, Inc. 2022 Long Term Incentive Plan (continued)

shares of common stock tendered in connection with the purchase of shares of common stock upon the exercise of an option as described below or (y) shares of common stock delivered under the Plan in settlement of an award issued or made upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity. Shares of common stock subject to an award issued or made as a post-transaction grant under such a plan or arrangement of an acquired entity will not reduce or be counted against the maximum number of shares of common stock available for issuance or delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the applicable securities exchange for equity compensation plans applies. Our Board of Directors may make appropriate adjustments in the number of shares under the Plan to reflect any amendment to the Plan, stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event. Notwithstanding the foregoing, no adjustment or substitution of awards shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

Eligibility. All employees of CenterPoint Energy or any of its subsidiaries are eligible for a grant of awards under the Plan. The Compensation Committee will determine the type or types of awards to be made under the Plan from those available under the Plan and will designate from time to time the participants who are to be granted awards under the Plan. As of March 1, 2022, approximately 8,900 employees, including 7 executive officers, are eligible to participate in the Plan.

Types of Awards. Awards under the Plan may be in the form of options, stock appreciation rights (SARs), stock awards, restricted stock unit awards, cash awards or performance awards, as described below. At the discretion of the Compensation Committee, any such award may be granted subject to the attainment of specified performance goals. Awards may consist of those listed below and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Plan or any other employee plan of CenterPoint Energy or any of its subsidiaries, including the Plan of any acquired entity; provided, however, that, other than adjustments allowed under the Plan, the terms of outstanding awards may not be amended to reduce the exercise price of an option or SAR or to cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less that the exercise price of the original award without shareholder approval. All or part of an award will be subject to conditions established by the Compensation Committee. Each award will be evidenced in such communications as the Compensation Committee deems appropriate, including in an award agreement, which will contain such terms, conditions and limitations as shall be determined by the Compensation Committee. Award agreements may provide that awards may be cancelled if the participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of CenterPoint Energy, as determined by the Compensation Committee. In connection with the cancellation of an award for such violations, any gains realized on the vesting or exercise of the cancelled award would be required to be repaid to CenterPoint Energy. Upon the death, disability or termination of employment by a participant, any unexercised, unvested or unpaid awards will be treated as set forth in the applicable award agreement or in any other written agreement CenterPoint Energy has entered into with the participant.

Options. Options are rights to purchase a specified number of shares of our common stock at a specified price. The number of shares, the exercise price, and all other terms and conditions of an option are determined by the Compensation Committee on or before the date of grant. An option granted under the Plan may consist of either an incentive stock option that complies with the requirements of Section 422 of the Code or a non-qualified stock option that does not comply with such requirements. The term of an option may not be longer than ten years, and, in general, options must have an exercise price per share that is not less than the fair market value of our common stock on the date of grant.

The exercise price of an option must be paid in full at the time the option is exercised. If permitted by the Compensation Committee and elected by the participant, the exercise price may be paid by means of the Company withholding shares of common stock otherwise deliverable on exercise of the option or tendering shares of our

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Item 4: Adoption of the Centerpoint Energy, Inc. 2022 Long Term Incentive Plan (continued)

common stock, valued at the fair market value of our common stock on the date of exercise, or any combination thereof. The Compensation Committee will determine acceptable methods for tendering common stock to exercise an option. The Compensation Committee may provide for procedures to permit the exercise of options by use of the proceeds to be received from the sale of common stock issuable pursuant to an award (including cashless exercise). The Compensation Committee may also adopt additional rules and procedures regarding the exercise of options from time to time, provided that such rules and procedures are not inconsistent with the Plan.

Stock Appreciation Rights. A SAR is a right to receive a payment, in cash or shares of our common stock, equal to the excess of the fair market value of a specified number of shares of our common stock on the date the rights are exercised over a specified grant price. In general, a SAR must have a grant price that is not less than the fair market value of our common stock on the date of grant. A SAR may be granted under the Plan to the holder of an option with respect to all or a portion of the shares of common stock subject to the option or may be granted separately. The Compensation Committee will determine the terms, conditions and limitations applicable to any SARs, including the term of any SARs, which may not be longer than ten years, and the date or dates upon which they become exercisable.

Stock Awards. Stock awards consist of restricted and non-restricted grants of common stock. Any terms, conditions and limitations applicable to a stock award will be determined by the Compensation Committee. When a restricted stock award is granted, the grantee is registered as the owner of the shares of restricted stock and is entitled to any dividends paid with respect to the restricted stock. Any share certificates evidencing the restricted stock award must contain legends stating the restrictions applicable to those shares.

Restricted Stock Unit Award. Restricted stock unit awards consist of restricted grants of units denominated in common stock. A restricted stock unit is a unit evidencing the right to receive in specified circumstances one share of common stock or equivalent value in cash that is restricted or subject to forfeiture provisions. The Compensation Committee will determine any terms, conditions and limitations applicable to a restricted stock unit award. In addition, at the discretion of the Compensation Committee, rights to dividend equivalents or interest credits may be extended to and made part of any restricted stock unit award. When the restrictions on a restricted stock unit lapse, shares of common stock or equivalent cash value will be delivered to the participant.

Cash Awards. Cash awards consist of grants denominated in cash. The terms, conditions and limitations applicable to any cash awards will be determined by the Compensation Committee. The Compensation Committee may provide for the crediting of interest or other earnings on cash awards.

Performance Awards. Without limiting the type or number of awards that may be made under the other provisions of the Plan, an award may be in the form of a performance award. The Compensation Committee will determine the terms, conditions and limitations applicable to a performance award. The Compensation Committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of performance awards that will be paid out to the participant and/or the portion that may be exercised.

Limitations. No participant may be granted, during any one calendar year, awards consisting of options or SARs that are exercisable for more than 1,000,000 shares of common stock. No participant may be granted, during any one calendar year, stock awards or restricted stock unit awards covering or relating to more than 1,000,000 shares of common stock. No participant may be granted awards consisting of cash or in any other form permitted under the Plan (other than awards consisting of options or SARs or stock awards or restricted stock unit awards) in respect of any one calendar year having a value determined on the date of the grant of the award in excess of $8,000,000.

Assignability and Transfer. Except as otherwise provided in the Plan, no award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act,

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Item 4: Adoption of the Centerpoint Energy, Inc. 2022 Long Term Incentive Plan (continued)

or the rules thereunder. The Compensation Committee may prescribe other restrictions on transfer. Subject to approval by the Compensation Committee in its sole discretion, all or a portion of the awards granted to a participant under the Plan may be transferable by the Participant, only to the extent specified in such approval, to (1) the participant’s immediate family members, (2) a trust or trusts for the exclusive benefit of such immediate family members, or (3) a partnership or partnerships comprised of such immediate family members. An option granted under this Plan to an employee shall become transferable by such employee upon or after his or her termination of employment with CenterPoint Energy, to the extent the option is vested and exercisable at the time of such transfer, if (1) the former employee assumes an office or position with a federal, state or local government or agency or instrumentality thereof and (2) following written request to the Compensation Committee identifying the office or position and the basis for the requested determination, the Compensation Committee determines, in its sole discretion, that by reason of the former employee’s holding of such office or position, the holding of such option, the exercise thereof or the acquisition, holding or voting of the common stock issuable upon exercise thereof is, or is likely to, (x) be prohibited or restricted by law, regulation or order, or (y) give rise to or result in an actual or potential conflict of interest, disqualification or similar impediment in or to the exercise of the duties and responsibilities or such office or position. In the event of any transfer of an option, no value or consideration shall be given to the participant for such transfer.

Amendment and Termination. Our board of directors may amend, modify, suspend or terminate the Plan for the purpose of addressing changes in legal requirements or for any other purpose permitted by law, except that (1) no amendment that would impair the rights of a participant with respect to any outstanding award may be made without the consent of the participant and (2) no amendment legally requiring shareholder approval will be effective until such approval has been obtained.

Federal Income Tax Consequences

The following summary is based upon current interpretations of existing federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which the participant’s income or gain may be taxable.

Nonqualified Stock Options; Stock Appreciation Rights; Incentive Stock Options. Participants will not realize taxable income upon the grant of a non-qualified stock option (NQSO) or SAR. Upon the exercise of an NQSO or SAR, the participant will recognize ordinary income (subject, in the case of employees, to withholding by CenterPoint Energy) in an amount equal to the excess of (i) the fair market value on the date of exercise of the common stock received over (ii) the exercise price (if any) he or she paid for the stock. The participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a NQSO, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “—Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Employees will not have taxable income upon the grant of an incentive stock option (ISO). Upon the exercise of an ISO, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (ISO Stock) over the exercise price is an item of tax preference that may require payment of an alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the employee will generally recognize capital gain (or loss) equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the ISO Stock. However, if an employee disposes of ISO Stock that has not been held for the

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requisite holding period (a disqualifying disposition), the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such ISO Stock. The employee would also recognize capital gain (or, depending on the holding period, additional ordinary income) to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless the employee makes a disqualifying disposition of the ISO Stock. If an employee makes such a disqualifying disposition, we will then, subject to the discussion below under “—Certain Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

Cash Awards; Restricted Stock Unit Awards; Stock Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the participant to draw upon it. A participant will not have taxable income upon the grant of a restricted stock unit award but rather will generally recognize ordinary compensation income at the time the participant receives common stock or cash in satisfaction of such restricted stock unit award in an amount equal to the fair market value of the common stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the common stock when such stock is received.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time the participant recognizes income under the rules described above with respect to common stock or cash received pursuant to a cash award, stock award or restricted stock unit award. Dividend equivalents that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the common stock received will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s holding period in such shares will commence on the date income is so recognized.

Subject to the discussion under “—Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Certain Tax Code Limitations on Deductibility. In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability to obtain a deduction for future payments under the Plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible. Our ability to obtain a deduction for amounts paid under the Plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to our executives who are “covered employees” as defined under Section 162(m) to $1 million during any taxable year.

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Section 409A. Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred that are earned or vested after 2004, to the extent not subject to a substantial risk of forfeiture, with interest, and a 20% additive income tax. Section 409A may be applicable to certain awards under the Plan. To the extent applicable, we intend that the Plan and awards satisfy the requirements of Section 409A.

New Plan Benefits

All awards to employees and officers under the Plan will be made at the discretion of the Compensation Committee. Certain employees and officers were granted awards in 2022 under the Prior Plan, including our officers within the meaning of Section 16 of the Exchange Act (Section 16 Officers). However, for certain of our other employees, including our non-executive officers who are not Section 16 Officers, in lieu of awards under the Prior Plan for 2022, the Compensation Committee has approved for 2022 performance share unit and restricted stock unit awards under the Plan to be granted after the annual meeting if shareholders approve the Plan (Non-Section 16 Officer Awards). If the vote required for approval of the proposed Plan is not obtained, the Non-Section 16 Officer Awards will not be granted. Shareholders are not being asked to ratify or approve these awards. The Compensation Committee has not approved any other awards under the Plan. Therefore, it is not possible to determine the amount or form of any award that will be granted to any officer or employee, other than Non-Section 16 Officer Awards, or the average annual equity grant rate in the future, as there are many variables the Compensation Committee considers in granting equity awards, including compensation of our participants and share price at the time the Compensation Committee approves the awards.

The table below sets forth certain information about the Non-Section 16 Officer Awards, determined as of March 1, 2022. No grants of stock options were approved under the Plan. The table below does not include any awards other than the Non-Section 16 Officer Awards as the Compensation Committee has not approved any other awards under the Plan.

2022 Equity-Based Incentive Award Grants Under the Plan

	2022-2025 Performance Units(1)		Restricted Stock Units(2)
Name and Position	Target Number of Units	Fair Value	Number of Units	Fair Value
Non-executive Officer Employee Group(3)	223,000	$5,999,616	74,399	$1,999,845

(1)

The 2022-2025 performance units are subject to three-year performance measures tied to the Company’s relative TSR, cumulative non-GAAP EPS and carbon emission reduction targets. The amount payable at the end of the three-year performance period may range from 0% to 200% of an individual’s target, depending on the Company’s three-year performance. The dollar amount set forth in the Fair Value column is equal to the fair value on March 1, 2022. The closing price of the Company’s common stock was $26.88 on March 1, 2022.

(2)	The dollar amount set forth in the Fair Value column is equal to the fair value on March 1, 2022. The closing price of the Company’s common stock was $26.88 on March 1, 2022.

(3)	The group consists of employees and officers who are not Section 16 Officers, as defined above.

Requisite Vote

The vote required for approval of the proposed Plan is the affirmative vote of a majority of the shares of common stock voted for or against the matter. If the requisite vote is not obtained, the Plan will not become effective.

Your Board of Directors recommends a vote FOR the approval of this proposal to adopt the 2022 Long Term Incentive Plan.

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GENERAL INFORMATION

We began mailing this proxy statement and the accompanying proxy card to shareholders on or about March 11, 2022. The proxy statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs, including the fee of Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, who will help us solicit proxies, of $15,000 plus expenses. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact.

The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

Shareholder Proposals for the 2023 Annual Meeting

Any shareholder who intends to present a proposal at the 2023 annual meeting of shareholders and who requests inclusion of the proposal in CenterPoint Energy’s proxy statement and form of proxy in accordance with applicable rules of the Securities and Exchange Commission must file such proposal with us by November 11, 2022.

Our bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2023 annual meeting of shareholders, the required notice must be received by our Corporate Secretary between October 24, 2022 and January 22, 2023. The bylaws require, among other things, that the proposal must constitute a proper subject to be brought before the meeting and that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, proof of the proponent’s status as a shareholder and the number of shares held, the name and address of the proponent, a description of all arrangements and understandings between the proponent and anyone else in connection with the proposal and any material interest of the proponent in the proposal, as well as comply with other procedural requirements. If any of the foregoing information changes or requires supplementation, the proponent must update the information at the times provided in our bylaws. If the proposal is for an amendment of the bylaws, the notice must also include the text of the proposal and be accompanied by an opinion of counsel to the effect the proposal would not conflict with our Restated Articles of Incorporation or Texas law. A copy of the bylaws describing the requirements for notice of shareholder proposals may be obtained on our website at https://investors.centerpointenergy.com/governance.

Director Nominations for the 2023 Annual Meeting

For director nominations by eligible shareholders to be included in our proxy materials, see “Item 1—Election of Directors—Proxy Access Requirements” for further information. Additionally, for any shareholders seeking to make director nominations, but not seeking to include such matters in our proxy materials for the 2023 annual meeting, see “Item 1—Election of Directors—Director Nomination Process” for further information.

Householding of Annual Meeting Materials

In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (street-name shareholders) and share a single address, only one annual report to shareholders and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at (713) 207-3060 or (800) 231-6406. Street-name

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General Information (continued)

shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.

Annual Report to Shareholders

The Annual Report to Shareholders, which includes a copy of our annual report on Form 10-K containing our consolidated financial statements for the fiscal year ended December 31, 2021, accompanies the proxy material being mailed to all shareholders. The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors,

Martin H. Nesbitt Independent Chair of the Board	David J. Lesar President and Chief Executive Officer

March 11, 2022

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Appendix A

CENTERPOINT ENERGY, INC.

2022 LONG TERM INCENTIVE PLAN

1.    PLAN. This CenterPoint Energy, Inc. 2022 Long Term Incentive Plan (the “Plan”) adopted by CenterPoint Energy, Inc. (the “Company”).

2.    OBJECTIVES. The purpose of this Plan is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of awards to officers and employees. Such awards will give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company’s continued success and progress, and recognize outstanding performances and individual contributions. This Plan will also enable the Company and its Subsidiaries to attract and retain such officers and employees.

3.    DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chief Executive Officer of the Company (or any other senior officer of the Company to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).

“Award” means any Option, SAR, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written or electronic agreement setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

A “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(a)    30% Ownership Change: Any Person makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or

(b)    Board Majority Change: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

(c)    Major Mergers and Acquisitions: Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then Outstanding shares of Voting Stock of the parent corporation resulting from such Business Combination in

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substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or

(d)    Major Asset Dispositions: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then Outstanding Voting Stock of the Company (if it continues to exist) and more than 70% of the then outstanding shares of voting stock of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the Board (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.

For purposes of the foregoing,

(1)    the term “beneficial owner” is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

(2)    the term “Business Combination” means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

(3)    the term “election contest” is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;

(4)    the term “group” is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;

(5)    the term “Incumbent Director” means a director of the Company (x) who was a director of the Company on January 1, 2009 or (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

(6)    the term “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its Subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors;

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(7)    the term “Outstanding Voting Stock” means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

(8)    the term “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company’s assets either directly or through one or more Subsidiaries; and

(9)    the term “Person” means an individual, entity or group.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan; provided, however, that each member of the Committee shall be (i) a non-employee director under Rule 16b-3 of the Exchange Act, (ii) an outside director within the meaning of Section 162(m) of the Code, and (iii) an independent director under the applicable rules of the principal national securities exchange on which the Common Stock is listed.

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Company” means CenterPoint Energy, Inc., a Texas corporation.

“Dividend Equivalents” means, with respect to Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the applicable period on a like number of shares of Common Stock granted in the Award.

“Effective Date” means April 22, 2022, the date the shareholders of the Company approved the Plan.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the date immediately preceding the date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the date immediately preceding the date on which such quotations shall be available, as reported by an inter-dealer quotation system, (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (iv) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

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“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan to a Participant that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Prior Plan” means the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock, including an award of Restricted Stock.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

“Substituted Awards” has the meaning provided in paragraph 5(b).

4.    ELIGIBILITY. All Employees are eligible for the grant of Awards under this Plan. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be granted Awards under the Plan.

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5.    COMMON STOCK AVAILABLE FOR AWARDS.

(a)    Subject to the provisions of paragraph 14 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan, plus the number of shares of Common Stock covered by or subject to Awards under the Plan then outstanding (after giving effect to the grant of the Award in question), to exceed the aggregate of (1) 15,785,000 shares of Common Stock and (2) the number of shares of Common Stock under the Prior Plan that are available for grants of awards under the Prior Plan (but have not been so granted) as of the Effective Date; provided, however, that no more than 1,000,000 shares of Common Stock shall be available for Incentive Stock Options. From and after the Effective Date, no further awards shall be made under the Prior Plan.

(b)    The number of shares of Common Stock that are subject to Awards under this Plan or awards under the Prior Plan outstanding as of the Effective Date that (1) are forfeited, terminated or expire unexercised, (2) are settled in cash in lieu of shares of Common Stock, or (3) are not actually issued due to (i) net settlement of an Award or (ii) the Company’s tax withholding obligations with respect to an Award, in each case, shall again immediately become available for Awards hereunder. Notwithstanding any provision hereof to the contrary, the number of shares of Common Stock reserved for issuance shall not be reduced by (x) any shares of Common Stock tendered in connection with the purchase of shares of Common Stock upon the exercise of an Option as described in paragraph 10 or (y) shares of Common Stock delivered under the Plan in settlement of an Award issued or made upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity (“Substituted Awards”). Shares of Common Stock subject to an Award issued or made as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for issuance or delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the applicable securities exchange for equity compensation plans applies. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6.     ADMINISTRATION.

(a)    This Plan shall be administered by the Committee except as otherwise provided herein.

(b)    Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to paragraph 6(d) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c)    No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or

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Appendix A (continued)

omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(d)    The terms of outstanding Awards may not be amended without the approval of the Company’s shareholders to reduce the Grant Price of any outstanding Options or SARs or to cancel any outstanding Options or SARs in exchange for cash or other Awards, or Options or SARs with a Grant Price that is less than the Grant Price of the original Options or SARs.

7.    DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and other senior officers of the Company and to a subcommittee its duties under this Plan pursuant to such conditions or limitations as the Committee may establish with respect to Awards; provided, however, that, (i) such delegation is in compliance with the applicable rules of the principal national securities exchange on which the Common Stock is listed and (ii) the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. The Committee may engage or authorize the engagement of a third-party administrator to carry out administrative functions under the Plan.

8.     AWARDS.

(a)    Each Award shall be evidenced in such communications as the Committee deems appropriate, including in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. An Award Agreement or any other agreement between the Participant and the Company may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement or in any other agreement between the Participant and the Company that, if within the time period specified in the Award Agreement or such other agreement, the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

(b)    Awards may consist of those listed in this paragraph 8(b) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award shall be subject to conditions established by the Committee. Upon the death, disability or termination of employment by a Participant, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

(i)    Option. An Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. Except with respect to Substituted Awards, the Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of the Option shall extend no more than 10 years after the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the Grant Price, the term of the Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

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2022 Proxy Statement

Appendix A (continued)

(ii)    Stock Appreciation Rights. An Award may be in the form of an SAR. The Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock on the Grant Date; provided, however, that the Grant Price may be less than Fair Market Value (1) with respect to Substituted Awards and (2) with respect to a tandem SAR that is granted subsequent to the related Option if such Grant Price is equal to the Grant Price of the related Option. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii)    Stock Award. An Award may be in the form of a Stock Award, which may include Restricted Stock. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(iv)    Restricted Stock Unit Award. An Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to any Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, shall be determined by the Committee.

(v)    Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(vi)    Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion that may be exercised.

(c)    Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i)    no Participant may be granted, during any one calendar year, Awards consisting of Options or SARs that are exercisable for more than 1,000,000 shares of Common Stock;

(ii)    no Participant may be granted, during any one calendar year, Stock Awards or Restricted Stock Unit Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(iii)    no Participant may be granted Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Awards identified in clauses (i) and/or (ii) above) in respect of any one calendar year having a value determined on the Grant Date in excess of $8,000,000.

9.     PAYMENT OF AWARDS.

(a)    General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, such shares shall be registered in the name of the Participant as of the Grant Date (subject to any required payment by the Participant) and the applicable

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2022 Proxy Statement

Appendix A (continued)

Award Agreement relating to such shares shall specify whether such shares are to be delivered (physically or in book-entry) to the Participant at the beginning or end of the Restriction Period. If the shares of Restricted Stock are to be delivered at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. With respect to Restricted Stock Unit Awards, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b)    Dividends and Dividend Equivalents. Rights to (a) dividends will be extended to and made part of any Stock Award and (b) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish.

10.    OPTION EXERCISE. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise). Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph 10.

11.    TAXES. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment or from other cash compensation payable to the Participant and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12.    AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed.

13.    ASSIGNABILITY.

(a)    Except as otherwise provided in this paragraph 13, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

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2022 Proxy Statement

Appendix A (continued)

(b)    Subject to approval by the Committee in its sole discretion, all or a portion of the Awards granted to a Participant under the Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the spouse, parent, brother, sister, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests; provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

(c)    The foregoing paragraphs 13(a) and 13(b) notwithstanding, an Option granted under this Plan to an Employee shall become transferable by such Employee upon or after his or her termination of employment with the Company, to the extent the Option is vested and exercisable at the time of such transfer, if (i) the former Employee assumes an office or position with a federal, state or local government or agency or instrumentality thereof (whether by employment, appointment or election, and whether legislative, executive, judicial or administrative) and (ii) following written request to the Committee identifying the office or position and the basis for the requested determination, the Committee determines, in its sole discretion, that by reason of the former Employee’s holding of such office or position, the holding of such Option, the exercise thereof or the acquisition, holding or voting of the Common Stock issuable upon exercise thereof is, or is likely to, (x) be prohibited or restricted by law, regulation or order, or (y) give rise to or result in an actual or potential conflict of interest, disqualification or similar impediment in or to the exercise of the duties and responsibilities or such office or position. In the event of any transfer of an Option, no value or consideration may be given to the Participant for such transfer.

14.    ADJUSTMENTS.

(a)    The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)    In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization

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2022 Proxy Statement

Appendix A (continued)

or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

(c)    In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the Fair Market Value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.

(d)    No adjustment or substitution pursuant to this paragraph 14 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

15.    RESTRICTIONS. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

16.    UNFUNDED PLAN. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

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2022 Proxy Statement

Appendix A (continued)

17.    AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of the Plan, the Committee may, without amending the Plan, (a) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (b) grant Awards to such Participants in accordance with those rules.

18.    GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

19.    RIGHT TO CONTINUED SERVICE OR EMPLOYMENT. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Subsidiaries.

20.    SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

21.    SECTION 409A OF THE CODE. It is intended that any Awards under the Plan that are subject to Section 409A of the Code satisfy the requirements of Section 409A of the Code and related regulations and Internal Revenue Service and Department of Treasury pronouncements to avoid imposition of applicable taxes thereunder. Thus, notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Internal Revenue Service and Department of Treasury pronouncements, that Plan provision or Award will be reformed to the extent permissible under Section 409A of the Code with the intent to avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award.

22.    CLAWBACK OR RECOUPMENT. Notwithstanding any other provisions in this Plan, any Award shall be subject to clawback, recovery or recoupment by the Company under any clawback or recoupment policy adopted by the Company, whether before or after the date of grant of the Award.

23.    EFFECTIVENESS. The Plan was approved by the Board on February 16, 2022, contingent upon approval by the shareholders of the Company, and by the shareholders of the Company at its annual meeting on April 22, 2022.

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2022 Proxy Statement

Appendix B

Reconciliation of non-GAAP Financial Measures to GAAP

This proxy statement contains financial measures, utility EPS and cumulative net income, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). Management uses these non-GAAP financial measures for, among other things, determining performance-based compensation and financial planning. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of the Company’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that management believes do not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables below. Non-GAAP financial measures should not be considered as an alternative to the Company’s reported results prepared in accordance with GAAP. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

Reconciliation of utility EPS to nearest GAAP Metric

Utility EPS includes net income from the company’s Electric and Natural Gas segments, as well as after tax Corporate and Other operating income based upon Electric’s and Natural Gas’s relative earnings contribution.

•	Utility EPS excludes:

•	Earnings or losses from the change in value of CenterPoint Energy’s 2.0% Zero-Premium Exchangeable Subordinate Notes due 2029 (“ZENS”) and related securities;

•

Earnings and losses associated with the ownership and disposal of midstream common and preferred units (including amounts reported in discontinued operations), net gain associated with the consummation of the merger between Enable Midstream Partners, LP and Energy Transfer LP, a corresponding amount of debt related to midstream common and preferred units, and an allocation of associated corporate overhead;

•	Cost associated with the early extinguishment of debt;

•	Impacts associated with Arkansas and Oklahoma gas LDC sales; and

•	Certain impacts associated with other mergers and divestitures.

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2022 Proxy Statement

Appendix B (continued)

Year-to-Date
December 31, 2021
	Utility Operations		Midstream Investments (Disc. Operations)		Corporate and Other(7)		Consolidated
	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)

Consolidated income (loss) available to common shareholders and diluted EPS(1)	$878	$1.44	$818	$1.34	$(305)	$(0.50)	$1,391	$2.28

ZENS-related mark-to-market (gains) losses:

Equity securities (net of taxes of $11)(2)(3)	—	—	—	—	40	0.07	40	0.07

Indexed debt securities (net of taxes of $11)(2)	—	—	—	—	(39)	(0.06)	(39)	(0.06)

Impacts associated with gas LDC sales (net of taxes of $2, $3)(2)(4)	(4)	(0.01)	—	—	5	0.01	1	—

Cost associated with the early extinguishment of debt (net of taxes of $7)(2)	—	—	—	—	27	0.04	27	0.04

Impacts associated with Enable & Energy Transfer merger:

Gain at merger close, net of transaction costs (net of taxes of $134 and $0)(2)	—	—	(546)	(0.90)	(1)	—	(547)	(0.90)

Loss on equity securities (net of taxes of $24)(2)(5)	—	—	—	—	98	0.16	98	0.16

Costs associated with the early extinguishment of debt (net of taxes of $1)(2)	—	—	—	—	6	0.01	6	0.01

Impacts associated with other mergers and divestitures (net of taxes of $2, $13)(2)(6)	4	0.01	—	—	20	0.03	24	0.04

Corporate and Other Allocation(8)	(105)	(0.17)	(44)	(0.07)	149	0.24	—	—

Consolidated on a non-GAAP basis	$773	$1.27	$228	$0.37	$—	$—	$1,001	$1.64

(1)

Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS. EPS figures for Utility Operations, Corporate and Other, and Discontinued Operations are non-GAAP financial measures.

(2)	Taxes are computed based on the impact removing such item would have on tax expense

(3)	Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

(4)	Includes gain from remeasurement of state deferred taxes, costs to achieve the sales and costs associated with the early extinguishment of debt

(5)	Comprised of Energy Transfer common and Series G preferred units

(6)	Includes impacts associated with the Vectren merger and the sales of Infrastructure Services (CIS) and Mobile Energy Solutions (MES)

(7)	Corporate and Other, plus income allocated to preferred shareholders

(8)

The Corporate and Other allocation includes after tax Corporate and Other operating income, earnings from the Midstream preferred distributions net of an associated amount of debt, and an allocation of corporate overhead based upon Utility’s and Midstream’s relative earnings contribution. Corporate overhead consists primarily of interest expense, preferred stock dividend requirements, and other items directly attributable to the parent along with the associated income taxes

Reconciliation of Cumulative Net Income to Nearest GAAP Metric

Reported cumulative net income pursuant to GAAP is adjusted for the following:

•	net income from midstream investments business;

•	the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards, and impairments of goodwill;

•	any impact to income from the change in the value of the ZENS-related securities and the effects of mergers, acquisitions and divestitures on those securities;

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2022 Proxy Statement

Appendix B (continued)

•	any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan; and

•

significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures (including the Vectren merger); benefit retirement plan settlement expenses triggered by lump sum distribution; costs associated with the early retirement of long-term debt; adoption of the FASB-issued ASU No. 2017-07 Compensation – Retirement Benefits; gains/losses or expenses required by GAAP for mergers and acquisitions; or other unplanned items that receive written approval from the Chief Executive Officer or Executive Committee.

Cumulative Net Income

($ in millions)	2019	2020	2021	Total
Income available to common shareholders	$674	$(949)	$1,391	$1,116
Net Income from Midstream Investments	(167)	1,074	(818)	89
Impairments of Goodwill	45	185	—	230
Any impact to income from the change in value of ZENS related securities and the effects of mergers, acquisitions and divestitures on those securities	8	9	1	18
Any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan	(29)	(11)	—	(40)
Significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of other items(1)	146	388	262	796

Total	677	696	836	2,209
Cumulative Net Income				$2,209

(1)	Primarily impacts related to acquisitions, mergers and divestitures.

Always There®	B-3

Your Vote Counts! CENTERPOINT ENERGY, INC. 2022 Annual Meeting Vote by April 21, 2022 11:59 PM ET. For shares held in a Plan, vote by April 19, 2022 11:59 PM ET. BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 D69985-P67107 You invested in CENTERPOINT ENERGY, INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 22, 2022. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 8, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* April 22, 2022 9:00 a.m. CT Auditorium 1111 Louisiana Street Houston, Texas 77002 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: For 1a. Wendy Montoya Cloonan For 1b. Earl M. Cummings For 1c. Christopher H. Franklin 1d. David J. Lesar For 1e. Raquelle W. Lewis For 1f. Martin H. Nesbitt For 1g. Theodore F. Pound For 1h. Phillip R. Smith For 1i. Barry T. Smitherman For 2. Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2022. For 3. Approve the advisory resolution on executive compensation. For 4. Approve the 2022 CenterPoint Energy, Inc. Long Term Incentive Plan. For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery". D69986-P67107